As filed with the Securities and Exchange Commission on October 9, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2890	33-0530289
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way

El Cajon, CA 92020

(619) 596-8600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Henry R. Lambert

Chief Executive Officer

1725 Gillespie Way

El Cajon, CA 92020

(619) 596-8600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With Copies to:

Jeffrey C. Thacker DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121-2133 Tel. (858) 677-1400 Fax: (858) 677-1477	Peter C. Wulff Chief Financial Officer and Chief Operating Officer 1725 Gillespie Way El Cajon, CA 92020 (619) 596-8600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share (2)	15,503,967	$1.04	$16,124,126	$1,874(3)
Common Stock, $0.01 par value per share (4)	4,752,313	$1.00(5)	$4,752,313(5)	$553(5)

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	Represents shares of common stock issued to the selling security holders in the registrant’s private placements (the “Offerings”) and for certain services provided to the Company. Closings of the Offerings occurred during the fiscal year ended July 31, 2014 and the first quarter of the fiscal year ended July 31, 2015.
(3)	Fee calculated in accordance with Rule 457(c) of the Securities Act based on the average of the high and low price for our common stock as reported by the OTCQB as of October 6, 2013.
(4)	Represents shares of common stock issuable upon the exercise of warrants issued to the selling security holders in the Offerings and for certain services provided to the Company.
(5)	Fee calculated in accordance with Rule 457(g), based upon the highest exercise price of the warrants held by the selling security holders at the time of registration.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2014

PRELIMINARY PROSPECTUS

PURE BIOSCIENCE, INC.

15,503,967 shares of Common Stock

4,752,313 shares of Common Stock issuable upon the exercise of Warrants

This prospectus relates to the resale by certain selling security holders of Pure Bioscience, Inc. of up to 20,256,280 shares of our common stock in connection with the resale of:

•	up to 13,470,324 shares of common stock issued to certain of the selling security holders in the registrant’s private placement offerings, which occurred during the fiscal year ended July 31, 2014 and the first quarter of the fiscal year ended July 31, 2015;

•	up to 4,652,313 shares of our common stock issuable upon the exercise of warrants issued to certain of the selling security holders in the offerings that occurred on August 27, 2014 and August 29, 2014;

•	up to 2,033,643 shares of our common stock issued to certain of the selling stockholders for services provided to the Company during the fiscal year ended July 31, 2014; and

•	up to 100,000 shares of our common stock issuable upon the exercise of warrants issued to certain of the selling security holders for services provided to the Company during the fiscal year ended July 31, 2014.

The selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices. We do not know when or in what amount the selling security holders may offer the securities for sale. The selling security holders may sell any, all or none of the securities offered by this prospectus. We provide more information about how the selling security holders may sell or otherwise dispose of their shares of common stock in the section entitled “Plan of Distribution.” The selling security holders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

We will not receive proceeds from the sale of shares by the selling security holders. Any proceeds received by us from the exercise of warrants by the selling security holders will be used for general corporate purposes. The selling security holders and any brokers executing sell orders on behalf of the selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions received by a broker executing sell orders may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the OTC Markets’ OTCQB marketplace under the symbol “PURE”. On October 8, 2014, the last reported sale price of our common stock on the OTCQB was $1.01 per share.

Investing in our securities involves significant risks. See “Risk Factors ” beginning on page 8.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                          , 2014

PURE BIOSCIENCE, INC. HAS NOT REGISTERED THE SHARES OF COMMON STOCK THAT MAY BE SOLD BY THE SELLING SECURITY HOLDERS UNDER THE SECURITIES LAWS OF ANY STATE. SELLING SECURITY HOLDERS, AND ANY BROKERS OR DEALERS, EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK FOR SALE BY THE SELLING SECURITY HOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

You should rely only on the information contained in this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

Some of the industry and other data contained in this prospectus may be derived from data from various third-party sources. We have not independently verified any of that information and it may not be accurate or complete and may be subject to change based on various factors, including those discussed under the heading “Risk Factors” elsewhere in this prospectus.

For investors outside the United States: We have not, and the selling securityholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before making an investment decision with respect to our securities. You should read the entire prospectus carefully, including the “Risk Factors” section beginning on page 8 of this prospectus, our financial statements and related notes beginning on page 38, and other information contained in this prospectus, before making an investment decision with respect to our securities. Unless the context indicates otherwise, all references to “we”, “us”, “our”, “Pure”, or the “Company” refer to Pure Bioscience, Inc. and its wholly owned subsidiary, ETIH2O Corporation.

Company Overview

We are focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena that provide solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. SDC is manufactured as a liquid delivered in various concentrations. We currently manufacture and distribute SDC-based disinfecting and sanitizing products, which are registered by the Environmental Protection Agency, or EPA. We also manufacture and sell SDC-based formulations to manufacturers for use as a raw material ingredient in the production of personal care products. We believe our technology platform has potential application in a number of industries. We intend to focus our current resources on providing food safety solutions to the food industry.

Recent Developments

New Board of Directors and Management Team

On August 13, 2013, the following managerial and corporate governance changes occurred to create a new Board of Directors, or Board, and management team:

•	Michael L. Krall, Donna Singer, and Dennis Brovarone resigned as members of the Board;

•	Michael L. Krall, Donna Singer, and Dennis Atchley resigned all positions respectively held by them as officers of the Company;

•	Dave Pfanzelter was appointed by the Board to be the Chairman of the Board;

•	Dave Pfanzelter was appointed by the Board to serve as Interim Chief Executive Officer;

•	Gary D. Cohee was appointed by the Board to serve as a member of the Board; and

•	Peter C. Wulff was appointed by the Board to serve as Chief Financial Officer, Chief Operating Officer, and Corporate Secretary.

On July 22, 2013, Jon Carbone and Paul Maier resigned as directors of the Company and as members of the Audit and Compensation Committees.

On September 10, 2013, the Board appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. In connection with the hiring of Henry R. Lambert to serve as our Chief Executive Officer, Dave Pfanzelter resigned his position as our Interim Chief Executive Officer. Mr. Pfanzelter continues to render significant services to us and continues to serve as our Chairman of the Board.

In October 2013, we appointed three additional members to the Board; Dr. David Theno, Jr., Craig Culver and William Otis. On April 9, 2014, Craig Culver resigned from the Board. The Board now consists of five members who provide professional experience in business and finance; food science and food safety; and foodservice and food manufacturing. We believe our new Board will be able to contribute incremental insight and guidance on business strategy from their collective experience in business and finance; food science and food safety; and foodservice and food manufacturing.

New Corporate Strategy

As a result of a comprehensive business review by our new Board and management team, in August 2013, we announced a new business strategy focused on near-term commercialization of our SDC-based products to provide solutions for food safety across various segments of the food industry. As part of this new business strategy, we intend to license, outsource or shed other non-core competencies and operating activities. We believe we have sufficient resources, and the relevant experience in sales and marketing, product development and production to execute our food safety solutions business strategy.

Our near-term focus is to drive customer adoption in the food industry by addressing food safety risks across the supply chain in order to prevent or mitigate food contamination and/or the potential for food-borne illness with a specific customer focus in foodservice operators, food processors and food manufacturers.

Additionally, we intend, on a limited basis, to seek to license and/or collaborate with strategic business partners who have the demonstrated relevant experience and resources necessary to commercialize our SDC technology platform in their industries which have a high need for pathogen and hygiene control.

Business Strategy

Our goal is to become a sustainable company by commercializing our proprietary technology platform to deliver leading antimicrobial products through our sales and marketing efforts focused as a food safety solution in the food industry and through licensing collaborations in other industrial applications.

Key aspects of our new business strategy include:

•	Expanding sales and distribution for our products into the food industry with a focus on a dual track of food safety market opportunities:

¡	Hard Surface and Food Contact Surface Disinfectant - commercialize the current EPA registered PURE Hard Surface disinfectant and sanitizer for use in foodservice operations and food manufacturing.

¡	Direct Food Contact - commercialize, subject to both FDA and USDA approval, the use of SDC as a food processing and intervention aid for food processors for treating poultry, produce, beef and pork.

•	Establishing strategic alliances to maximize the commercial potential of our technology platform;

•	Developing additional proprietary products and applications; and

•	Protecting and enhancing our intellectual property.

In addition to our current products addressing food safety, we seek to leverage our technology platform through licensing collaborations to develop new products and enter into new markets that could potentially generate multiple sources of revenue.

Recent Corporate Accomplishments

Since the leadership change in August 2013, the Company reports meaningful progress has been made and continues to be made in implementing its new business strategy:

•	PURE has developed a new customer pipeline of 25+ national food companies in various stages of evaluating and testing SDC-based products in their operations;

¡	We believe the customer pipeline represents potential annual revenue of $20 - $30 million if fully adopted.

¡	In-field testing results of SDC-based products to-date have been compelling, with 90% to 200% superiority in both level and speed of pathogen kill compared with incumbent chemical sanitization products.

¡	Secured initial commercial pilot orders from 7 U.S. food processors, with customer rollout plans in development.

¡	Completed final in-store testing with a national brand QSR, confirming multiple outstanding prior testing results, where SDC-based products have continually been demonstrated to provide superior safety and efficacy.

-	Completed 650 store commercial QSR market test during the Summer 2014.

-	Plans are in development for a phased system-wide rollout with the chain in the U.S.

•	Initiated a new development project for the application of SDC as a direct food contact processing aid and/or intervention for poultry, produce and meats;

¡	Estimated potential addressable U.S. market opportunity for this new direct food contact processing aid exceeds $1.0 billion for all three categories.

-	Submitted Food Contact Notification (FCN) to the U.S. Food and Drug Administration (the “FDA”) in July 2014 for Salmonella reduction in processing of raw poultry.

-	Submitted Food Contact Notification (FCN) to the FDA in October 2014 for Salmonella, E. coli and Listeria reduction in the processing of produce.

-	Pilot testing initiated in August 2014 for the use of SDC as a processing aid for beef and pork. FCN submission expected by early 2015.

•	December 2013 implemented a five-year strategic collaboration agreement with Intercon Chemical Company (“ICC”) to out-source manufacturing and supply chain of SDC-based products and establish distribution:

¡	Allowed for reduction of non-core operating activities and preserves capital.

-	Reduced facility occupancy costs by approximately 60% and reduced associated production and warehouse personnel.

¡	Provided increased manufacturing capacity for anticipated future SDC-based product market demand.

¡	Provided potential future royalty income for SDC-based products sold through ICC’s institutional cleaning and sanitation distribution channel.

•	December 2013 executed a three-year non-exclusive distribution agreement with Brenntag Specialties, Inc., an industry and market leading specialty chemical company, to continue to distribute SDC-based antimicrobial SILVÉRION® 2400 as an active ingredient or preservative for use in personal care products.

•	Raised over $14.5 million in private equity placements to initiate and fund our growth strategy:

¡	$7.9 million equity placement completed in August 2014, which provides more than 12 months of working capital.

•	Eliminated long-term debt and reduced total adjusted liabilities.

Technology Platform

The foundation of our technology platform is a proprietary electrochemical process that allows us to generate ionized silver in the presence of organic acid. This process creates a solution containing stabilized ionic silver that can function as an antimicrobial. Our current products all contain SDC, which is produced by ionizing silver in citric acid. SDC is a natural, non-toxic, non-caustic, colorless, odorless microbial agent, which offers 24-hour residual protection and formulates well with other compounds. We believe that SDC is distinguished from other products in the marketplace because of its fast-acting and superior efficacy against bacteria, viruses and fungi and its beneficial toxicity profiles. We have also produced ionic silver-based molecular entities using other organic acids, and we believe these compounds may provide a platform for future product development.

Products

We manufacture and sell (i) SDC-based products for end use, (ii) products preserved with SDC and (iii) SDC as a raw material ingredient for manufacturing use. Our current products are as follows:

Product Name	Product Use	EPA Registration
PURE Complete Solution:
PURE® Hard Surface	Disinfectant and sanitizer	SDC3A
PURE Multi-Purpose Cleaner Concentrate	Cleaner	Not Applicable
PURE Multi-Purpose Hi-Foam Cleaner Concentrate	Cleaner	Not Applicable

Axen® 30(1)	Disinfectant	Axen30
Axenohl®	Raw material ingredient	Axenohl
Silvérion®	Raw material ingredient	Not applicable

(1)	We intend to phase out Axen® 30.

Liquidity

Since our inception, we have financed our operations primarily through public and private offerings of securities, debt financing, and revenue from product sales and license agreements. We have a history of recurring losses, and as of April 30, 2014, we have incurred a cumulative net loss of $78,546,000.

We do not have, and may never have, significant cash inflows from product sales or from other sources of revenue to fund our operations. As of April 30, 2014, we had $416,000 in cash and cash equivalents, and $1,156,000 of current liabilities, including $529,000 in accounts payable and $512,000 in restructuring liabilities. As of April 30, 2014, we have no long-term debt. As of April 30, 2014 we did not believe that our existing cash resources were sufficient to meet our anticipated needs over the subsequent twelve months.

Until we can generate significant cash from operations, we expect to continue to fund our operations with the proceeds of offerings of our equity and debt securities. However, we cannot assure you that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to us or to our stockholders. If we raise additional funds from the issuance of equity securities, substantial dilution to our existing stockholders would likely result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business. Further, any contracts or license arrangements we enter into to raise funds may require us to relinquish our rights to our products or technology, and we cannot assure you that we will be able to enter into any such contracts or license arrangements on acceptable terms, or at all. Having insufficient funds may require us to delay or scale back our marketing, distribution and other commercialization activities or cease our operations altogether.

In August 2013, we completed a private placement pursuant to which we sold 5,500,000 shares of our common stock. The shares were sold at a per share purchase price of $0.20, resulting in approximately $1,100,000 in aggregate gross proceeds to the Company. After deducting fees of $43,000, the net proceeds to us were $1,057,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act of 1933, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

On October 14 and October 16, 2013, we completed private placements pursuant to which we sold 2,441,270 shares of our common stock. The shares were sold at a per share purchase price of $0.75 per share, resulting in approximately $1,831,000 in aggregate gross proceeds to the Company. After deducting fees of $49,000, the net proceeds to us were $1,782,000. In addition, between October 17, 2013 and October 31, 2013, we sold 442,667 shares of our common stock in private placements. The shares were sold at a per share purchase price of $0.75 per share, resulting in approximately $332,000 in aggregate gross proceeds to the Company. After deducting fees of $8,000, the net proceeds to us were $324,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. During December 2013, we amended the subscription agreements for investors who participated in the $0.75 private placements. As a result, the per share purchase price of $0.75 was reduced to $0.70 per share, resulting in the issuance of an additional 218,938 shares of unregistered common stock. We recorded $285,000 of expense associated with the price adjustment in the other share-based expenses section of the consolidated statement of operations. After the purchase price adjustment to $0.70 per share, the total shares issued under the October private placements was 3,102,875, for aggregate net proceeds of $2,106,000.

During the three months ended January 31, 2014, we completed private placements pursuant to which we sold 1,611,817 shares of our common stock, resulting in approximately $1,514,000 in aggregate gross proceeds to the Company. After deducting fees of $13,000, the net proceeds to us were $1,501,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

During the three months ended April 30, 2014, we completed private placements pursuant to which we sold 1,575,000 shares of our common stock, resulting in approximately $1,545,000 in aggregate gross proceeds to the Company. After deducting fees of $47,000, the net proceeds to us were $1,498,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes.

During the three months ended July 31, 2014, we completed private placements pursuant to which we sold 511,440 shares of our common stock, resulting in net proceeds of $455,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes.

During the period from July 31, 2014 until present, we issued a total of 9,990,659 shares of common stock and warrants to purchase 3,996,259 shares of common stock for gross proceeds of approximately $7.49 million. Additionally, in connection with the price adjustment terms in subscription agreements we previously entered into with investors in prior private placements prior to July 31, 2014, we issued an aggregate of 95,366 shares of common stock and warrants to purchase up to an aggregate of 234,721 shares of common stock to existing investors who purchased shares from the Company in private placement transactions. The shares of common stock and the warrants issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities, including the shares underlying the warrants, may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

NASDAQ Delisting

On May 17, 2013 our common stock was delisted from The NASDAQ Capital Market and began trading on the OTCQB Marketplace under the ticker symbol “PURE”. We continue to file periodic reports with the Securities and Exchange Commission in accordance with the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

Risk Factors

Our business is subject to numerous risks and uncertainties, including the risks and uncertainties described below. We recently replaced our management and Board and as a result of a comprehensive business review by our new Board and management team, we announced a new business strategy. You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading “Risk Factors,” prior to making an investment in our securities.

•	As a result of our historical lack of financial liquidity, we may not have sufficient working capital to fund our planned operations or be able to continue as a going concern, and, as a result, we will need to raise additional capital in the future in order to continue operating our business and developing new products and technologies, which capital may not be available on acceptable terms or at all.

•	We have a history of losses, and we may not achieve or maintain profitability. In addition, because we are an early stage company with a new business plan, it is difficult to evaluate our prospects and our financial results may fluctuate, which may cause our stock price to fall

•	Raising additional funds may cause dilution to existing stockholders, restrict our operations or require us to relinquish proprietary rights

•	We are dependent on our core SDC technology and if our efforts to achieve or maintain market acceptance of our core SDC technology are not successful, we are unlikely to attain profitability.

•	We are subject to intense competition.

•	We have limited sales, marketing and product distribution experience.

•	We rely on third parties to manufacture and develop SDC-based products, and they may not do so successfully or diligently.

•	We are subject to substantial regulation related to quality standards applicable to our manufacturing and quality processes, and our failure to comply with applicable quality standards could affect our ability to commercialize SDC products.

•	Litigation or the actions of regulatory authorities may harm our business or otherwise distract our management.

•	Maintaining compliance with our obligations as a public company may strain our resources and distract management, and if we do not remain compliant our stock price may be adversely affected.

•	We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

•	We rely and expect in the future to continue to rely on a combination of patent, trademark, trade secret and copyright protections, as well as contractual restrictions, to protect the proprietary aspects of our technology and business. Additionally, confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property, which could limit our ability to compete.

•	Following the delisting of our common stock from The NASDAQ Capital Market, our common stock is deemed to be “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

•	Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control and could also limit the market price of our stock.

Company Information

We were incorporated in the state of California in August 1992 as Innovative Medical Services. In September 2003, we changed our name to Pure Bioscience. In March 2011, we reincorporated in the state of Delaware under the name “Pure Bioscience, Inc.”

Our corporate offices are located at 1725 Gillespie Way, El Cajon, California 92020. Our telephone number is (619) 596-8600. Our website address is www.purebio.com. We make available free of charge on our website our periodic and current reports, proxy statements and other information as soon as reasonably practicable after such reports are filed with the Securities and Exchange Commission, or SEC. Information contained on, or accessible through, our website is not part of this report or our other filings with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

THE OFFERING

Common stock being offered by the selling security holders:	15,503,967 shares

Total shares of common stock outstanding:(1)	39,780,965

Number of shares of common stock issuable upon the exercise of warrants held by the selling security holders registered on this prospectus:	4,752,313

Use of Proceeds:	We will not receive any of the proceeds from the sale of our shares by the selling security holders. Any proceeds received by us from the exercise of warrants by the selling security holders will be used for general corporate purposes.

Risk Factors:	See “Risk Factors” beginning on page 8 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

OTCQB Ticker Symbol:	PURE

(1) The number of shares of our common stock outstanding is based on the number of shares of our common stock outstanding as of April 30, 2014, plus the shares of common stock held by the selling security holders and issued after April 30, 2014. This number does not include, as of April 30, 2014:

•	1,179,410 shares of our common stock issuable upon exercise of outstanding warrants, with a weighted-average exercise price of $2.21 per share;

•	541,781 shares of our common stock issuable upon exercise of outstanding options, with a weighted-average exercise price of $3.85 per share;

•	4,685,000 shares of our common stock issuable upon the vesting of restricted stock units; and

•	29,096 shares of our common stock available for future grants under our 2007 PURE Bioscience Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes no options, warrants or shares of common stock were issued after April 30, 2014, and no outstanding options or warrants were exercised after April 30, 2014. In addition, unless otherwise indicated, all information in this prospectus assumes that the warrants issued in connection with this offering to the investors have not been exercised.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. If any of the following risks actually occur, our business would likely suffer and the trading price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Risks Related to Our Business and Industry

As a result of our historical lack of financial liquidity, we do not currently have sufficient working capital to fund our planned operations and may not be able to continue as a going concern, and, as a result, we will need to raise additional capital in the future in order to continue operating our business and developing new products and technologies, which capital may not be available on acceptable terms or at all.

As of April 30, 2014, we did not believe that our existing cash resources were sufficient to meet our anticipated needs over the subsequent twelve months. In addition, factors below raised substantial doubt about our ability to continue as a going concern. We have a history of recurring losses, and as of April 30, 2014, we had incurred a cumulative net loss of approximately $79 million.

As of April 30, 2014, we had $416,000 in cash and cash equivalents, $1,156,000 of current liabilities, including $529,000 in accounts payable. During the quarter ended April 30, 2014, our cash outflows for operating activities and for investments in patents and fixed assets were $5.4 million. As a result, we need to raise additional capital in the future to continue operating our business and developing new products and technologies, which capital may not be available on acceptable terms or at all.

Our capital requirements will depend on many factors, including, among others:

•	the acceptance of, and demand for, our products;

•	the timing and success of executing our business strategy;

•	our success and that of our strategic partners in developing and selling products derived from our technology;

•	the costs of further developing our existing, and developing new, products or technologies and obtaining necessary regulatory approvals;

•	the extent to which we invest in new technology, testing and product development;

•	the timing of vendor payments and the collection of receivables, among other factors affecting our working capital;

•	the exercise of outstanding options or warrants to acquire our common stock;

•	the number and timing of acquisitions and other strategic transactions in which we participate, if any; and

•	the costs associated with the continued operation, and any future growth, of our business.

Until we can generate significant cash from operations, we expect to continue to fund our operations with the proceeds of offerings of our equity and debt securities. However, we cannot assure you that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to us or to our stockholders. If we raise additional funds from the issuance of equity securities, substantial dilution to our existing stockholders would likely result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business. Further, any contracts or license arrangements we enter into to raise funds may require us to relinquish our rights to our products or technology, and we cannot assure you that we will be able to enter into any such contracts or license arrangements on acceptable terms, or at all. Having insufficient funds may require us to delay or scale back our marketing, distribution and other commercialization activities or cease our operations altogether.

The above circumstances, along with our history and near term forecast of incurring significant net losses and negative operating cash flows, raise substantial doubt on our ability to continue as a going concern. If we do not obtain additional capital from external sources, we will not have sufficient working capital to fund our planned operations or be able to continue as a going concern.

We have a history of losses, and we may not achieve or maintain profitability.

We had a loss of $2.1 million for the quarter ended April 30, 2014, and a loss of $1.5 million for the quarter ended April 30, 2013. As of April 30, 2014, we have incurred a cumulative net loss of approximately $79 million. Although we expect to continue to have losses in future periods, we are unable to predict the extent of our future losses or when or if we will become profitable, and it is possible we will never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on an ongoing basis.

None of our existing agreements contain provisions that guarantee us any minimum revenues. If the penetration into the marketplace of silver dihydrogen citrate, or SDC, and SDC-based products is unsuccessful, revenue growth is slower than anticipated or operating expenses exceed expectations, it may take an unforeseen period of time to achieve or maintain profitability and we may never achieve or maintain profitability. Slower than anticipated revenue growth could force us to reduce research, testing, development and marketing of our technologies, and/or force us to reduce the size and scope of our operations, to sell or license our technologies to third parties, or to cease operations altogether.

The risks associated with our business may be more acute during periods of economic slowdown or recession. In addition to other consequences, these periods may be accompanied by decreased consumer and institutional spending in general, as well as decreased demand for, or additional downward pricing pressure on, our products. Accordingly, any prolonged economic slowdown or a lengthy or severe recession with respect to either the U.S. or the global economy is likely to have a material adverse effect on our results of operations, financial condition and business prospects. As a result, given the current weakness and uncertainties in the U.S. and in certain overseas economies, we expect that our business will continue to be adversely affected for so long as, and to the extent that, such adverse economic conditions and uncertainty exist.

Raising additional funds by issuing securities or through collaboration and licensing arrangements may cause dilution to existing stockholders, restrict our operations or require us to relinquish proprietary rights.

We expect that we will need to increase our liquidity and capital resources in our current fiscal year and in future periods. We have a history of raising funds through offerings of our common stock, and we may in the future raise additional funds through public or private equity offerings, debt financings or corporate collaborations and licensing arrangements. To the extent that we raise additional capital by issuing equity securities, our stockholders’ ownership will be diluted. Additionally, any debt financing we obtain may involve covenants that restrict our operations. These restrictive covenants may include, among other things, limitations on borrowing, specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens on our assets, pay dividends on or redeem our capital stock or make investments. In addition, if we raise funds through collaboration and licensing arrangements, it may be necessary to grant licenses on terms that are not favorable to us or relinquish potentially valuable rights to our products or proprietary technologies. We may be required in future collaborations to relinquish all or a portion of our sales and marketing rights with respect to our products or license intellectual property that enable licensees to develop competing products in order to complete any such transaction.

As a result of the reverse stock split that we recently effected, the number of our outstanding shares of common stock was reduced at a ratio of one-for-eight, while the number of our authorized shares of common and preferred stock did not change. Accordingly, our authorized common stock remains 100,000,000 shares. In addition to capital raising activities, other possible business and financial uses for our authorized common stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of common stock, issuing shares of our common stock to partners in connection with strategic alliances, attracting and retaining employees by the issuance of additional securities under our various equity compensation plans, satisfying any debt we may have by issuing equity securities, or other transactions and corporate purposes that our Board of Directors, or Board, deems are in our best interest. Additionally, shares of common stock could be used for anti-takeover purposes or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, our Board could approve the sale of shares of common stock in a private transaction to purchasers who may oppose a takeover or favor our current Board. We cannot provide assurances that any issuances of common stock will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our common stock.

Under our Certificate of Incorporation, our Board could also authorize the issuance of up to 5,000,000 shares of preferred stock on terms determined by the Board. If any common or preferred stock is issued, the interests of holders of our common stock could be diluted, and shares of preferred stock could be issued in a financing in which investors purchase preferred stock with rights, preferences and privileges that may be superior to those of the common stock, and the market price of our common stock could decline.

If outstanding options and warrants to purchase shares of our common stock are exercised, the interests of our stockholders could be diluted.

As of April 30, 2014, in addition to 28,555,500 shares of common stock issued and outstanding, we had 541,718 shares reserved for issuance under equity compensation plans for vested and unvested stock options and 4,685,000 shares reserved for issuance for vested and unvested restricted stock units. We also had 1,179,410 shares reserved for issuance on the exercise of outstanding warrants.

We may elect to reduce the exercise price of outstanding warrants as a means of providing additional financing to us. The exercise of options and warrants, and the sale of shares underlying such options or warrants, could have an adverse effect on the market for our common stock, including the price that an investor could obtain for their shares. Investors may experience dilution in the net tangible book value of their investment upon the exercise of options and warrants currently outstanding, as well as options and warrants that may be granted or issued in the future.

Because we are an early stage company, it is difficult to evaluate our prospects and our financial results may fluctuate, which may cause our stock price to fall.

Since acquiring the rights to our SDC technology, we have encountered and likely will continue to encounter risks and difficulties associated with introducing or establishing our products in rapidly evolving markets. These risks include the following, among others:

•	we may not increase our sales to our existing customers and/or expand our customer base;

•	we may not succeed in materially penetrating markets and applications for our SDC technology;

•	our new sales and marketing strategy, which is built on our direct control of the sales and marketing of our products, may not be successful;

•	we may not be successful in obtaining any required regulatory approvals on a timely basis, or at all;

•	we or our partners and/or distributors may not establish or maintain effective marketing programs to create product awareness or brand identity;

•	our partners’ and/or distributors’ goals and objectives may not be consistent with our own;

•	we may not attract and retain key business development, technical and management personnel;

•	we may not maintain existing, or obtain new, regulatory approvals for our technology and products;

•	we may not succeed in locating strategic partners and licensees of our technology;

•	we may not effectively manage our anticipated growth, if any; and

•	we may not be able to adequately protect our intellectual property.

Any failure to successfully address these risks and uncertainties could seriously harm our business and prospects. We may not succeed given the technological, marketing, strategic and competitive challenges we face. In addition, because of our limited operating history and the early stage of market development for our SDC technology, we have limited insight into trends that may emerge and affect our business. Forecasting future revenues is difficult, especially because our technology is novel, and market acceptance of our products could change rapidly. In addition, our customers and potential customers in the foreseeable future are highly concentrated. Fluctuations in the buying patterns of our current or potential customers could significantly affect the level of our sales on a period to period basis. As a result, our financial results could fluctuate to an extent that may adversely affect our stock price. There are a number of other factors that could cause our financial results to fluctuate unexpectedly, including product sales, the mix of product sales, the cost of product sales, our ability for any reason to be able to meet demand, the achievement and timing of research and development and regulatory milestones, changes in expenses, including non-cash expenses such as the fair value of stock options granted, and manufacturing or supply issues, among other factors.

A loss of one or more of our key customers could adversely affect our business.

From time to time, one or a small number of our customers may represent a significant percentage of our revenue. Our two largest customers accounted for 68% of our revenue for the nine months ending April 30, 2014. One customer accounted for 54%, and the other for 14%. Although we have agreements with many of our customers, these agreements typically do not prohibit customers from purchasing products and services from competitors. A decision by any of our major customers to significantly reduce the amount of product ordered or license fees paid, or their failure or inability to pay amounts owed to us in a timely manner, or at all, could have a significant adverse effect on our business.

We are dependent on our core SDC technology and if our efforts to achieve or maintain market acceptance of our core SDC technology are not successful, we are unlikely to attain profitability.

We have and are currently focusing substantially all of our time and financial resources in the development and commercialization of our core SDC technology. We believe SDC has applications in multiple industries and we expect that sales of SDC and SDC-based products will constitute a substantial portion, or all, of our revenues in future periods. Any material decrease in the overall level of sales or expected sales of, or the prices for, SDC or SDC-based products, whether as a result of competition, change in customer demand, or any other factor, would have a materially adverse effect on our business, financial condition and results of operations. We are marketing our antimicrobial silver ion technology to industrial and consumer markets. These technologies and the products that incorporate them have not yet been accepted into the marketplace, and may never be accepted. In addition, even if our products achieve market acceptance, we may not be able to maintain product sales or other forms of revenue over time if new products or technologies are introduced that are more favorably received than our products, are more cost-effective or otherwise render our products less attractive or obsolete.

We are subject to intense competition.

Our SDC-based products compete in highly competitive markets dominated by prominent chemical and pharmaceutical companies. Most of our competitors have been in business for a longer period of time than we have, and have a greater number of products on the market and greater financial and other resources than we do. Many of our competitors already have well established brands and distribution capabilities, and in some cases are able to leverage the sale of other products with more favorable terms for products competing with our own. We also have significantly fewer employees than virtually all of our competitors. Furthermore, recent trends in this industry are for large chemical and pharmaceutical companies to consolidate into a smaller number of very large entities, which further concentrates financial, technical and market strength and increases competitive pressure in the industry. If we directly compete with these very large entities for the same markets and/or products, their financial strength could prevent us from capturing a share of those markets. It is also possible that developments by our competitors will make our technologies or products noncompetitive or obsolete. Our ability to compete will depend upon our ability, and the ability of our distributors and other partners, to develop brand recognition and novel distribution methods, and to displace existing, established and future products in our relevant target markets. We, or our distributors and partners, may not be successful in doing so, which would have a materially adverse effect on our business, financial condition and results of operations.

We have limited sales, marketing and product distribution experience.

We have limited experience in the sales, marketing and distribution of our products. While we previously relied primarily on product distribution arrangements and/or sales and marketing services provided by third parties, we have now developed and obtained registration by the Environmental Protection Agency, or EPA, of our proprietary brand, PURE® Hard Surface disinfectant and food contact surface sanitizer, and have resumed direct control of our sales of this product through a restructuring of our sales strategy and operations. Our new sales and marketing strategy requires that we enact various operational changes in our business, including making significant investments in our own sales and marketing organization. We intend to market and sell our PURE® Hard Surface and related SDC-based products into consumer, commercial and institutional markets through both traditional and alternative distribution channels. We have commenced the launch of a multi-channel national sales program, which involves our development of an internal team of industry sales experts to manage each of our key channels and our deployment of contract sales representatives within each of those channels. Our current sales and marketing strategies and programs may not be successful, and we may not be able to establish the sales, marketing, and distribution capabilities necessary to directly control and manage these aspects of our operations. If we are not able to successfully sell, market and distribute these products directly, we may seek to establish product distribution arrangements with third parties, which may not be available on terms acceptable to us, if at all.

We rely on third parties to develop SDC-based products, and they may not do so successfully or diligently.

On December 11, 2013, we entered into a five-year strategic collaboration agreement with St. Louis-based Intercon Chemical Company (ICC) where we granted ICC distribution and certain development rights and rights to be the exclusive manufacture for all our SDC-based products.

We may also rely in part, on other third parties to whom we license rights to our technology to develop and commercialize products containing SDC for many of the applications for which we believe SDC-based products have, or may have, market opportunities.

Our reliance on ICC and other third parties for development activities reduces our control over these activities. In such arrangements, we have relied, and expect in the future to rely, on the third party to fund and direct product development activities and appropriate regulatory filings. Any of these third parties may not be able to successfully develop such SDC-based products due to, among other factors, a lack of capital, a lack of appropriate diligence, insufficient devotion to sales efforts, a change in the evaluation by the third party of the market potential for SDC-based products, technical failures, and poorer than expected results from testing or trial use of any products that may be developed. If the third parties on which we rely are not successful in such development activities, our business and operating results would be adversely affected.

If we are unable to successfully develop or commercialize new applications of our SDC technology, or if such efforts are delayed, our operating results will suffer.

In addition to its use on hard surfaces, we are pursuing potential applications of our SDC technology as a broad-spectrum antimicrobial for use in direct contact processing aid where it is applied as a wash for produce, meat and poultry as an intervention to prevent or kill various food-borne pathogens. Any product that may be developed in these fields may be delayed or may never achieve regulatory approval or be commercialized. Delays in achieving regulatory approvals for particular applications of our products could significantly impact our product development costs. If indications are commercialized, we may not receive a share of future revenues that provides an adequate return on our historical or future investment.

We are dependent on third-party manufacturers, over whom we have limited control, to manufacture our products.

We do not have any manufacturing facilities ourselves and we currently rely on ICC to manufacture our SDC-based products and may in the future rely one or more third-party manufacturers to properly manufacture our products. We may not be able to quickly replace our manufacturing capacity if ICC is unable to manufacturer our products as a result of a fire, natural disaster (including an earthquake), equipment failure or other difficulty, or if such ICC facilities are deemed not in compliance with current “good manufacturing practices”, and the noncompliance could not be rapidly rectified. ICC is our single manufacturer for our SDC-based products and may not be replaced without significant effort and delay in production. A supply interruption or an increase in demand beyond our current manufacturer’s capabilities could harm our ability to manufacturer such products until new manufacturers are identified and qualified, which would have a significant adverse effect on our business and results. Any third-party manufacturer that we find may not match our quality standards or be able to meet customer requirements.

Additionally, our inability or reduced capacity to have our products manufactured would prevent us from successfully evaluating or commercializing our proposed products. Our dependence upon third parties for the manufacture of our products may adversely affect our profit margins and our ability to develop and deliver proposed products on a timely and competitive basis.

If we are not able to manage any growth we achieve effectively, we may not become profitable.

If our efforts to achieve and maintain market acceptance of our SDC technology are successful, we will need to expand our business operations. We may not have sufficient resources to do so. If we invest in additional infrastructure, we may not be effective in expanding our operations and our systems, procedures or controls may not be adequate to support any such expansion. In addition, we would need to provide additional sales and support services to our partners, potentially in multiple markets, which we may not be able to do. Failure to properly manage increased customer demands, if any, could result in a material adverse effect on customer satisfaction, our ability to meet our contractual obligations, and our operating results.

The industries in which we operate are heavily regulated and we may be unable to compete effectively.

We are focused on the marketing and continued development of our SDC antimicrobial technology. We believe that products derived from our SDC technology, or products that may be derived from our SDC technology in future periods, require or will require approval by government agencies prior to marketing or sale in the U.S. or in foreign markets. Complying with applicable government regulations and obtaining necessary approvals can be, and has historically been, time consuming and expensive, due in part, we believe, to the novel nature of our technology. Regulatory review could involve delays or other actions adversely affecting the development, manufacture, marketing and sale of our products. While we cannot accurately predict the outcome of any pending or future regulatory review processes or the extent or impact of any future changes to legislation or regulations affecting review processes, we expect such processes to remain time consuming and expensive as we, or our partners, apply for approval to make new or additional efficacy claims for current products or to market new product formulations. Obtaining approvals for new SDC-based products in the U.S., or in markets outside the U.S., could take several years, or may never be accomplished.

SDC is a platform technology rather than a single use applied technology. As such, products developed from the platform may fall under the jurisdiction of multiple U.S. and international regulatory agencies. Our disinfectant and sanitizer products are regulated in the U.S. by the EPA. In addition to the EPA, each of the 50 United States has its own government agencies that regulate the sale or shipment of our products into their state. We have obtained registration for these products from the EPA and all states into which such products are currently marketed and sold. We are required to meet certain efficacy, toxicity and labeling requirements and pay ongoing fees in order to maintain such registrations. We may not be able to maintain these registrations in the future, which may eliminate our continued ability to market and sell our products in some or all parts of the U.S. We also may not be able to obtain necessary registrations with the EPA and applicable states for other SDC disinfectant and sanitizer products that we or our partners may develop, which would limit our ability to sell any such products in the future.

Some potential applications of SDC, such as those aimed at healthcare, veterinary and certain food preparation markets, may require approval of other government agencies prior to marketing or sale in the U.S. or in foreign markets, such as the U.S. Food and Drug Administration, or FDA, or the United States Department of Agriculture, or USDA. Obtaining FDA and/or USDA approval is a complicated and expensive process and such approvals may never be obtained for any SDC products. If FDA and/or USDA approvals are obtained, the approvals may limit the uses for which SDC products may be marketed such that they may not be profitable to us, and the applicable products would be subject to pervasive and continuing regulation by the FDA and/or USDA that could lead to withdrawal or limitation of any product approvals.

We intend to fund and manage certain of our EPA-regulated product development internally, in conjunction with engaging regulatory consultants and partnering with other third parties. We have partnered, or intend to partner, with third parties who are seeking, or intend to seek, approvals to market SDC-based products in markets outside the U.S., and with other third parties who are developing FDA-regulated SDC-based products who, upon such development, would seek FDA approvals of such products. Our ability to market and sell our products is dependent on our and our partners’ ability to obtain and maintain required registrations and approvals of applicable regulatory agencies. Failure by our partners or us to comply with applicable regulations could result in fines or the withdrawal of approval for us or our partners and distributors to market our products in some or all jurisdictions or for certain indications, which could cause us to be unable to successfully commercialize SDC or otherwise achieve revenues from sales of such products.

We are subject to substantial regulation related to quality standards applicable to our manufacturing and quality processes, and our partners, including our third-party manufacture, failure to comply with applicable quality standards could affect our ability to commercialize SDC products.

The EPA and other applicable U.S. and foreign government agencies regulate our and our partners’ systems and processes, including those of ICC, for manufacturing SDC-based products. These regulations require that we and our partners observe “good manufacturing practices” in order to ensure product quality, safety and effectiveness. Failure by us or our partners to comply with current or future government regulations and quality assurance guidelines could lead to temporary manufacturing shutdowns, product recalls or related field actions, product shortages, and/or delays in product manufacturing, any or all of which could cause significant cost to us. Further, efficacy or safety concerns and/or manufacturing quality issues with respect to our products or those of our partners could lead to product recalls, fines, withdrawal of approvals, and/or declining sales, any or all of which could result in our failure to successfully commercialize SDC or otherwise achieve revenue growth.

Pricing and supply issues may have a material impact on our margins and our ability to supply our customers.

All of the supply ingredients used to manufacture our products are available from multiple suppliers. However, commodity prices for some ingredients can vary significantly and the margins that we are able to generate could decline if prices rise. For example, both silver and citric acid prices have been volatile in recent periods.

In addition to such commodities, for finished products we also rely on producers of specialized packaging inputs such as bottles and labels. Due to their specialized nature, the supply of such inputs can be periodically constrained and result in additional costs to obtain these items, which may in turn inhibit our ability to supply products to our customers.

We are generally unable to raise our product prices to our customers, partners and distributors quickly to maintain our margins, and significant price increases for key inputs could therefore have an adverse effect on our results of operations. Price increases can also result in lost sales, and any inability to supply our customers’ orders can lead to lost future sales to such customers.

While we expect to be the sole source supplier of SDC concentrate, in future periods we may use third parties to blend, package and provide fulfillment activities for our finished products. We expect that our margins would be reduced by using such third parties, and our ability to maintain product quality may not be as extensive or effective as when we produce these products in our own facility(ies). Any quality control issues could lead to product recalls and/or the loss of future sales, which would reduce our revenues and/or profits.

If we suffer negative publicity concerning the safety or efficacy of our products, our sales may be harmed.

If concerns should arise about the safety or efficacy of any of our products that are marketed, regardless of whether or not such concerns have a basis in generally accepted science or peer-reviewed scientific research, such concerns could adversely affect the market for those products. Similarly, negative publicity could result in an increased number of product liability claims, whether or not those claims are supported by applicable law.

Third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

Our manufacture, use and sale of SDC-based products may subject us to lawsuits relating to the validity and infringement of patents or other proprietary rights of third parties. Litigation may be costly and time-consuming, and could divert the attention of our management and technical personnel. If we are found to have violated the trademark, trade secret, copyright, patent or other intellectual property or proprietary rights of others, such a finding could result in the need to cease use of a trademark, trade secret, copyrighted work or patented invention in our business and our obligation to pay a substantial amount for past infringement. If the rights holders are willing to permit us to continue to use their intellectual property rights, it may be necessary for us to enter into license arrangements with unfavorable terms and pay substantial amounts in royalty and other license fees. Either having to cease use or pay such fees could prevent us, or our third-party manufacture, from manufacturing and selling our products, which could make us much less competitive in our industry and have a material adverse impact on our business, operating results and financial condition.

We may become subject to product liability claims.

As a business that manufactures and markets products for use by consumers and institutions, we may become liable for any damage caused by our products, whether used in the manner intended or not. Regardless of merit or potential outcome, product liability claims against us may result in, among other effects, the inability to commercialize our products, impairment of our business reputation, and distraction of management’s attention from our primary business. If we cannot successfully defend ourselves against product liability claims we could incur substantial liabilities. Although we maintain general and product liability insurance, our insurance may not cover potential claims and may not be adequate to indemnify for liabilities that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could harm our business and operating results.

Litigation or the actions of regulatory authorities may harm our business or otherwise distract our management.

Substantial, complex or extended litigation could cause us to incur major expenditures and would distract our management. For example, lawsuits against us or our officers or directors by employees, former employees, stockholders, partners, customers, or others, or actions taken by regulatory authorities, could be very costly and substantially disrupt our business. Such lawsuits and actions are not uncommon, and we may not be able to resolve such disputes or actions on terms favorable to us, and there may not be sufficient capital resources available to defend such actions effectively, or at all.

Maintaining compliance with our obligations as a public company may strain our resources and distract management, and if we do not remain compliant our stock price may be adversely affected.

Our common stock is registered under the Exchange Act. It is therefore subject to the information, proxy solicitation, insider trading and other restrictions and requirements of the SEC under the Exchange Act. Both the U.S. Congress and the SEC continue to issue new and proposed rules, and complying with existing and new rules has caused, and will continue to cause, us to devote significant financial and other resources to maintain our status as a public company. These regulatory costs and requirements will continue to increase our losses in future periods, and we expect that an increasing amount of management time and effort will be needed to meet our regulatory obligations. In addition, in April 2008 we obtained a listing of our common stock on The NASDAQ Capital Market, adding the additional cost and administrative burden of maintaining such a listing. Such costs significantly increased during the period between September 2011 and September 2012 due to a series of notices and a lengthy appeal process in connection with the potential delisting of our common stock from The NASDAQ Capital Market. However, NASDAQ delisted us and suspended trading in our securities effective with the open of business on Friday, May 17, 2013 as a result of our determination that we would be unable to evidence compliance with the $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market by June 18, 2013. On May 17, 2013 our common stock began trading on the OTCQB marketplace.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate our internal control systems and that management report on and attest to the adequacy of our internal controls. Recent SEC pronouncements suggest that in the next several years we may be required to report our financial results using new International Financial Reporting Standards, replacing GAAP, which would require us to make significant investments in training, hiring, consulting and information technology, among other investments. All of these and other reporting requirements and heightened corporate governance obligations that we face, or may face in the future, will further increase the cost to us, perhaps substantially, of remaining compliant with our obligations under the Exchange Act and other applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act of 2010. In order to meet these incremental obligations, we will need to invest in our corporate and accounting infrastructure and systems, and acquire additional services from third party auditors and advisors. As a result of these requirements and investments, we may incur significant additional expenses and may suffer a significant diversion of management’s time. There is no guarantee that we will be able to continue to meet these obligations in a timely manner. If we fail to do so, we could be subject to sanctions or investigation by regulatory authorities such as the SEC. Any such actions could adversely affect the market price of our common stock, perhaps significantly.

Our publicly-filed reports are reviewed from time to time by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our common stock.

The reports and other securities filings of publicly-traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements. The SEC is required, pursuant to the Sarbanes-Oxley Act of 2002, to undertake a comprehensive review of a company’s reports at least once every three years, although an SEC review may be initiated at any time. While we believe that our previously filed SEC reports comply, and we intend that all future reports will comply, in all material respects with the published rules and regulations of the SEC, we could be required to modify, amend or reformulate information contained in our filings as a result of any SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our common stock.

If we are unable to build and integrate our new management team, our business could be harmed.

As previously announced on our Form 8-K filed with the SEC on August 20, 2013 and as described elsewhere in this Report, on August 13, 2013, Michael L. Krall, Donna Singer, and Dennis Atchley resigned all positions respectively held by them as officers of the Company and as members of the Board. Mr. Krall previously served as our Chief Executive Officer and interim Chief Financial Officer and on the Board. Ms. Singer served as our Executive Vice President and as a member of the Board and Mr. Atchley served as Corporate Secretary. Simultaneously with the resignations, Dave Pfanzelter was appointed by the Board to serve as Interim Chief Executive Officer and Chairman of the Board, Peter C. Wulff was appointed by the Board to serve as Chief Financial Officer, Chief Operating Officer, and Corporate Secretary and Gary D. Cohee was appointed by the Board to serve as a member of the Board.

On September 10, 2013, the Board appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. In connection with the hiring of Henry R. Lambert to serve as our Chief Executive Officer, Dave Pfanzelter resigned his position as our Interim Chief Executive Officer, but continues to serve as a member of the Board.

In October 2013, we appointed three additional members to the Board: Dr. David Theno, Jr., Craig Culver and William Otis.

On April 9, 2014, Mr. Culver resigned from our Board. There were no disagreements between Mr. Culver and the Company relative to his resignation.

Our success depends largely on the execution of our business strategy by our management team. Management will be evaluating how to best execute our near-term strategy to drive customer adoption in the food industry by addressing food safety solutions across the supply chain in order to prevent or mitigate food contamination or the potential for food-borne illness – with specific customer focus in foodservice providers, food processors and food manufacturers. However, we cannot assure you that management will succeed in driving customer adoption in the food industry or generally execute on our business strategy in the near-term or at all, which could harm our business and financial prospects. Further, integrating new management into existing operations may be challenging. If we are unable to effectively integrate our new management, our operations and prospects could be harmed.

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

Our success depends largely upon the continued services of our executive officers and other key personnel. Our executive officers and key personnel could terminate their employment with us at any time without notice and without penalty.

We do not maintain key person life insurance policies on our executive officers or other employees. The loss of one or more of our executive officers or key employees could seriously harm our business, results of operations, financial condition, and/or the market price of our common stock. We cannot assure you that in such an event we would be able to recruit qualified personnel able to replace these individuals in a timely manner, or at all, on terms acceptable to either us or to any qualified candidate.

Because competition for highly qualified business development and bioengineering personnel is intense, we may not be able to attract and retain the employees we need to support our potential growth.

To successfully meet our objectives, we must continue to attract and retain highly qualified business development and bioengineering personnel with specialized skill sets focused on the industries in which we compete, or intend to compete. Competition for qualified business development and bioengineering personnel can be intense. Our ability to meet our business development objectives will depend in part on our ability to recruit, train and retain top quality people with advanced skills who understand our technology and business. In addition, it takes time for our new personnel to become productive and to learn our business. If we are unable to hire or retain qualified business development and bioengineering personnel, it will be difficult for us to sell our products or to license our technology or to achieve or maintain regulatory approvals, and we may experience a shortfall in revenue and not achieve our anticipated, or any, growth.

We have recently had significant changes to the composition of our Board of Directors.

On August 13, 2013, Michael L. Krall, Donna Singer, and Dennis Brovarone resigned as members of the Board. Subsequently on September 10, 2013, the Board appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. In October 2013, the Board appointed three additional members to the Board: Dr. David Theno, Craig Culver and Bill Otis. On April 9, 2014, Mr. Culver resigned from our Board. Following such resignations and appointments, the Board consists of five directors, three of whom are independent within the meaning of SEC rules.

The transition in the composition of our Board and its committees may result in inefficiencies in Board activity, disagreements regarding our business models or other operational strategies, and disruptions to our business, which may have an adverse effect on our business strategy and results of operations.

We may engage in strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time we may consider engaging in strategic transactions, such as acquisitions of companies, asset purchases and out-licensing or in-licensing of products, product candidates or technologies. Any such transaction may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, these transactions may entail numerous operational and financial risks, including, among others, exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to develop acquired products, product candidates or technologies, difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel, and inability to retain key employees of any acquired businesses. Accordingly, although we may not choose to undertake or may not be able to successfully complete any transactions of the nature described above, any transactions that we do undertake or complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

We may invest or spend our cash in ways with which you may not agree or in ways which may not yield a significant return.

Our management has considerable discretion in the use of our cash. Our cash may be used for purposes that do not increase our operating results or market value. Until the cash is used, it may be placed in investments that do not produce significant income or that may lose value. The failure of our management to invest or spend our cash effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

We may not be able to utilize all, or any, of our tax net operating loss carry-forwards and our future after-tax earnings, if any, could be reduced.

At July 31, 2013, we had federal and California tax net operating loss carry-forwards of approximately $75.5 million and $66.8 million, respectively. Utilization of these net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code as well as similar state provisions. These ownership changes may limit the amount of net operating loss carry-forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 of the Internal Revenue Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since our formation, we have raised capital through the issuance of capital stock on several occasions (both before and after our initial public offering in 1996) which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future based upon subsequent disposition. While we believe that we have not experienced an ownership change, the pertinent tax rules related thereto are complex and subject to varying interpretations, and thus the applicable taxing authorities may take an alternative position.

Our current federal tax loss carry-forwards began expiring in the year ended July 31, 2011 and, unless previously utilized, will completely expire in the year ending July 31, 2032. The balance of our current federal net operating loss carry-forwards will expire between July 31, 2018 and July 31, 2032. Our California tax loss carry-forwards will begin to expire in the year ending July 31, 2014, and will completely expire in the year ending July 31, 2032. If we are unable to earn sufficient profits to utilize the carry-forwards by these dates, they will no longer be available to offset future profits, if any.

We are subject to tax audits by various tax authorities in multiple jurisdictions.

From time to time we may be audited by tax authorities to whom we are subject. Any assessment resulting from such audits, if any, could result in material changes to our past or future taxable income, tax payable or deferred tax assets, and could require us to pay penalties and interest that could materially adversely affect our financial results.

Risks Related to Our Intellectual Property

If we are unable to obtain, maintain or defend the patent and other intellectual property rights relating to our technology, we or our collaborators and distributors may not be able to develop and market proprietary products based on our technology, which would have a material adverse impact on our results of operations.

We rely and expect in the future to continue to rely on a combination of patent, trademark, trade secret and copyright protections, as well as contractual restrictions, to protect the proprietary aspects of our technology and business.

Legal protections of our intellectual property and proprietary rights afford only limited protection. For instance, we currently own nine U.S. patents related to our SDC technology. The lives of these patents, and any patents that we may obtain in the future, are not indefinite, and the value to us of some or all of our patents may be limited by their terms. Further, although we have a number of U.S. and international patent applications pending, some or all of those applications may not result in issued patents, and the intellectual property claims therein would be unprotected. Additionally, obtaining and maintaining patent protection depends on our compliance with various procedural, document submission, fee payment and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements. Furthermore, the patent positions of bioscience companies can be highly uncertain and often involve complex legal, scientific and factual questions, and, therefore, we cannot predict with certainty whether we will be able to ultimately enforce our patents or other intellectual property rights. Third parties may challenge, invalidate or circumvent our patents and patent applications relating to our products, product candidates and technologies. In addition, our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our patents.

From time to time, U.S. and other policymakers have proposed reforming the patent laws and regulations of their countries. In September 2011, after years of Congressional debate regarding patent reform legislation, President Obama signed into law the America Invents Act (the Act) considered by many to be the most substantial revision of U.S. patent law since 1952. The Act’s various provisions will go into effect over an 18-month period. The Act changes the current “first-to-invent” system to a system that awards a patent to the “first-inventor-to-file” for an application for a patentable invention. This change alters the pool of available materials that can be used to challenge patents and eliminates the ability to rely on prior research work in order to lay claim to patent rights. Disputes as to whether the first filer is in fact the true inventor will be resolved through newly implemented derivation proceedings. The Act also creates mechanisms to allow challenges to newly issued patents in the patent office in post-grant proceedings and new inter partes reexamination proceedings. Although many of the changes bring U.S. law into closer harmony with European and other national patent laws, the new bases and procedures may make it easier for competitors to challenge our patents, which could result in increased competition and have a material adverse effect on our product sales, business and results of operations. The changes may also make it harder to challenge third-party patents and place greater importance on being the first inventor to file a patent application on an invention.

In addition, to the extent that we operate internationally, the laws of foreign countries may not protect our proprietary rights to the same extent as the laws of the U.S. As stated above, many countries have a “first-to-file” trademark registration system, which may prevent us from registering or using our trademarks in certain countries if third parties have previously filed applications to register or have registered the same or similar trademarks. Additionally, changes in the patent and/or trademark laws or interpretations of such laws in the U.S. or other countries could diminish the value of our intellectual property rights. Moreover, our competitors may develop competing technologies that are not covered by the claims of, and therefore do not infringe upon, our issued patents, which could render our patents less valuable to us. If certain of our proprietary rights cannot be, or are not sufficiently, protected by patent and trademark registrations, it could have a material adverse impact on our business and our ability to commercialize or license our technology and products.

Our own efforts to protect our intellectual property and other proprietary rights may also be insufficient. Despite efforts to protect our proprietary rights, including without limitation through confidentiality and other similar contractual restrictions, our means of protecting such rights may not be adequate and unauthorized parties may attempt to copy aspects of our proprietary technology, obtain and use information that we regard as proprietary, or otherwise misappropriate our intellectual property. In addition, unpatented proprietary rights, including trade secrets and know-how, can be difficult to protect and may lose their value if they are independently developed by a third party or if their secrecy is lost. It is possible that, despite our efforts, competitors or others will create and use products, adopt service names similar to our service names or otherwise violate or misappropriate our proprietary rights. The infringement of such rights could have a material negative impact on our business and on our results of operations.

Litigation may be necessary to enforce our intellectual property and other proprietary rights, which would be expensive and could consume time and other resources. The result of any such litigation may be the court’s ruling that our patents or other intellectual property rights are invalid and/or should not be enforced. Additionally, even if the validity of such rights is upheld, the court could refuse to stop a third party’s infringing activity on the ground that such activities do not infringe our rights. The U.S. Supreme Court has recently revised certain tests regarding granting patents and assessing the validity of patents to make it more difficult to obtain patents. As a consequence, issued patents may be found to contain invalid claims according to the newly revised standards. Some of our patents may be subject to challenge and subsequent invalidation or significant narrowing of claim scope in a reexamination proceeding, or during litigation, under the revised criteria.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights to, or use, our technology.

If we choose to go to court to stop someone else from using the inventions claimed in our patents, that individual or company has the right to ask the court to rule that these patents are invalid and/or should not be enforced against that third party. These lawsuits are expensive and would consume time and other resources even if we were successful in stopping the infringement of these patents. In addition, there is a risk that the court will decide that these patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of these patents is upheld, the court will refuse to stop the other party on the ground that such other party’s activities do not infringe our rights to these patents.

Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our products. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party’s patents. The biotechnology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications or that we were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the PTO, to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property, which could limit our ability to compete.

We may rely in part on trade secret protection in order to protect our proprietary trade secrets and unpatented know-how. However, trade secrets are difficult to protect, and we cannot be certain that others will not develop the same or similar technologies on their own. We have taken steps, including entering into confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors, to protect our trade secrets and unpatented know-how. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. We also typically obtain agreements from these parties which provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets or know-how is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets or know-how. The failure to obtain or maintain trade secret protection could adversely affect our competitive position.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the biotechnology, food, chemical and pharmaceutical industries, we employ individuals who were previously employed at other biotechnology, food, chemical or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Risks Related to our Common Stock

We failed to meet applicable NASDAQ Stock Market requirements and as a result we delisted our stock from The NASDAQ Capital Market, which could adversely affect the market liquidity of our common stock and harm our businesses.

On May 15, 2013, we received a letter indicating that the NASDAQ Listing Qualifications Panel (the “Panel”) determined to delist our common stock from The NASDAQ Stock Market LLC. Trading in our securities on NASDAQ was suspended effective with the open of business on Friday, May 17, 2013. The suspension was the result of our determination that we would be unable to evidence compliance with the $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b), by June 18, 2013, as required by the Panel’s decision in this matter. On May 17, 2013, our common stock began trading on the OTC Markets’ OTCQB marketplace under the ticker symbol “PURE”. We continue to file periodic reports with the Securities and Exchange Commission in accordance with the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

Our delisting from The NASDAQ Capital Market and commencement of trading on the OTCQB Marketplace has resulted and may continue to result in a reduction in some or all of the following, each of which could have a material adverse effect on our stockholders:

•	the liquidity of our common stock;

•	the market price of shares of our common stock;

•	our ability to obtain financing for the continuation of our operations;

•	the number of institutional and other investors that will consider investing in shares of our common stock;

•	the number of market markers in shares of our common stock;

•	the availability of information concerning the trading prices and volume of shares of our common stock; and

•	the number of broker-dealers willing to execute trades in shares of our common stock.

Following the delisting of our common stock from The NASDAQ Capital Market, our common stock is deemed to be “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

As a result of the delisting of our common stock from the NASDAQ, shares of our common stock are subject to the so-called “penny stock” rules as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stock. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Such requirements may discourage broker-dealers from effecting transactions in our common stock, which could limit the market price and liquidity of our common stock.

The price of our common stock may be volatile, which may cause investment losses for our stockholders.

The price and trading volume of our common stock have historically been volatile. For example, in the twelve months through April 30, 2014, the closing market price of our common stock ranged from $0.32 per share to $1.65 per share, and the monthly trading volume varied from approximately 579,000 shares to 1,085,000 shares. The market price of our common stock may continue to be volatile and could fluctuate substantially due to many factors, including, among others, the following:

•	actual or anticipated fluctuations in our results of operations;

•	the determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, likely resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	the sale by us of our common or preferred stock or other securities, or the anticipation of sales of such securities;

•	the trading volume of our common stock, particularly if such volume is light;

•	the trading market of our common stock;

•	the introduction of new products or services, or product or service enhancements by us or our competitors;

•	developments with respect to our or our competitors’ intellectual property rights or regulatory approvals or denials;

•	announcements of significant acquisitions or other agreements by us or our competitors;

•	sales or anticipated sales of our common stock by our insiders (management and directors);

•	conditions and trends in our industry;

•	changes in our pricing policies or the pricing policies of our competitors;

•	changes in the estimation of the future size and growth of our markets; and

•	general economic conditions.

In addition, the stock market in general, the OTCQB, and the market for shares of novel technology and biotechnology companies in particular, have experienced extreme price and volume fluctuations that in some cases may be unrelated or disproportionate to the operating performance of those companies. Further, the market prices of bioscience companies’ stock have been unusually volatile in recent periods, and such volatility may continue for the foreseeable future. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In addition, this volatility could adversely affect an investor’s ability to sell shares of our common stock, and/or the available price for such shares, at any given time.

Following periods of volatility in the market price of a company’s securities, stockholder derivative lawsuits and securities class action litigation are common. Such litigation, if instituted against us or our officers and directors, could result in substantial costs and a diversion of management’s attention and resources.

Potential future sales or issuances of our common stock to raise capital, or the perception that such sales could occur, could cause dilution to our current stockholders and the price of our common stock to fall.

Although we are pursuing various sources of potential funding, we have historically supported our operations through the issuance of equity and expect to continue to do so in the future. Although we may not be successful in obtaining financing through equity sales on terms that are favorable to us, if at all, any such sales that do occur could result in substantial dilution to the interests of existing holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock or other equity securities to any new investors, or the anticipation of such sales, could cause the trading price of our common stock to fall.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

The continued operation and expansion of our business will require substantial funding. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. We have paid no cash dividends on any of our capital stock to date and we currently intend to retain our available cash to fund the development and growth of our business. Any determination to pay dividends in the future will be at the discretion of our Board and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock, which may never occur.

Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control and could also limit the market price of our stock.

Certain provisions of our charter and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer, or proxy contest involving us that is not approved by our Board, even if such events may be beneficial to the interests of stockholders. For example, our Board, without stockholder approval, has the authority and power to authorize the issuance of up to 5,000,000 shares of preferred stock and such preferred stock could have voting or conversion rights that could adversely affect the voting power of the holders of our common stock. Further, the one-for-eight reverse stock split of our outstanding common stock that we recently effected has increased the proportion of unissued and authorized common shares to issued and outstanding common shares, which could allow our Board to issue large numbers of additional shares of our common stock that could significantly reduce the voting power of our current stockholders. In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may discourage, delay or prevent certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our charter documents may make it more difficult for stockholders or potential acquirers to initiate actions that are opposed by our then-current board of directors, including delaying or impeding a merger, tender offer, or proxy contest or other change of control transaction involving the Company. Any delay or prevention of a change of control transaction could cause stockholders to lose a substantial premium over the then-current market price of their shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•	our expectations regarding our future operating results or financial performance;

•	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•	the timing, costs and other limitations involved in obtaining regulatory approval for any product;

•	our ability to commercialize and achieve market acceptance of our current products and any new products that we may develop;

•	our ability to enter into any collaboration with respect to any of our products or product candidates;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our ability to retain the services of our current executive officers, directors and key employees;

•	our ability to continue to operate our business with our current financial resources; and

•	our estimates regarding our future performance and our needs for additional financing.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other comparable terminology or expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to known and unknown risks and uncertainties and other factors. We discuss many of these risks and uncertainties in greater detail under the heading “Risk Factors” elsewhere in this prospectus. Given these and other risks and uncertainties and other factors, you should not place undue reliance on these forward-looking statements because some or all of them may turn out to be wrong. You should read this prospectus and the other information in this registration statement carefully and completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling security holders. A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise of the warrants for cash, the selling security holders would pay us the exercise price of the warrants. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If the warrants are exercised on a cashless basis, we would not receive any cash payment from the selling security holders upon any exercise of the warrants. Instead, the selling security holders would satisfy their obligation to pay the exercise price through a formula-based transfer of warrant shares to us. The additional proceeds we could receive from the exercise of such warrants have not yet been earmarked for any specific use beyond working capital needs because there is no certainty that we will ever receive any proceeds from the exercise of such warrants.

The selling security holders will pay any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is approved for quotation on the OTC Markets’ OTCQB marketplace under the symbol “PURE.” The OTC QB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The OTC QB securities are traded by a community of market makers that enter quotes and trade reports. This market is limited in comparison to the national stock exchanges and any prices quoted may not be a reliable indication of the value of our common stock. On May 17, 2013 our common stock was delisted from The NASDAQ Capital Market and began trading on the OTCQB Marketplace under the ticker symbol “PURE”.

On October 8, 2014, the last reported sale price of our common stock reported on the OTCQB was $1.01 per share. The following table sets forth, for each of the quarterly periods indicated, closing prices of our common stock, as reported on the OTCQB. All per share information of our common stock has been adjusted to reflect the application of the reverse stock split that we effected on August 14, 2012.

	High	Low
Year Ended July 31, 2015
First Quarter (through October 8, 2014)	$1.09	$0.98

	High	Low
Year Ended July 31, 2014
First Quarter	$1.70	$0.45
Second Quarter	$1.49	$1.08
Third Quarter	$1.42	$1.07
Fourth Quarter	$1.15	$0.99

	High	Low
Year Ended July 31, 2013
First Quarter	$3.57	$0.90
Second Quarter	$1.25	$0.61
Third Quarter	$0.86	$0.48
Fourth Quarter	$0.60	$0.30

Holders

As of October 8, 2014, we had approximately 112 holders of record of our common stock. This does not include beneficial owners holding common stock in street name.

Dividend Policy

We have never paid dividends and have no current plans to do so. We currently anticipate that we will retain all of our future earnings, if any, for use in the development and expansion of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition and other factors that the Board, in its discretion, may deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

The 2007 PURE Bioscience Equity Incentive Plan, or the Plan, is our only active equity incentive plan pursuant to which options to acquire common stock or restricted stock awards have been granted and are currently outstanding. Approved by our stockholders in April 2007, the Plan has a share reserve of 625,000 shares of common stock. The Plan provides for the grant of incentive and non-qualified stock options, as well as stock appreciation rights, common stock awards, restricted stock units, performance units and shares, and other stock-based awards. Eligible participants include employees, directors, officers and advisors, although incentive stock options generally may be granted only to employees.

All of our equity incentive plans are administered by the Compensation Committee. The exercise price for stock options is always at or above the fair market value of our common stock on the date the award is granted. Fair market value is defined by the Plan and is based on prevailing market prices of our common stock as reported by the OTCQB. The term of stock options granted and their vesting schedules are determined by the Compensation Committee, subject to any limitations defined in the Plan. The Compensation Committee also determines the vesting of other, non-option, stock awards.

The following table sets forth, as of July 31, 2013, information with respect to our equity compensation plans, and with respect to certain other options and warrants.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	443,755	$9.52	127,059
Equity compensation plans not approved by stockholders	—	—	—

Total	443,755	$9.52	127,059

(1)	Includes options only.

BUSINESS

We are focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena — that provide solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. SDC is manufactured as a liquid delivered in various concentrations. We currently manufacture and distribute SDC-based disinfecting and sanitizing products, which are registered by the Environmental Protection Agency, or EPA. We also manufacture and sell SDC-based formulations to manufacturers for use as a raw material ingredient in the production of personal care products. We believe our technology platform has potential application in a number of industries. We intend to focus our current resources on providing food safety solutions to the food industry.

Recent Corporate Developments

New Board of Directors and Management Team

On August 13, 2013, the following managerial and corporate governance changes occurred to create a new Board of Directors, or Board, and management team:

•	Michael L. Krall, Donna Singer, and Dennis Brovarone resigned as members of the Board;

•	Michael L. Krall, Donna Singer, and Dennis Atchley resigned all positions respectively held by them as officers of the Company;

•	Dave Pfanzelter was appointed by the Board to be the Chairman of the Board;

•	Dave Pfanzelter was appointed by the Board to serve as Interim Chief Executive Officer;

•	Gary D. Cohee was appointed by the Board to serve as a member of the Board; and

•	Peter C. Wulff was appointed by the Board to serve as Chief Financial Officer, Chief Operating Officer, and Corporate Secretary.

On July 22, 2013, Jon Carbone and Paul Maier resigned as directors of the Company and as members of the Audit and Compensation Committees.

On September 10, 2013, the Board appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. In connection with the hiring of Henry R. Lambert to serve as our Chief Executive Officer, Dave Pfanzelter resigned his position as our Interim Chief Executive Officer. Mr. Pfanzelter continues to render significant services to us and continues to serve as our Chairman of the Board.

In October 2013, we appointed three additional members to the Board; Dr. David Theno, Jr., Craig Culver and William Otis. On April 9, 2014, Craig Culver resigned from the Board. There were no disagreements between Mr. Culver and the Company relative to his resignation. The Board now consists of five members who provide professional experience in business and finance; food science and food safety; and foodservice and food manufacturing.

New Corporate Strategy

As a result of a comprehensive business review by our new Board and management team, in August 2013, we announced a new business strategy focused on near-term commercialization of our SDC-based products to provide solutions for food safety across various segments of the food industry. As part of this new business strategy, we intend to license, outsource or shed other non-core competencies and operating activities. We believe we have sufficient resources, and the relevant experience in sales and marketing, product development and production to execute our food safety solutions business strategy.

Our near-term focus is to drive customer adoption in the food industry by addressing food safety risks across the supply chain in order to prevent or mitigate food contamination and/or the potential for food-borne illness with a specific customer focus in foodservice operators, food processors and food manufacturers.

Additionally, we will, on a limited basis, seek to license and/or collaborate with strategic business partners who have the demonstrated relevant experience and resources necessary to commercialize our SDC technology platform in their industries which have a high need for pathogen and hygiene control.

NASDAQ Delisting

On May 17, 2013 our common stock was delisted from The NASDAQ Capital Market and began trading on the OTCQB Marketplace under the ticker symbol “PURE”. We continue to file periodic reports with the Securities and Exchange Commission in accordance with the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

Technology Platform

The foundation of our technology platform is a proprietary electrochemical process that allows us to generate ionized silver in the presence of organic acid. This process creates a solution containing stabilized ionic silver that can function as an antimicrobial. Our current products all contain SDC, which is produced by ionizing silver in citric acid. SDC is a natural, non-toxic, non-caustic, colorless, odorless antimicrobial agent, which offers 24-hour residual protection, and that formulates well with other compounds. We believe that SDC is distinguished from other products in the marketplace because of its fast acting and superior efficacy against bacteria, viruses and fungi and its beneficial toxicity profile. We have also produced ionic silver-based molecular entities using other organic acids, and we believe these compounds may provide a platform for future product development.

Business Strategy

Our goal is to become a sustainable company by commercializing our proprietary technology platform to deliver leading antimicrobial products through our sales and marketing efforts focused as a food safety solution in the food industry and through licensing and distribution collaborations for other industrial applications.

Key aspects of our new business strategy include:

•	Expanding sales and distribution for our products into the food industry with a focus on a dual track of food safety market opportunities:

¡	Hard Surface and Food Contact Surface Disinfectant - commercialize the current EPA registered PURE Hard Surface disinfectant and sanitizer for use in foodservice operations and food manufacturing.

¡	Direct Food Contact - commercialize, subject to both FDA and USDA approval, the use of SDC as a food processing and intervention aid for food processors for treating poultry, produce, beef and pork.

•	Establishing strategic alliances to maximize the commercial potential of our technology platform;

•	Developing additional proprietary products and applications; and

•	Protecting and enhancing our intellectual property.

In addition to our current products addressing food safety, we seek to leverage our technology platform through licensing and distribution collaborations to develop new products and enter into new markets that could potentially generate multiple sources of revenue.

Recent Corporate Accomplishments

Since the leadership change in August 2013, the Company reports meaningful progress has been made and continues to be made in implementing its new business strategy:

•	PURE has developed a new customer pipeline of 25+ national food companies in various stages of evaluating and testing SDC-based products in their operations;

¡	We believe the customer pipeline represents potential annual revenue of $20 - $30 million if fully adopted.

¡	In-field testing results of SDC-based products to-date have been compelling, with 90% to 200% superiority in both level and speed of pathogen kill compared with incumbent chemical sanitization products.

¡	Secured initial commercial pilot orders from 7 U.S. food processors, with customer rollout plans in development.

¡	Completed final in-store testing with a national brand QSR, confirming multiple outstanding prior testing results, where SDC-based products have continually been demonstrated to provide superior safety and efficacy.

-	Completed 650 store commercial QSR market test during the Summer 2014.

-	Plans are in development for a phased system-wide rollout with the chain in the US.

•	Initiated a new development project for the application of SDC as a direct food contact processing aid and / or intervention for poultry, produce and meats;

¡	Estimated potential addressable U.S. market opportunity for this new direct food contact processing aid exceeds $1.0 billion for all three categories.

¡	Submitted Food Contact Notification (FCN) to the FDA in July 2014 for Salmonella reduction in processing of raw poultry.

¡	Submitted Food Contact Notification (FCN) to the FDA in October 2014 for Salmonella, E. coli and Listeria reduction in the processing of produce.

¡	Pilot testing initiated in August 2014 for the use of SDC as a processing aid for beef and pork. FCN submission expected by early 2015.

•	December 2013 implemented a five-year strategic collaboration agreement with Intercon Chemical Company (“ICC”) to out-source manufacturing and supply chain of SDC-based products and establish distribution:

¡	Allowed for reduction of non-core operating activities and preserves capital.

-	Reduced facility occupancy costs by approximately 60% and reduced associated production and warehouse personnel.

¡	Provided increased manufacturing capacity for anticipated future SDC-based product market demand.

¡	Provided potential future royalty income for SDC-based products sold through ICC’s institutional cleaning and sanitation distribution channel.

•	December 2013 executed a three-year non-exclusive distribution agreement with Brenntag Specialties, Inc., an industry and market leading specialty chemical company, to continue to distribute SDC-based antimicrobial SILVÉRION® 2400 as an active ingredient or preservative for use in personal care products.

•	Raised over $14.5 million in private equity placements to initiate and fund our growth strategy:

¡	$7.9 million equity placement completed in August 2014, which provides more than 12 months of working capital.

•	Eliminated long-term debt and reduced total adjusted liabilities.

Products

We manufacture and sell (i) SDC-based products for end use, (ii) products preserved with SDC and (iii) SDC as a raw material ingredient for manufacturing use. Our current products are as follows:

Product Name	Product Use	EPA Registration
PURE Complete Solution:
PURE® Hard Surface	Disinfectant and sanitizer	SDC3A
PURE Multi-Purpose Cleaner Concentrate	Cleaner	Not applicable
PURE Multi-Purpose Hi-Foam Cleaner Concentrate	Cleaner	Not applicable

Axen® 30(1)	Disinfectant	Axen30
Axenohl®	Raw material ingredient	Axenohl
Silvérion®	Raw material ingredient	Not applicable

(1)	We intend to phase out Axen® 30

PURE Complete Solution

Our PURE Complete Solution is comprised of PURE® Hard Surface and a concentrated cleaning products that were launched as a companion products to PURE® Hard Surface. The PURE Complete Solution offers a comprehensive, cost-effective and user-friendly cleaning, disinfecting and sanitizing product line to end-users including our targeted foodservice, food manufacturing and food processing customers. We can also target this product line to hospital and medical care facilities; janitorial service providers and the distributors that supply them.

PURE® Hard Surface Disinfectant and Sanitizer (Ready-to-Use)

PURE® Hard Surface is our SDC-based, patented and EPA-registered, ready-to-use hard surface disinfectant and food contact surface sanitizer. We manufacture both consumer and commercial versions of the product. PURE Hard Surface combines high efficacy and low toxicity with 30-second bacterial and viral kill times and 24-hour residual protection. The product completely kills resistant pathogens such as MRSA and Carbapenem-resistant Klebsiella pneumoniae (NDM-1), and effectively eliminates dangerous fungi and viruses including HIV, Hepatitis B, Hepatitis C, Norovirus, Influenza A, Avian Influenza and H1N1. It also eradicates hazardous food pathogens such as E. coli, Salmonella, Campylobacter and Listeria. PURE® Hard Surface delivers broad-spectrum efficacy yet remains classified as least-toxic by the EPA. The active ingredient, SDC, has been designated as Generally Recognized as Safe, or GRAS, for use on food processing equipment, machinery and utensils.

PURE Multi-Purpose Cleaner Concentrate (End-User Dilutable)

PURE® Multi-Purpose Cleaner, is an environmentally responsible cleaning product that is protected by SDC. SDC ensures the quality and safety of PURE® Multi-Purpose Cleaner without human or environmental exposure to toxic chemical preservatives. PURE® Multi-Purpose Cleaner is non-toxic and non-flammable and contains no EDTA, phosphates, ammonia or bleach as well as no VOCs or NPEs. PURE Multi-Purpose Cleaner provides professional strength cleaning in a concentrate formula that yields a 1:96 – 1:256 use dilution that is safe for use on all resilient surfaces, including floors, glass and food contact surfaces.

PURE Multi-Purpose Hi-Foam Cleaner Concentrate (End-User Dilutable)

PURE® Multi-Purpose Hi-Foam Cleaner is an environmentally responsible, professional strength high foam forming cleaning product that is protected by SDC. SDC ensures the quality and safety of PURE Multi-Purpose Hi-Foam Cleaner without human or environmental exposure to toxic chemical preservatives. PURE Multi-Purpose Hi-Foam Cleaner is non-toxic and non-flammable and contains no EDTA, phosphates, ammonia or bleach as well as no VOCs or NPEs. PURE Multi-Purpose Hi-Foam Cleaner provides high foam cleaning in a concentrate formula that yields a 1:50 use dilution that is safe for use on stainless steel equipment, resilient floors, walls and painted surfaces.

Axen® 30 (Ready-to-Use)

Axen®30 is our patented and EPA-registered hard surface disinfectant and is a predecessor ready-to-use product to PURE® Hard Surface. Axen30 is currently sold on a limited basis by distributors under their respective private labels which we intend to phase out.

Axenohl® (Raw Material Ingredient)

Axenohl® is our patented and EPA-registered SDC-based antimicrobial formulation for use as a raw material ingredient in the manufacturing of EPA-registered products. Axenohl is a colorless, odorless and stable solution that provides fast acting efficacy against bacteria, viruses and fungi when manufactured into consumer and commercial disinfecting and sanitizing products.

SILVÉRION® (Raw Material Ingredient)

SILVÉRION® is our patented SDC-based antimicrobial formulation for use as a raw material ingredient in the manufacturing of personal care products. It can be used as either an active ingredient or a preservative. SILVÉRION is a colorless, odorless and stable solution that provides ionic silver in a water-soluble form. It provides fast acting efficacy at low concentrations against a broad-spectrum of bacteria, viruses, yeast and molds. SILVÉRION is currently sold outside of the United States in various personal care products.

EPA Registrations

We sell our EPA-regulated products under the following three EPA registrations: (i) SDC3A, our hard surface disinfectant and food contact surface sanitizer, (ii) Axen30, our hard surface disinfectant, and (iii) Axenohl, our antimicrobial formulation for use as a raw material in the manufacturing of EPA-registered products.

SDC3A Registration

The EPA registration for SDC3A, marketed as PURE Hard Surface, our disinfectant and food contact surface sanitizer, includes the following efficacy claims:

Organism	Kill Time
Pseudomonas aeruginosa	30 seconds
Salmonella enterica	30 seconds
Staphylococcus aureus	2 minutes
Listeria monocytogenes	2 minutes
Vancomycin resistant Enterococcus faecium (VRE)	2 minutes
Methicillin resistant Staphylococcus aureus (MRSA)	2 minutes
Community Associated Methicillin resistant Staphylococcus aureus (CA-MRSA)	2 minutes
Community Associated Methicillin resistant Staphylococcus aureus (CA-MRSA-PVL)	2 minutes
Escherichia coli O157:H7	2 minutes
Acinetobacter baumannii	2 minutes
Campylobacter jejuni	2 minutes
Carbapenem resistant Escherichia coli	2 minutes
Carbapenem resistant Klebsiella pneumoniae	2 minutes
Carbapenem resistant Klebsiella pneumonia, NDM-1 +	2 minutes
Trichophyton mentagrophytes (Athlete’s Foot Fungus)	5 minutes
HIV type 1	30 seconds
Rotavirus	30 seconds
Human Coronavirus	30 seconds
Influenza A (H1N1)	30 seconds
Swine Influenza A (H1N1)	30 seconds
Respiratory Syncytial Virus	30 seconds
Adenovirus Type 2	30 seconds
Avian Influenza A	30 seconds
Influenza A	30 seconds
Hepatitis B Virus (HBV)	60 seconds
Hepatitis C Virus (HCV)	60 seconds
Murine Norovirus	60 seconds
Norovirus	60 seconds
Herpes Simplex Type 1	60 seconds
Rhinovirus	60 seconds
Polio Type 2	60 seconds

The EPA registration for SDC3A also claims 24 hour residual protection against bacteria.

Toxicity Categories

The EPA categorizes the toxicity of antimicrobial products from Category I to Category IV. The following table shows the EPA toxicity categories and required signal words.

Toxicity Category	Signal Word
I	DANGER, POISON
II	WARNING
III	CAUTION
IV	None required

SDC3A is a Category IV product for which no signal words are required.

Axen30 Registration

Axen®30 is a hard surface disinfectant and is a predecessor product to SDC3A. It offers similar broad-spectrum efficacy but longer kill times. Axen30 is not approved for use on food contact surfaces. Axen30 is currently sold on a limited basis by distributors under their respective private labels which we intend to phase out.

Axenohl Registration

Axenohl is registered as a raw material ingredient for the manufacturing of EPA-registered products and as such does not carry specific efficacy claims.

U.S. Regulatory Approval of SDC as a Direct Food Contact Processing Aid

Poultry Processing Aid

On July 11, 2014, we submitted a Food Contact Notification (FCN) to the U.S. Food and Drug Administration (FDA) for SDC as an online reprocessing (OLR) antimicrobial for raw poultry processing.

FDA and USDA Approval Process

The FDA’s FCN Program ensures the safety of Food Contact Substances (FCS) used in food processing and packaging.

•	The FCN review period is 120 days from filing, after which, if there are no concerns from the FDA, the FCN automatically becomes effective.

•	An FCN is considered to be proprietary as it applies only to the specific product and manufacturer or supplier identified in the FCN.

•	Upon the FDA’s granting of the FCN, PURE will immediately submit the FCN to the Food Safety and Inspection Service (FSIS) of the USDA for a new technology review.

•	As part of the FSIS review process, PURE will conduct three in-plant process validation and optimization trials with the authorization of the USDA.

•	After completion of the three in-plant validation trials, PURE expects the USDA to issue a “Letter of No Objection” and list SDC as an OLR poultry processing aid in Attachment 1 of FSIS Directive 7120.1, Safe and Suitable Ingredients Used in the Production of Meat and Poultry Products.

•	Subject to receipt of both FDA and USDA approval PURE will begin commercialization of SDC in Q1 2015 for use in poultry processing.

Data submitted as part of the Company’s FCN showed that, in testing conducted by Dr. James Marsden at Kansas State University, SDC achieved an average reduction in Salmonella of 2.75 log10 CFU/cm2 when applied as an OLR spray and 6.28 log10 CFU/cm2 when combined with an immersion chilling process simulating current U.S. industry practices.

•	The importance of this data indicates that the use of SDC antimicrobial solution in poultry processing has the potential to enable plants to achieve non-detectable Salmonella levels post-chill process.

•	Additionally, a sensory evaluation of SDC showed no difference in color, appearance or odor in treated poultry. The Company believes that these test results exceed current U.S. industry best practices. In addition, given the non-toxic properties of SDC, the Company believes there are safety benefits for users, production line personnel and the surrounding environment.

•	SDC offers a highly effective alternative to hazardous and difficult to blend chemicals currently used as OLR treatments in raw poultry processing.

•	SDC is a significant improvement over current processing practices. The product is:

¡	Easier to handle and dilute

¡	Non-corrosive to processing equipment

¡	Does not create noxious fumes

•	The Company believes that poultry processors will also benefit from the highly stable solution, ease of use and improved worker safety.

Produce Processing Aid

On October 7, 2014, the Company submitted a Food Contact Notification (FCN) to the FDA for SDC as an produce processing aid.

FDA Approval Process

The FDA’s FCN Program ensures the safety of Food Contact Substances (FCS) used in food processing and packaging.

•	The FCN review period is 120 days, after which, if there are no concerns from the FDA, the FCN automatically becomes effective.

•	An FCN is considered to be proprietary as it applies only to the specific product and manufacturer or supplier identified in the FCN.

•	Upon the FDA’s granting of the FCN expected in early 2015, PURE will begin commercialization of SDC for use in produce processing.

Data submitted as part of the Company’s FCN for produce showed that, in testing conducted by Dr. James Marsden at Kansas State University, SDC achieved average reductions up to 2.36 log10 CFU/cm2 when applied alone as a spray and up to 3.10 log10 CFU/cm2 when combined with chlorine wash, simulating current processing practices. Sensory evaluations of produce treated with SDC indicated no difference in color, appearance or odor to untreated controls; and SDC had no effect on the nutritional composition of the produce.

Currently, produce processors target achieving only a 1 log10 CFU/cm2 reduction per intervention treatment. Data suggests that by incorporating SDC, processors can improve their results 100-fold with only one step. This represents a significant advantage to produce processors as well as improvement to the safety of processed produce going to the consumer.

Other Processing Aids under Development

The Company is developing the use of SDC as an intervention in the processing of beef and pork. Subject to successful pilot testing results, the Company intends to submit for both FDA and USDA approval. In addition, the Company may identify other food processing opportunities for SDC.

Intellectual Property

Our policy is to pursue patents, pursue trademarks, maintain trade secrets and use other means to protect our technology, inventions and improvements that are commercially important to the development of our business.

We have applied for U.S. and foreign patent protection for our SDC technology. Currently, we own twelve U.S. issued patents. Approximately twenty-six patents have been issued outside of the U.S. and we own approximately ten patents pending around the world. The expiration dates for our ten U.S. issued patents begin in 2018 and end in 2030. In September 2013, we decided to abandon pending and issued patents in non-strategic international territories. Future patent prosecution and defense efforts are intended primarily for North America, Europe, Asia and Mexico.

Additional patent applications may not be granted, or, if granted, may not provide adequate protection to us. We also intend to rely on whatever protection the law affords to trade secrets, including unpatented know-how. Other companies, however, may independently develop equivalent or superior technologies or processes and may obtain patents or similar rights with respect thereto.

Although we believe that we have developed our technology independently and have not infringed, and do not infringe, on the patents of others, third parties may make claims that our technology does infringe on their patents or other intellectual property. In the event of infringement, we may, under certain circumstances, be required to modify our infringing product or process or obtain a license. We may not be able to do either of those things in a timely manner if at all, and failure to do so could have a material adverse effect on our business. In addition, we may not have the financial or other resources necessary to enforce a patent infringement or proprietary rights violation action or to defend ourselves against such actions brought by others. If any of the products we develop infringe upon the patent or proprietary rights of others, we could, under certain circumstances, be enjoined or become liable for damages, which would have a material adverse effect on our business.

We also rely on confidentiality and nondisclosure agreements with our employees, customers, consultants, advisors, licensees and potential partners to protect our technology, intellectual property and other proprietary property. Pursuant to the foregoing and for other reasons, we face the risk that our competitors may acquire information which we consider to be proprietary, that such parties may breach such agreements or that such agreements will be inadequate or unenforceable.

Further, we own the registered trademarks or pending trademark applications for PURE Bioscience®, Powered by SDC Ag+®, PURE®, Axenohl®, Axen®, Silvérion®, Nutripure®, Elderguard®, and Critterguard®. In addition, we have applications for other trademarks pending around the world, which may or may not be granted. In the last year, we allowed the marks Kinderguard®, Cruise Control®, and Staphacide® to go abandoned, as they were no longer in line with our food safety business strategy.

Scientific Background

Silver as an Antimicrobial

The use of silver as an antimicrobial dates back to ancient times when water, wine and other beverages were kept in silver vessels to maintain freshness. Ancient Egyptians applied thin strips of beaten silver around wounds to avoid infection, and early royalty ate from silver plates and with silver utensils to stay healthy. In the past half-century, silver in colloidal and ionic forms has been used successfully in a wide array of antimicrobial applications, including water purification and topical treatments for burn victims. Silver must be in an ionic or colloidal form to be effective at killing microorganisms. The short shelf-life of previous ionic silver solutions has limited the development of ionic-silver based antimicrobials. SDC, as a stabilized silver ion complex, has a shelf life of more than a decade because the weak bond of the silver ion to the citric acid allows the ion to remain stable in solution while at the same time making it bioavailable for antimicrobial action.

Silver Dihydrogen Citrate is a Stabilized Silver Ion Complex

SDC is a patented antimicrobial based on a stabilized silver ion complex. SDC is produced by a unique electrochemical process using silver and citric acid. The resulting solution is a colorless, low viscous liquid containing a water soluble silver salt of citric acid.

Mechanisms of Action

The rapid and broad-spectrum efficacy of SDC is attributed to its dual mechanisms of action, both with respect to killing bacteria and other microorganisms and acting against viruses.

SDC can kill microorganisms at both the extracellular and intracellular levels. SDC attracts bacteria because the citric acid is recognized by the organism as a food source. SDC easily enters the microorganism through membrane transport proteins. Once inside the organism, SDC binds to DNA and intracellular proteins causing irreversible damage to the DNA and protein structure. Metabolic and reproductive functions halt, and the organism dies. SDC can also act on an organism’s outer membrane. Silver ions are highly attracted to sulfur-containing thiol groups found in metabolic and structural proteins bound to the membrane surface. SDC targets these critical proteins and destroys their structure. This disruption of the organism’s membrane function and integrity lysis the membrane and the organism dies.

Viruses are much smaller than bacteria and present fewer target sites on which a biocide can act. The efficacy of SDC against enveloped and non-enveloped viruses comes from its ability to destroy not only the viral envelope, preventing the virus from attaching to a host cell, but also the infectious component of the virus, the nucleic acid.

Safety Profile

Research has shown that silver is an effective antimicrobial and not toxic to humans. In addition, our data shows the components of SDC, ionic silver and citric acid, to be non-toxic, particularly at the low concentrations required to eliminate microorganisms. At higher concentrations, citric acid can be an eye irritant. We have tested a concentrated SDC formulation using standard protocols to measure acute toxicity. Our results demonstrate that there is no toxicity associated with SDC. Acute oral and dermal toxicity was not observed at doses up to and including 5000 mg/kg, indicating lack of toxicity. Data from the eye and skin studies showed only slight irritation and no dermal sensitization.

GRAS Status as Contact Biocide

A committee of independent experts critically reviewed efficacy and toxicity data for SDC and the SDC-based PURE® ™ Hard Surface disinfectant and food contact surface sanitizer. The committee found no evidence that SDC demonstrates a hazard to the public when used as a contact biocide on food contact surfaces and food-use utensils. The committee, therefore, concluded such use to be generally recognized as safe, consistent with the EPA registration, allowing for use on food manufacturing and processing equipment and food preparation surfaces.

Efficacy

Formulations containing SDC provide complete, quick and broad-spectrum antimicrobial efficacy against gram positive and gram negative bacteria, enveloped and non-enveloped viruses, and fungi. In addition to quick kill times, SDC provides residual antimicrobial activity. SDC also provides rapid kill times against multiple drug resistant bacteria including Methicillin-resistant Staphylococcus aureus, or MRSA, Vancomycin resistant Enterococcus faecium, or VRE, Carbapenem resistant Escherichia coli, Carbapenem resistant Klebsiella pneumoniae and Carbapenem resistant Klebsiella pneumoniae, NDM-1. See the section of this Item 1 entitled “EPA Registrations” for detailed efficacy data.

Natural and Environmentally Responsible

SDC is made of simple and all-natural ingredients: water, citric acid and minute amounts of ionic silver. SDC is non-toxic. The safety profile for silver has been extensively reviewed in public literature and by US government agencies and international organizations including the EPA, the Food and Drug Administration, or FDA, the Agency for Toxic Substances and Disease Registry, the World Health Organization and the National Resource Center for Health Information Technology. There is no evidence of mutagenicity, carcinogenicity, neurotoxicity, reproductive or developmental effects due to silver.

SDC does not harm the environment. If introduced to water systems, the low concentrations of ionic silver in SDC would react with naturally present substances such as chlorides, sulfides and organic matter. These reactions would create insoluble silver complexes and render the silver inert.

SDC is manufactured through a “zero waste” process in which no byproducts or environmental effluent are created.

Research and Development

We recognize the importance of innovation to our long-term success. A key aspect of our business strategy is to leverage our technology platform to develop additional proprietary products and applications. We are focused on the development of end use products and raw material formulations derived from our technology platform. We conduct our primary research and development activities in-house and use third-party laboratories to conduct independent testing. We also engage development partners to perform research and development activities at their own expense for specific products and processes using SDC. Amounts spent on research and development activities during the nine months ended April 30, 2014 and 2013 were $750,000 and $979,000, respectively.

We have developed several new SDC-based products, including a dilutable sanitizer and virucide. In addition, we may continue to develop or may develop with strategic partners various other SDC-based product candidates including a dilutable food contact surface sanitizer, hard surface disinfecting and skin cleansing wipes, formulations for industrial biofilm control, high level disinfectants, agriculture treatments, food processing aids, food additives and preservatives as well as medical products.

U.S. Food Safety Market Overview

U.S. Incidence and Cost of Foodborne Illness

In the U.S., the CDC estimated in 2011 that foodborne illnesses affect over 48 million people annually, causing 128,000 hospitalizations and 3,000 fatalities. The CDC estimates that more than 9 million of these foodborne illnesses are attributed to major pathogens. According to FoodNet, a collaborative project among FSIS, CDC, and FDA to identify, control, and prevent foodborne disease hazards, foodborne illnesses continue to exceed national food safety goals and remains a public health problem in the U.S.

The CDC identified that produce is responsible for approximately 46% of foodborne illnesses caused by pathogens while poultry is responsible for more deaths than any other food commodity. This indicates that the greatest need for improvement in pathogen control efforts is in produce and poultry processing.

Among the top pathogens contributing to foodborne illness in the U.S. is Norovirus, Salmonella, Campylobacter, Staphylococcus, Shiga toxin–producing Escherichia coli and Listeria. Salmonella is the leading cause of hospitalization, followed by Norovirus, and is the leading cause of deaths related to foodborne illness.

According to an Ohio State University study published in the Journal of Food Protection, completed by Dr. Scharff, a consumer science professor, foodborne illness poses a $77.7 billion economic burden in the United States annually. This cost estimate includes health related costs associated medical costs, productivity losses, mortality, and pain and suffering. The study noted that excluding the estimated costs for pain and suffering that health related costs exceeded $51 billion. The study does not include costs to the food industry, including reduced consumer confidence, reduced brand value, product recall costs, and litigation, nor does it include the cost to public health agencies, local, state, and federal, that respond to illnesses and outbreaks.

In addition, the study cited Salmonella as the most costly pathogen with an economic burden estimated to be in excess of $11 billion primarily due to its high incidence and mortality rate.

Increased Regulatory Requirements in the U.S.

The increasing trend of reported foodborne illness over the last decade has resulted in heightened awareness by various government agencies, national media and social media outlets affecting consumer confidence and elevating federal and state regulatory scrutiny.

In 2011, the Food Safety Modernization Act was passed by the U.S. Congress, resulting in increased regulatory requirements for preventive controls, verification and validation of food safety plans by food processors. Additionally, in December 2013 the Food Safety and Inspection Service (FSIS) of the USDA, announced its Salmonella Action Plan (SAP), which is focused on identifying solutions to reduce the incidence of Salmonella in meat and poultry. The Company believes that the implementation of the SAP will increase the need for new, effective interventions to assist in reducing the incidence of Salmonella in meat and poultry.

Positioning of SDC-based Products as a Food Safety Solution

The statistics of the U.S. public health problems attributed to pathogens in the food supply chain demonstrate the increasing need for more effective, efficient and safer interventions. The Company believes the U.S. food industry continues to use toxic chemicals as processing aids or interventions during food processing operations for which pathogens are becoming increasingly resistant and rendering current interventions less efficacious. Most of these chemicals carry various warnings labels for their toxicity characteristics and negatively affect safety of processing plant personnel, plant operating equipment and the plant environment and its surroundings.

Among the chemicals in current use are: peracetic acid, acidified sodium chlorite (ASC), ozone, trisodium phosphate, cetylpyridinium chloride (CPC), organic acid rinses (lactic acid), hypobromous acid and chlorine dioxide. Some of these chemicals can be difficult to work as a processing aid as they may require heating to become effective or are difficult to mix and stabilize prior to use. Certain of these chemicals are only specific for processing aid use to treat against specific pathogens of only certain foods. In addition, some of these chemicals can produce noxious fumes that over time have been linked to upper respiratory illness and typically require in-plant decontamination of their effluence.

Several large and established corporations currently supply these chemicals and also provide other related food safety services such as environmental sanitation programs and food safety consultation and audit services.

The Company believes that SDC as a natural product based on its proprietary silver-ion, which is stabilized in a citric acid solution, is well positioned as a new and disruptive technology. Given its broad spectrum antimicrobial efficacy and non-toxic properties, SDC provides significant improvements over current chemical interventions that the Company believes strengthens food safety practices for eliminating various pathogens present during food processing operations.

Pilot poultry processing studies showed that SDC achieved an average reduction in Salmonella of 2.75 log10 CFU/cm2 when applied as an OLR spray and 6.28 log10 CFU/cm2 when combined with an immersion chilling process simulating current U.S. industry practices. This data indicates that the use of SDC in poultry processing has the potential to achieve non-detectable Salmonella levels.

Pilot produce processing studies showed that SDC achieved average reductions up to 2.36 log10 CFU/cm2 when applied alone as a spray and up to 3.10 log10 CFU/cm2 when combined with chlorine wash, simulating current processing practices.

Currently, produce processors hope to achieve only a 1 log10 CFU/cm2 reduction per intervention treatment. This data suggests that by incorporating SDC, produce processors can improve their results 100-fold with only one step.

Sensory evaluations of both poultry and produce treated with SDC indicated no difference in color, appearance or odor to untreated controls; and SDC had no effect on the nutritional composition of either poultry or produce.

The Company believes that SDC is a significant improvement over current processing chemicals because the product is:

•	More effective in reducing or eliminating pathogens

•	Easier to handle and dilute

•	Non-corrosive to processing equipment

•	Non-toxic whereby it does not create noxious fumes or other detrimental environmental effluence

The Company believes that the performance and characteristics of SDC represent as a significant advantage to food processors and provides significant improvement to the safety of processed foods going to consumers.

Sales and Marketing

Overview

A critical aspect of our business strategy is to leverage the industry experience of our internal sales force and management team in order to maximize the commercial potential of our technology platform in the food industry. During 2013 and 2014, we strengthened our internal sales and marketing capability by adding to our team experienced food industry sales professionals and our chief executive officer and board members who have significant food industry management experience.

According to the CDC, FDA and other food industry sources, food contamination and food-borne illnesses have been increasing. We believe our focus on food safety is addressing a significant need to provide safe non-toxic and effective solutions to mitigate the increase of food contamination and food-borne illnesses. We believe our products can be used effectively to prevent or mitigate the risk of food contaminants in various stages of the food supply chain. Our current sales and marketing efforts include demonstrating our SDC products’ effectiveness as a hard surface disinfectant and sanitizer for:

1.	Foodservice operators – e.g. food preparation and cooking surfaces; consumer eating and common areas; and drink and ice dispensers.

2.	Food manufacturers and processors – e.g. food production and transportation equipment.

We intend to expand our market penetration in the food industry based on future product development and regulatory efforts to offer our SDC technology as a direct food contact processing aid where it is applied as a spray wash for poultry, produce and beef and pork as an intervention to prevent, reduce or eliminate various food-borne pathogens.

Our sales team is actively developing customer relationships with certain segments of foodservice operators, food processors and food manufacturers. Due to both the technical nature of our products and existence of established brands, the sales cycle to secure a new customer is long and unpredictable. We have recently conducted numerous successful product evaluation trials and comparative testing of our SDC-based products with prospective customers, which we believe in will result in future revenue. We believe our products provide superior pathogen and hygiene control performance characteristics as compared to legacy chemical products, which also have higher toxicity profiles than our SDC-based products.

In addition to our direct sales and marketing efforts, we intend to selectively form partnerships with industry leaders for a variety of uses and applications of our products and technology. These partnerships may be for both U.S. and international markets where we believe we may leverage the product development, sales and marketing resources of business partners to commercialize our SDC technology in their respective markets.

A significant portion of our historical revenues were generated by an international chemical distributor who sold our SDC-based formulations to other manufacturers for use as a raw material ingredient in the production of personal care products. Other historical revenues were primarily to U.S. distributors who sold our SDC-based products into the consumer and industrial janitorial and sanitization market.

Sales Concentration

Net product sales were $417,000 and $631,000 for the nine months ended April 30, 2014 and 2013, respectively. The decrease of $214,000 was primarily attributable to sales fluctuations within our legacy customer base. For the nine months ended April 30, 2014, two individual customers each accounted for 10% or more of our net product sales. One customer accounted for 54%, and the other for 14%. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales was as follows: 100% U.S. For the nine months ended April, 2013, two individual customers each accounted for 10% or more of our net product sales. One customer accounted for 56%, and the other for 11%. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales is as follows: 100% U.S.

From time to time, one or a small number of our customers may represent a significant percentage of our revenue. Our two largest customers accounted for 68% of our revenue for the nine months ending April 30, 2014. One customer accounted for 54%, and the other for 14%. Although we have agreements with many of our customers, these agreements typically do not prohibit customers from purchasing products and services from competitors. A decision by any of our major customers to significantly reduce the amount of product ordered or license fees paid, or their failure or inability to pay amounts owed to us in a timely manner, or at all, could have a significant adverse effect on our business.

Competition

The markets for SDC, our SDC-based products and each of their potential applications are highly competitive. We have a number of competitors that vary in size, scope and breadth of products offered. Such competitors include some of the largest global corporations, and most of our competitors have significantly greater financial resources than we do. We expect to face additional competition from other competitors in the future.

Because SDC is a new antimicrobial technology to the food industry, our success will depend, in part, upon our ability to achieve a share of our target markets at the expense of established and future products. Even where SDC may have technological competitive advantages over competing products, we, our partners or our distributors, will need to invest significant resources in order to attempt to displace traditional technologies sold by, what are in many cases, well-known industry leaders.

Manufacturing

On December 11, 2013, the Company entered into a five-year strategic collaboration agreement with St. Louis-based Intercon Chemical Company (ICC). The agreement consists of a multi-prong approach to accelerate the commercialization of PURE’s unique and proprietary SDC-based products. The strategic collaboration agreement provides:

•	ICC licenses from PURE its patents and technology know-how for the exclusive manufacture of our SDC-based products.

¡	ICC will invest in plant improvements to allow for expanded SDC production.

¡	ICC’s R&D team will collaborate on SDC product line development.

•	ICC licenses the distribution rights for SDC-based products into its core businesses of institutional cleaning and sanitation products.

¡	ICC will also develop a new initiative focused on US hospital, healthcare and medical facilities.

¡	PURE earns royalty income on SDC-products sold by ICC and its affiliates.

The agreement may be terminated by mutual written consent, or by either party upon the material breach of the terms of the agreement by the other party.

Silver is the primary active ingredient in SDC and is a readily available commodity. The other active and inactive ingredients in our products are readily available from multiple sources.

Government Regulation

Our business is subject to various government regulations relating to the protection of public health and the environment. Among these are laws that regulate the manufacture, storage, distribution and labeling of our products, as well as the use, handling, storage and disposal of certain materials in the manufacturing of our products.

Regulation in the United States

Certain environmental and regulatory matters significant to us are discussed below.

Requirements Imposed by the EPA and Similar State Agencies

We manufacture and sell in the U.S. certain disinfecting products that kill or reduce microorganisms (bacteria, viruses, fungi). The manufacture, labeling, handling and use of these products are regulated by the EPA under the Federal Insecticide, Fungicide, and Rodenticide Act, or FIFRA. We currently sell three products registered by the EPA under FIFRA, certain of which are approved for use on food contact surfaces and others of which are approved for use on non-food contact hard surfaces. EPA product registration requires meeting certain efficacy, toxicity and labeling requirements and paying ongoing registration fees.

Although states do not generally impose substantive requirements different from those of the EPA, each state in which our products are sold requires registration and payment of a fee. California and certain other states have adopted additional regulatory programs applicable to these types of products that, in some cases, impose a fee on total product sales in the state.

Based on our experience and our knowledge of current trends, we expect the costs and delays in receiving necessary federal and state approvals for these types of products may increase in the coming years.

Requirements Imposed by Ingredient Legislation

Numerous federal, state and local laws regulate the sale of products containing certain identified ingredients that may impact human health and the environment. For instance, California has enacted Proposition 65, which requires the disclosure of specified listed ingredient chemicals on the labels of products. Although none of the ingredients in our current products is reportable under Proposition 65, this and other similar legislation may become more comprehensive in the future and/or new products we may develop could be subject to these regulations.

Requirements Imposed by Other Environmental Laws

A number of federal, state and local environmental, health and safety laws govern the use, handling, storage and disposal of certain materials. Our current manufacturing process for SDC-based products is a “zero waste” process, meaning that no byproducts are created, and we do not use hazardous materials, as defined by applicable environmental laws, in the manufacturing of these products. As such, some of these U.S. environmental laws are not generally applicable to us in their current form. However, these laws may in the future identify as hazardous materials certain materials that we use in our manufacturing processes, or we may opt to or be forced to change our manufacturing procedures in a way that subjects our products or operations to these laws.

Requirements Imposed by the FDA and USDA

Various laws and regulations have been enacted by federal, state, local and foreign jurisdictions regulating certain products we anticipate manufacturing and selling for controlling microbial growth on foods. In the United States, these requirements generally are administered by the FDA. However, the U.S. Department of Agriculture and EPA also may share in regulatory jurisdiction of antimicrobials applied directly to food as it pertains to poultry and meats.

Regulation Outside the United States

The commercialization of SDC-based products in countries other than the U.S. may require that we, or companies with whom we partner for such foreign commercialization, obtain necessary approvals from foreign regulatory authorities comparable to the EPA, among others. Applicable approval processes and ongoing requirements vary from country to country and may involve more time and expense than that required to obtain approvals in the U.S. In international markets, we currently sell our products under active registrations held by us, or by our distributors. We intend to continue to process registrations ourselves or through distributors as required.

We currently hold a registration from Health Canada for our disinfectant product. A third-party distributor holds a registration for our disinfectant products in South Africa. Other third-party distributors are actively pursuing registrations for our disinfectant products in Italy and various Asian markets. Additionally, an opinion has been granted under the Scientific Committee on Consumer Products to sell SDC in the European Union for use in cosmetics, which includes personal care products.

Employees

As of October 9, 2014, we employed 12 regular full-time employees. We believe that we have been successful in attracting skilled and experienced personnel, but competition for personnel is intense and there can be no assurance that we will be able to attract and retain qualified personnel in the future. None of our employees are covered by collective bargaining agreements and we consider relations with our employees to be good.

Company Information

We were incorporated in the state of California in August 1992 as Innovative Medical Services. In September 2003, we changed our name to Pure Bioscience. In March 2011, we reincorporated in the state of Delaware under the name “Pure Bioscience, Inc.”

Our corporate offices are located at 1725 Gillespie Way, El Cajon, California 92020. Our telephone number is (619) 596-8600. Our website address is www.purebio.com. We make available free of charge on our website our periodic and current reports, proxy statements and other information as soon as reasonably practicable after such reports are filed with the Securities and Exchange Commission, or SEC. Information contained on, or accessible through, our website is not part of this report or our other filings with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of our business. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and any adverse result in these or other matters may arise from time to time that could harm our business. We are not currently aware of any such legal proceedings or claims to which we or our wholly owned subsidiary is a party or of which any of our property is subject that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements

Pure Bioscience, Inc. and Subsidiary

Years Ended July 31, 2013 and 2012

Quarters Ended April 30, 2014 and April 30, 2013

Pure Bioscience, Inc.

Condensed Consolidated Balance Sheets

	April 30, 2014	July 31, 2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$416,000	$32,000
Accounts receivable, net	34,000	18,000
Inventories, net	387,000	365,000
Prepaid expenses	194,000	71,000

Total current assets	1,031,000	486,000
Property, plant and equipment, net	42,000	146,000
Patents, net	1,378,000	1,430,000

Total assets	$2,451,000	$2,062,000

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$529,000	$1,134,000
Restructuring liability	512,000	—
Note payable, current	—	368,000
Accrued liabilities	105,000	600,000
Derivative liability	10,000	51,000

Total current liabilities	1,156,000	2,153,000
Note payable, less current portion	—	887,000
Deferred rent	—	13,000

Total liabilities	1,156,000	3,053,000

Commitments and contingencies
Stockholders’ equity (deficit)
Preferred stock, $0.01 par value:
5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value:
100,000,000 shares authorized, 28,555,500 shares issued and outstanding at April 30, 2014, and 12,569,503 shares issued and outstanding at July 31, 2013	286,000	126,000
Additional paid-in capital	79,555,000	69,054,000
Accumulated deficit	(78,546,000)	(70,171,000)

Total stockholders’ equity (deficit)	1,295,000	(991,000)

Total liabilities and stockholders’ equity (deficit)	$2,451,000	$2,062,000

See accompanying notes.

Pure Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine months ended April 30,		Three months ended April 30,
	2014	2013	2014	2013
Net product sales	$417,000	$631,000	$261,000	$258,000
Operating costs and expenses
Cost of goods sold	145,000	155,000	89,000	67,000
Selling, general and administrative	3,506,000	4,093,000	1,338,000	1,332,000
Research and development	750,000	979,000	248,000	283,000
Share-based compensation	2,191,000	583,000	770,000	153,000
Other share-based expenses	308,000	—	—	—
Restructuring costs	2,754,000	—	—	—

Total operating costs and expenses	9,654,000	5,810,000	2,445,000	1,835,000

Loss from operations	(9,237,000)	(5,179,000)	(2,184,000)	(1,577,000)
Other income (expense)
Change in derivative liability	(56,000)	270,000	3,000	30,000
Interest expense, net	(7,000)	(591,000)	(2,000)	(2,000)
Gain on extinguishment of debt	727,000	—	—	—
Other income (expense), net	198,000	(12,000)	134,000	15,000

Total other income (expense)	862,000	(333,000)	135,000	43,000

Net loss	$(8,375,000)	$(5,512,000)	$(2,049,000)	$(1,534,000)

Basic and diluted net loss per share	$(0.34)	$(0.53)	$(0.07)	$(0.14)

Shares used in computing basic and diluted net loss per share	24,479,959	10,310,721	27,864,746	11,255,833

See accompanying notes.

Pure Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended April 30,
	2014	2013
Operating activities
Net loss	$(8,375,000)	$(5,512,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	2,191,000	583,000
Stock issued under severance agreements	825,000	—
Stock issued to investors to amend subscription agreements	285,000	—
Fair value of penalty warrants issued	23,000	—
Gain on extinguishment of debt	(727,000)	—
Gain on fixed asset sale	(7,000)	—
Amortization of stock issued for services	657,000	184,000
Troubled debt restructuring loss	—	25,000
Stock issued for services	25,000	—
Warrant issued for services	121,000	—
Depreciation and amortization	196,000	236,000
Amortization of deferred financing costs	—	215,000
Change in fair value of derivative liability	56,000	(270,000)
Amortization of debt discount	—	371,000
Changes in operating assets and liabilities:
Accounts receivable	(16,000)	71,000
Inventories	(22,000)	80,000
Prepaid expenses	(10,000)	(2,000)
Accounts payable and accrued liabilities	(588,000)	487,000
Deferred rent	(13,000)	12,000

Net cash used in operating activities	(5,379,000)	(3,520,000)

Investing activities
Investment in patents	(79,000)	(191,000)
Proceeds from on sale of fixed assets	66,000	—
Purchases of property, plant and equipment	(21,000)	(12,000)

Net cash used in investing activities	(34,000)	(203,000)

Financing activities
Net proceeds from the sale of common stock	6,162,000	4,611,000
Net proceeds from the exercise of warrants	163,000	—
Payment of Bridge Loan	—	(1,333,000)
Payment on note payable	(528,000)	(22,000)

Net cash provided by financing activities	5,797,000	3,256,000

Net increase (decrease) in cash and cash equivalents	384,000	(467,000)
Cash and cash equivalents at beginning of period	32,000	877,000

Cash and cash equivalents at end of period	$416,000	$410,000

Supplemental disclosure of cash flow information
Cash paid for taxes	$4,000	$—
Supplemental disclosure of non-cash investing and financing activities
Common stock issued for prepaid services	$175,000	$160,000
Common stock issued in connection with financing	$376,000	$—
Settlement of warrant liability	$97,000	$—

During the nine months ended April 30, 2013, we recorded a reduction of approximately $1,519,000 in accounts payable in exchange for a note payable of $1,125,000, accrued interest of $174,000, and warrants valued at $245,000, with a resulting $25,000 restructuring loss.

See accompanying notes.

Pure Bioscience, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

1.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the consolidated accounts of Pure Bioscience, Inc. and its wholly owned subsidiary, ETIH2O Corporation, a Nevada corporation. ETIH2O Corporation currently has no business operations and no material assets or liabilities and there have been no significant transactions related to ETIH2O Corporation during the periods presented in the consolidated financial statements. All inter-company balances and transactions have been eliminated. All references to “PURE,” “we,” “our,” “us” and the “Company” refer to Pure Bioscience, Inc. and our wholly owned subsidiary.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, for interim financial information pursuant to the instructions to Form 10-Q and Article 10/Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended April 30, 2014 are not necessarily indicative of the results that may be expected for other quarters or the year ending July 31, 2014. The July 31, 2013 balance sheet was derived from audited financial statements but does not include all disclosures required by GAAP and included in our Annual Report on Form 10-K. For more complete information, these unaudited financial statements and the notes thereto should be read in conjunction with the audited financial statements for the year ended July 31, 2013 included in our Annual Report on Form 10-K covering such period filed with the Securities and Exchange Commission, or SEC, on October 24, 2013.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Certain reclassifications have been made to prior period amounts to conform to current period presentation. These reclassifications did not have an impact on our results of operations or financial condition for the periods presented.

Recent Corporate Developments

New Board of Directors and Management Team

On August 13, 2013, the following managerial and corporate governance changes occurred to create a new Board of Directors, or Board, and management team:

•	Michael L. Krall, Donna Singer, and Dennis Brovarone resigned as members of the Board;

•	Michael L. Krall, Donna Singer, and Dennis Atchley resigned all positions respectively held by them as officers of the Company;

•	Dave Pfanzelter was appointed by the Board to be the Chairman of the Board;

•	Dave Pfanzelter was appointed by the Board to serve as Interim Chief Executive Officer;

•	Gary D. Cohee was appointed by the Board to serve as a member of the Board; and

•	Peter C. Wulff was appointed by the Board to serve as Chief Financial Officer, Chief Operating Officer, and Corporate Secretary.

As previously disclosed on our Form 8-K filed on July 25, 2013, on July 22, 2013, Jon Carbone and Paul Maier resigned as directors of the Company and as members of the Audit and Compensation Committees.

On September 10, 2013, the Board appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. In connection with the hiring of Mr. Lambert to serve as our Chief Executive Officer, Dave Pfanzelter resigned his position as our Interim Chief Executive Officer. Mr. Pfanzelter will continue to render significant services to us and will continue to serve as our Chairman of the Board.

In October 2013, we appointed three additional members to the Board; Dr. David Theno, Jr., Craig Culver and William Otis. On April 9, 2014, Craig Culver resigned from the Board. The Board now consists of five members who provide professional experience in business and finance; food science and food safety; and foodservice and food manufacturing.

On December 11, 2013, the Company entered into a five-year strategic collaboration agreement with St. Louis-based Intercon Chemical Company (ICC). The agreement consists of a multi-prong approach to accelerate the commercialization of PURE’s unique and proprietary SDC-based products. The strategic collaboration agreement provides:

•	ICC licenses from PURE its patents and technology know-how for the exclusive manufacture for PURE of all SDC-based products.

¡	ICC will invest in plant improvements to allow for expanded SDC production.

¡	ICC’s R&D team will collaborate on SDC product line development.

•	ICC licenses the distribution rights for SDC-based products into its core businesses of institutional cleaning and sanitation products.

¡	ICC will also develop a new initiative focused on US hospital, healthcare and medical facilities.

¡	PURE earns royalty income on SDC-products sold by ICC and its affiliates.

The agreement may be terminated by mutual written consent, or by either party upon the material breach of the terms of the agreement by the other party.

During the three months ended April 30, 2014, we entered into an asset purchase agreement with ICC. Based on the terms of the agreement we received approximately $58,000 for our manufacturing assets. The assets were sold at book value. As a result, no gain was recorded.

2.	Liquidity & Going Concern Uncertainty

These unaudited condensed consolidated financial statements have been prepared and presented on a basis assuming we will continue as a going concern. The factors below raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

Since our inception, we have financed our operations primarily through public and private offerings of securities, debt financing, and revenue from product sales and license agreements. We have a history of recurring losses, and as of April 30, 2014, we have incurred a cumulative net loss of $78,546,000.

We do not have, and may never have, significant cash inflows from product sales or from other sources of revenue to fund our operations. As of April 30, 2014, we had $416,000 in cash and cash equivalents, and $1,156,000 of current liabilities, including $529,000 in accounts payable and $512,000 in restructuring liabilities. As of April 30, 2014, we have no long-term debt. We do not currently believe that our existing cash resources are sufficient to meet our anticipated needs over the next twelve months.

Until we can generate significant cash from operations, we expect to continue to fund our operations with the proceeds of offerings of our equity and debt securities. However, we cannot assure you that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to us or to our stockholders. If we raise additional funds from the issuance of equity securities, substantial dilution to our existing stockholders would likely result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business. Further, any contracts or license arrangements we enter into to raise funds may require us to relinquish our rights to our products or technology, and we cannot assure you that we will be able to enter into any such contracts or license arrangements on acceptable terms, or at all. Having insufficient funds may require us to delay or scale back our marketing, distribution and other commercialization activities or cease our operations altogether.

We do not have any unused credit facilities or other sources of capital available to us at this time. We intend to secure additional working capital through sales of additional debt or equity securities. Our intended financing initiatives are subject to risk, and we cannot provide any assurance about the availability or terms of these or any future financings.

If we are unable to obtain sufficient capital, it will have a material adverse effect on our business and operations. It could cause us to fail to execute our business plan, fail to take advantage of future opportunities, or fail to respond to competitive pressures or customer requirements. It also may require us to significantly modify our business model and operations to reduce spending to a sustainable level, which may include delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, research and development projects, regulatory submissions, business development initiatives, and sales and marketing activities, among other investments. If adequate funds are not available when needed, we may be required to reduce or cease operations altogether.

The financial statements do not include any adjustment relating to recoverability or classification of recorded assets and classification of recorded liabilities.

3.	Net Loss Per Share

Basic net loss per common share is computed as net loss divided by the weighted average number of common shares outstanding for the period. Our diluted net loss per common share is the same as our basic net loss per common share because we incurred a net loss during each period presented, and the potentially dilutive securities from the assumed exercise of all outstanding stock options, restricted stock units, and warrants would have an anti-dilutive effect. As of April 30, 2014 and 2013, the number of shares issuable upon the exercise of stock options, the vesting of restricted stock units, and the exercise of warrants, none of which are included in the computation of basic net loss per common share, was 6,406,128 and 1,854,000, respectively.

4.	Comprehensive Loss

Comprehensive loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources, including unrealized gains and losses on marketable securities and foreign currency translation adjustments. For the three and nine months ended April 30, 2014 and 2013, our comprehensive loss consisted only of net loss.

5.	Inventory

Inventories are stated at the lower of cost or net realizable value, and net of a valuation allowance for potential excess or obsolete material. Cost is determined using the average cost method. Depreciation related to manufacturing is systematically allocated to inventory produced, and expensed through cost of goods sold at the time inventory is sold.

Inventories consist of the following:

	April 30, 2014	July 31, 2013
Raw materials	$68,000	$70,000
Finished goods	319,000	295,000

	$387,000	$365,000

During the fiscal year ended July 31, 2013, we established an inventory reserve for $347,000. The majority of the reserve related to components such as, plastic bottles, spray triggers, miscellaneous plastics, and numerous corrugated cardboard configurations.

During the nine months ended April 30, 2014, we received $20,000 from the sale of inventory which was previously reserved during the fiscal year ended July 31, 2013. The $20,000 gain is reflected in the other income (expense) section of the consolidated statement of operations.

6.	Commitments and Contingencies

In connection with Mr. Krall’s separation from the Company (See Note 1), the Company entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Mr. Krall (the “Krall Release Agreement”). The Krall Release Agreement provides for a mutual release of all claims between Mr. Krall and the Company. Mr. Krall is also prohibited from engaging in certain competitive activities until July 2017. Pursuant to the Krall Release Agreement, Mr. Krall (i) was paid $25,000 on August 13, 2013; and, (ii) is entitled to receive $30,000 per month for 18-months following August 13, 2013, during which time Mr. Krall shall provide consulting services to the Company. In consideration of Mr. Krall’s transfer to the Company of certain enumerated intellectual property rights, the Company also (i) paid Mr. Krall the sum of $125,000 on August 13, 2013; and, (ii) issued to Mr. Krall 850,000 shares of common stock on August 21, 2013 (the “Krall Shares”). The Krall Shares are subject to certain registration rights intended to register the Krall Shares. The Krall Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Krall Proxy”). The Krall Proxy gives our CEO the right to vote the Krall Shares for so long as Mr. Krall owns the Krall Shares. Mr. Krall will also continue to receive health insurance coverage over the term of the severance period, which will cost the Company $20,000.

In connection with Ms. Singer’s separation from the Company (See Note 1), we entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Ms. Singer (the “Singer Release Agreement”). The Singer Release Agreement provides for a mutual release of all claims between Ms. Singer and the Company. Ms. Singer is also prohibited from engaging in certain competitive activities until August 2017. Pursuant to the Singer Release Agreement, Ms. Singer (i) was paid $45,000 on August 13, 2013; (ii) is due the amount of her continued health insurance coverage until August 2014; and, (iii) is entitled to $17,000 per month for 12-months following August 13, 2013, during which time Ms. Singer shall provide consulting services to the Company. In consideration of Ms. Singer’s transfer to the Company of certain enumerated intellectual property rights, the Company also issued to Ms. Singer 300,000 shares of common stock on August 21, 2013 (the “Singer Shares”). The Singer Shares are subject to certain registration rights intended to register the Singer Shares. The Singer Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Singer Proxy”). The Singer Proxy gives our CEO the right to vote the Singer Shares for so long as Ms. Singer owns the Singer Shares. Ms. Singer will also continue to receive health insurance coverage over the term of the severance period, which will cost the Company $18,000.

In connection with Mr. Brovarone’s separation from the Company (See Note 1), we entered into a Severance and Release Agreement effective August 13, 2013 with Mr. Brovarone (the “Brovarone Release Agreement”). The Brovarone Release Agreement provides for a mutual release of all claims between Mr. Brovarone and the Company. In addition, Mr. Brovarone will receive $91,000, payable in 60 monthly installments of $1,600, commencing 120 days after the separation date for amounts previously accrued as of July 31, 2013.

On January 23, 2014, we entered into a General Release and Settlement Agreement with a former employee (“Employee Settlement”). Under the terms of the Employee Settlement, we will pay $50,000 over a six-month period with payments commencing in March 2014, and issue 15,000 shares of unregistered common stock.

During the nine months ended April 30, 2014, the Company expensed approximately $1,859,000, related to the Employee Settlement and the Purchase, Severance, and Release Agreements for Mr. Krall, Ms. Singer, and Mr. Brovarone. Approximately $512,000 remains payable under the severance agreements and is included in the accrued restructuring liability section of the condensed consolidated balance sheets as of April 30, 2014.

7.	Promissory Note

On January 25, 2013, we entered into a Letter Agreement (the “Agreement”) with Morrison & Foerster LLP (“Morrison”). Under the terms of the Agreement, we issued a Promissory Note (the “Note”) in favor of Morrison in the principal amount of $1,125,000. In consideration for the Note, Morrison agreed to waive $1,519,000 of amounts due and payable to Morrison for legal services rendered. The Note bore interest at the rate of 7.5% per annum, but the then outstanding balance would accrue interest at the rate of 10% per annum upon the occurrence of an event of default (as defined in the Note). Beginning March 31, 2013, and on or before the last business day of each calendar month thereafter, we are required to pay all accrued but unpaid interest on the then unpaid amount of outstanding principal. Beginning on February 28, 2014, we were required to pay equal monthly principal installments of approximately $47,000, plus interest. We could prepay the outstanding balance under the Note in full or in part at any time, which would result in a discount of the then outstanding balance as more fully described in the Note. The Note was to mature on February 28, 2016, unless accelerated pursuant to an event of default or upon the consummation of a change of control (as defined in the Note). As a result of the Agreement, we reclassified the amount due and payable to Morrison from a current liability to long-term debt, except any payments due under the Letter Agreement within twelve months from the date of the balance sheet which will continue to be classified as a current liability.

In consideration for Morrison’s acceptance of the Note in lieu of payment for its legal services, we issued Morrison a warrant to purchase 375,000 shares of our common stock at an exercise price of $0.83 per share. The warrant was exercisable immediately and expires on January 24, 2018. The warrant may be exercised by Morrison with a cash payment or, in lieu thereof, at its election, through a net exercise, as set forth in the warrant agreement. Neither the warrant nor the shares to be issued upon exercise thereof are registered for sale or resale under the Securities Act of 1933, as amended (the “Securities Act”), and have been or will be issued in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance. We determined that the warrants issued in connection with the Note were equity instruments and did not represent derivative instruments. The fair value of the warrants issued to Morrison was $245,000, based on the Black-Scholes valuation method assuming no dividend yield, volatility of 134%, a risk-free interest rate of 0.35%, and an expected life of 5 years.

This transaction was accounted for as a troubled debt restructuring. During the year ended July 31, 2013, we recorded $25,000 of other expense resulting from the excess of the total cash outflows under the troubled debt restructuring, plus the expense related to the fair value of the warrant issued in conjunction with the debt, over the carrying amount of the Morrison payables prior to the restructuring. In accordance with the applicable guidance, interest to be paid under the Note of approximately $174,000 was added to the carrying amount of the Note, and future payments of interest will be reflected as a reduction to the carrying amount of the debt.

During the nine months ended April 30, 2014, we entered into a Promissory Note Payoff Agreement (“Payoff Agreement”) with Morrison. Under the Payoff Agreement, we paid $500,000 in cash to Morrison to extinguish $1,227,000 in unsecured debt owed to Morrison under the Note, dated January 25, 2013. We have no further obligations or liability under the Note. As a result of the Payoff Agreement, we recorded a gain of $727,000 that is reflected in the other income (expense) section of the consolidated statement of operations.

During the nine months ended April 30, 2014, prior to the Payoff Agreement, we paid $28,000 under the terms of the Note.

8.	Impairment of Long-Lived Assets

In accordance with GAAP, if indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the carrying value of the asset to the fair value of the asset and we record the impairment as a reduction in the carrying value of the related asset and a charge to operating results. Estimating the undiscounted future cash flows associated with long-lived assets requires judgment, and assumptions could differ materially from actual results. During the nine months ended April 30, 2014 and 2013, no impairment of long-lived assets was indicated or recorded.

9.	Convertible Note and Derivative Liability

On June 26, 2012, and July 10, 2012 we received an aggregate of $1,200,000 in cash consideration from nine lenders in exchange for our issuance to such lenders of secured convertible promissory notes, or the Notes, in an aggregate principal amount of $1,333,000 and certain other consideration (including shares of our common stock and warrants to acquire shares of our common stock). We refer to such transaction as the “Bridge Loan”. Pursuant to the terms of the Notes and the other agreements entered in connection with the Bridge Loan, all amounts owed thereunder became due and payable upon the closing of our underwritten public offering on September 17, 2012, and accordingly all such amounts were repaid during the three months ended October 31, 2012. Additionally, due to the repayment of the Bridge Loan the debt discounts and deferred financing costs related to the Bridge Loan of $371,000 and $215,000, respectively, were recorded as interest expense during the three months ended October 31, 2012.

We accounted for the 132,420 warrants issued in connection with the Bridge Loan in accordance with the accounting guidance for derivatives. The applicable accounting guidance sets forth a two-step model to be applied in determining whether a financial instrument is indexed to an entity’s own stock, which would qualify such financial instruments for a scope exception. This scope exception specifies that a contract that would otherwise meet the definition of a derivative financial instrument would not be considered as such if the contract is both (i) indexed to the entity’s own stock and (ii) classified in the stockholders’ equity section of the entity’s balance sheet. We determined the warrants were ineligible for equity classification due to anti-dilution provisions set forth therein.

We recorded the fair value of the warrants issued in connection with the Bridge Loan as a warrant liability due to anti-dilution provisions requiring the strike price of the warrants to be adjusted if we subsequently issue common stock at a lower stock price. The Company revalues the warrants as of the end of each reporting period. The fair value of the warrants at April 30, 2014 and July 31, 2013 was $10,000 and $51,000, respectively. The change in fair value of the warrant liability for the three and nine months ended April 30, 2014 was a decrease of $3,000, and an increase of $56,000, respectively, which was recorded as a change in derivative liability in the consolidated statement of operations.

During the nine months ended April 30, 2014, there were net exercises on an aggregate of 122,711 of the warrants issued in connection with the Bridge Loan, which resulted in the issuance of 100,662 shares of our common stock. As these warrants were net exercised, as permitted under the respective warrant agreements, we did not receive any cash proceeds. The warrants were revalued as of the settlement dates, and the change in fair value was recognized to earnings. The Company also recognized a reduction in the warrant liability based on the fair value as of the settlement date for the warrants exercised, with a corresponding increase in additional paid-in capital. As of April 30, 2014, there are 9,709 warrants outstanding issued in connection with the Bridge Loan.

The estimated fair value of the derivative liability was computed using a Monte Carlo option pricing model based the following assumptions:

	April 30, 2014	July 31, 2013
Volatility	154.7%	144.5%
Risk-free interest rate	0.98%	0.97%
Dividend yield	0.0%	0.0%
Expected life	2.7 years	3.4 years

10.	Fair Value of Financial Instruments

Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the authoritative guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

In connection with the Bridge Loan, we issued warrants and convertible notes that are accounted for as derivative liabilities.

We used Level 3 inputs for the valuation methodology of the derivative liabilities. The estimated fair values were computed using a Monte Carlo option pricing model based on various assumptions. Our derivative liabilities are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to the fair value of the derivative liabilities.

The following table provides a reconciliation of the beginning and ending balances of the derivative liabilities for the nine months ended April 30, 2014:

	Warrant Liability	Conversion Feature Liability	Total
Balance at July 31, 2012	$286,000	$33,000	$319,000
Issuances	—	—	—
Settlement of conversion feature liability	—	(33,000)	(33,000)
Adjustments to estimated fair value	(235,000)	—	(235,000)

Balance at July 31, 2013	$51,000	$—	$51,000
Issuances	—	—	—
Settlement of warrant liability	(97,000)	—	(97,000)
Adjustments to estimated fair value	56,000	—	56,000

Balance at April 30, 2014	$10,000	$—	$10,000

11.	Stockholders’ Equity

Private Placements

In August 2013, we completed a private placement pursuant to which we sold 5,500,000 shares of our common stock. The shares were sold at a per share purchase price of $0.20, resulting in approximately $1,100,000 in aggregate gross proceeds to the Company. After deducting fees of $43,000, the net proceeds to us were $1,057,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act of 1933, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

On October 14 and October 16, 2013, we completed private placements pursuant to which we sold 2,441,270 shares of our common stock. The shares were sold at a per share purchase price of $0.75 per share, resulting in approximately $1,831,000 in aggregate gross proceeds to the Company. After deducting fees of $49,000, the net proceeds to us were $1,782,000. In addition, between October 17, 2013 and October 31, 2013, we sold 442,667 shares of our common stock in private placements. The shares were sold at a per share purchase price of $0.75 per share, resulting in approximately $332,000 in aggregate gross proceeds to the Company. After deducting fees of $8,000, the net proceeds to us were $324,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. During December 2013, we amended the subscription agreements for investor who participated in the $0.75 private placements. As a result, the per share purchase price of $0.75 was reduced to $0.70 per share, resulting in the issuance of an additional 218,938 shares of unregistered common stock. We recorded $285,000 of expense associated with the price adjustment in the other share-based expenses section of the consolidated statement of operations. After the purchase price adjustment to $0.70 per share, the total shares issued under the October private placements was 3,102,875, for aggregate net proceeds of $2,106,000.

During the three months ended January 31, 2014, we completed private placements pursuant to which we sold 1,611,817 shares of our common stock, resulting in approximately $1,514,000 in aggregate gross proceeds to the Company. After deducting fees of $13,000, the net proceeds to us were $1,501,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

During the three months ended April 30, 2014, we completed private placements pursuant to which we sold 1,575,000 shares of our common stock, resulting in approximately $1,545,000 in aggregate gross proceeds to the Company. After deducting fees of $47,000, the net proceeds to us were $1,498,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes.

Corporate Governance Restructuring Activity

The following transactions occurred on August 13, 2013:

•	We entered into a two-year service agreement with Pillar Marketing Group, Inc. for general advisory services with respect to corporate finance and capital raising activities, merger and acquisition transactions, and other related endeavors. Per the agreement with Pillar we issued 250,000 shares of unregistered common stock, with a value of $175,000. The value was capitalized to prepaid expense and is being amortized over the term of the agreement. During the three and nine months ended April 30, 2014, we recognized $21,000 and $62,000, respectively, of expense related to these services. We also issued 300,000 shares of registered common stock to the principal of Pillar for certain corporate reorganization services, valued at $210,000. Pillar also received a onetime payment of $150,000 for certain corporate reorganization activities previously provided. The fair value of the stock issued and the onetime payment was expensed to restructuring costs.

•	We issued 300,000 shares of unregistered common stock to Bibicoff & McInnis for investor relations services related to restructuring activities, valued at $210,000. On issuance, the $210,000 was expensed to restructuring costs.

•	We issued 250,000 shares of unregistered common stock, with a value of $175,000, for corporate finance and restructuring activities to Wulff Services, Inc. Wulff Services, Inc. is primarily owned by our current Chief Financial Officer / Chief Operation Officer, Peter C. Wulff. In addition, Wulff Services, Inc. received a onetime payment of $75,000 related to the corporate finance and restructuring efforts. The fair value of the stock issued and the onetime payment was expensed to restructuring costs.

•	We issued 300,000 shares of common stock, with a value of $210,000, to Donna Singer, per Ms. Singer’s separation agreement, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. Ms. Singer was the Company’s Executive Vice President and served as a member of the Board. Additionally, as part of this issuance, we granted certain registration rights with respect to the shares issued to Ms. Singer. On issuance, the $210,000 was expensed to restructuring costs.

•	We issued 850,000 shares of common stock, with a value of $595,000, to Michael L. Krall, per Mr. Krall’s separation agreement, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. Mr. Krall was the Company’s Chief Executive Officer and served as a member of the Board. Additionally, as part of this issuance, we granted certain registration rights with respect to the shares issued to Mr. Krall. On issuance, the $595,000 was expensed restructuring costs.

Warrants

During the three months ended April 30, 2014, we issued 100,000 warrants in exchange for investor relations services, valued at $121,000 (based on the Black-Scholes Option Pricing Model, assuming no dividend yield, volatility of 154.07% and a risk free interest rate of 0.79%). The warrants vest immediately and were expensed on issuance. The warrants were classified as equity instruments because they do not contain any anti-dilution provisions.

During the nine months ended April 30, 2014, we received $163,000 from the exercise of a warrant to purchase 250,000 shares of our common stock.

In addition, during the nine months ended April 30, 2014, there were net exercises on an aggregate of 122,711 warrants, which resulted in the issuance of 100,662 shares of our common stock. As these warrants were net exercised, as permitted under the respective warrant agreements, we did not receive any cash proceeds.

Other Activity

During the nine months ended April 30, 2014, we paid approximately $159,000, and issued 415,643 shares of unregistered common stock, to Gary Cohee and/or his affiliates for investor relations and financial advisor services, valued at $376,000, pursuant to the terms of the director service agreement with Mr. Cohee. The amounts paid and the fair value of the stock issued were offset to additional paid-in capital. Mr. Cohee is a member of our Board.

During the nine months ended April 30, 2014, we issued 1,145,000 shares of common stock to employees for restricted stock units that vested, based on performance and service conditions (See Note 12), and issued 15,000 shares of unregistered common stock to a former employee, valued at $20,000 (See Note 6).

During March 2014, we entered into a Settlement Agreement with a former director. Under the terms of the settlement agreement we issued 20,000 shares of common stock, valued at $25,000 for services previously provided.

On September 17, 2012, we closed an underwritten public offering of an aggregate of 4,341,615 shares of our common stock, including shares issued pursuant to the exercise of the underwriter’s overallotment option, at a price to the public of $1.10 per share. The gross proceeds from the offering were approximately $4,776,000 and, after deducting $549,000 for transaction costs, including discounts, commissions, and other offering expenses, such as legal and accounting fees, the net proceeds to us from the offering were approximately $4,227,000. We used $1,333,000 of the net proceeds from the offering to pay the full amount of the indebtedness we incurred in connection with the Bridge Loan, described in further detail under Note 9 above.

On March 1, 2013, we entered into a one-year service agreement for investor relations services. We issued 250,000 shares of our common stock, with a value of $160,000, for these services. The value was capitalized to prepaid expenses and was being amortized over the term of the agreement, however, the agreement has since been terminated and, as such, the entire amount was recognized as expense during the three months ended April 30, 2013. As part of this agreement, the Company granted certain registration rights, under which the Company agreed to file a registration statement covering the resale of the shares of common stock issued in accordance with this agreement.

On April 17 and April 24, 2013, we completed the initial and second closings of a private placement pursuant to which we sold an aggregate of 1,000,000 shares of our common stock and warrants to purchase an aggregate of 500,000 shares of our common stock. The shares were sold at a per share purchase price of $0.40, resulting in approximately $400,000 in aggregate proceeds to us. The warrants have a term of three years from the initial exercise date, become exercisable six months after the date of issuance, and have an exercise price of $0.65 per share. We determined that the warrants issued in connection with this private placement were equity instruments and did not represent derivative instruments. For the warrants issued in connection with the initial closing on April 17th, a fair value of $119,000 was estimated for the warrants using the Black-Sholes valuation method using a volatility of 140.63%, an interest rate of 0.44% and a dividend yield of zero. For the warrants issued in connection with the second closing on April 24th, a fair value of $100,000 was estimated for the warrants using the Black-Sholes valuation method using a volatility of 140.75%, an interest rate of 0.43% and a dividend yield of zero. As part of this financing, the Company granted certain registration rights, under which the Company agreed to file a registration statement covering the resale of the shares of common stock sold in this financing, as well as those shares issuable upon exercise of the warrant. In the event that we have not filed to register for resale the shares and warrant shares issued as part of the April 24, 2013 private placement, within 45 days of the closing date, the Company will issue 100 warrant shares for each day that such filing is not completed, not to exceed 18,000 warrant shares. The shares of common stock issued in the private placement and the warrant issued in the private placement were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it is purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. As of April 30, 2014, the shares and warrant shares, issued in connection with the April 24, 2013 private placement, have not been registered for resale. As a result, the private placement participant received the entire 18,000 warrant shares as of April 30, 2014. The expense associated with the warrants was $23,000 and is included in the other share-based expenses section of the consolidated statement of operations.

12.	Share-Based Compensation

On October 23, 2013 the Board authorized the issuance of 5,100,000 Restricted Stock Units (“RSUs”) to our directors and officers. Each RSU represents the right to receive one share of common stock, issuable at the time the RSU vests, as set forth in the Restricted Stock Unit Agreement. The breakdown is as follows:

•	Chairman RSU Award: We granted Mr. Pfanzelter an award consisting of two million eight hundred thousand (2,800,000) RSUs. The RSUs vest 25% on February 15, 2014, 25% on February 15, 2015 and 50% on February 15, 2016.

•	Henry Lambert RSU Award: We granted Mr. Lambert an award consisting of five hundred thousand (500,000) RSUs. The RSUs vest 60% on September 10, 2014 and the vesting of the remaining 40% depends on the achievement of certain quarterly sales goals over a two year period. If the sales goals are not achieved, 40% of the award will be forfeited.

•	Peter Wulff RSU Award: We granted Mr. Wulff an award consisting of one million (1,000,000) RSUs. The RSUs vest 25% on March 15, 2014, 25% on March 15, 2015 and 50% on March 15, 2016.

•	Director RSU Awards: We granted Messrs. Cohee, Culver, Otis and Dr. Theno, awards consisting of two hundred thousand (200,000) RSUs, respectively. The RSUs vest (i) 50% on the earlier of the date of the annual meeting in 2015 or January 15, 2015 and (ii) 50% on the earlier of the date of the annual meeting in 2016 or January 15, 2016.

None of the RSUs granted to our directors and officers were granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company.

On April 9, 2014, Mr. Culver resigned from our board of directors. There were no disagreements between Mr. Culver and the Company relative to his resignation. As a result, Mr. Culver’s 200,000 RSU award was canceled and $59,000 of pre-vest expense associated with the RSU award was reversed.

On October 30, 2013 the Company authorized the issuance of 900,000 RSUs to key employees. The RSUs vest based on performance conditions. If the performance conditions are not met or expected to be met, no compensation cost will be recognized on the underlying RSUs. In addition, if the performance conditions are not achieved, then the corresponding RSUs will be forfeited.

On December 16, 2013 the Company authorized the issuance of 30,000 RSUs to key employees. The RSUs vest quarterly over a one year period.

During the three and nine months ended April 30, 2014, 1,057,500, and 1,145,000, restricted stock units vested, respectively, based on performance conditions, that were satisfied during the period. Of the RSUs awarded during the nine months ended April 30, 2014, we currently expect 3,787,500 to vest. As of April 30, 2014, there was $5,022,000 of unrecognized non-cash compensation cost related to the RSUs, which will be recognized over a weighted average period of 1.75 years.

During the nine months ended April 30, 2014, we issued options to purchase 300,000 shares of our common stock to key employees, at an exercise price of $1.40, and valued the options based on the Black-Scholes Option Pricing Model assuming no dividend yield, volatility of 108% and a risk-free interest rate of 0.45%. The options vest quarterly over three years with the first two quarter vesting after six months. In addition, during the nine months ended April 30, 2014, 202,000 options were forfeited or canceled.

As of April 30, 2014, there was $194,000 of unrecognized non-cash compensation cost related to unvested options, which will be recognized over a weighted average period of 2.56 years.

For the three months ended April 30, 2014 and 2013, share-based compensation expense was $770,000 and $153,000, respectively. For the nine months ended April 30, 2014 and 2013, share-based compensation expense was $2,191,000 and $583,000, respectively.

13.	Recent Accounting Pronouncements

No recent accounting pronouncements or other authoritative guidance have been issued that management considers likely to have a material impact on our consolidated financial statements.

14.	Subsequent Events

Subsequent to our fiscal quarter ended April 30, 2014, we received approximately $150,000 from the sale of 150,000 shares of our common stock in private placements. The shares of common stock issued were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes.

In addition, we received $174,200 from the exercise of a warrant to purchase 268,000 shares of common stock issued in connection with the April 24, 2013 private placement (See Note 11).

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Pure Bioscience, Inc.

We have audited the accompanying consolidated balance sheets of Pure Bioscience, Inc. as of July 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pure Bioscience, Inc. as of July 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has experienced recurring losses, is dependent on future financing to fund its planned expenditures and had an accumulated deficit of approximately $70,171,000 at July 31, 2013. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 24, 2013

Pure Bioscience, Inc.

Audited Consolidated Balance Sheets for the years ended July 31, 2013 and 2012

	July 31, 2013	July 31, 2012
Assets
Current assets
Cash and cash equivalents	$32,000	$877,000
Accounts receivable, net	18,000	373,000
Inventories, net	365,000	654,000
Prepaid expenses	71,000	347,000

Total current assets	486,000	2,251,000
Property, plant and equipment, net	146,000	257,000
Patents, net	1,430,000	1,950,000

Total assets	$2,062,000	$4,458,000

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$1,134,000	$1,946,000
Loan payable, net	—	962,000
Deferred revenue	—	66,000
Note payable, current	368,000	—
Accrued liabilities	600,000	344,000
Derivative liability	51,000	319,000

Total current liabilities	2,153,000	3,637,000
Note payable, less current portion	887,000	—
Deferred rent	13,000	3,000

Total liabilities	3,053,000	3,640,000

Commitments and contingencies (Note 8)

Stockholders’ equity (deficit)
Preferred stock, $0.01 par value:
5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value:
100,000,000 shares authorized
12,569,503 shares issued and outstanding at July 31, 2013, and 6,644,555 shares issued and outstanding at July 31, 2012.	126,000	67,000
Additional paid-in capital	69,054,000	63,251,000
Accumulated deficit	(70,171,000)	(62,500,000)

Total stockholders’ equity (deficit)	(991,000)	818,000

Total liabilities and stockholders’ equity (deficit)	$2,062,000	$4,458,000

See accompanying notes.

Pure Bioscience, Inc.

Audited Consolidated Statements of Operations for the years ended July 31, 2013 and 2012

	Year Ended July 31,
	2013	2012
Net product sales	$820,000	$812,000

Operating costs and expenses
Cost of goods sold	565,000	264,000
Selling, general and administrative	5,718,000	7,439,000
Research and development	1,325,000	1,863,000
Impairment of patents	551,000	—

Total operating costs and expenses	8,159,000	9,566,000

Loss from operations	(7,339,000)	(8,754,000)

Other income (expense)
Change in derivative liability	268,000	11,000
Interest expense, net	(593,000)	(144,000)
Other (expense) income, net	(7,000)	(3,000)

Total other (expense) income	(332,000)	(136,000)

Net loss	$(7,671,000)	$(8,890,000)

Basic and diluted net loss per share	$(0.71)	$(1.58)

Shares used in computing basic and diluted net loss per share	10,838,140	5,623,453

See accompanying notes.

Pure Bioscience, Inc.

Audited Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended July 31, 2013 and 2012

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance, July 31, 2011	5,004,275	$50,000	$57,767,000	$(53,610,000)	$4,207,000

Issuance of common stock in a registered offering, net	167,136	2,000	947,000	—	949,000
Issuance of common stock under purchase plan	718,463	7,000	1,712,000	—	1,719,000
Issuance of common stock in a private placement, net	575,125	6,000	1,144,000	—	1,150,000
Issuance of common stock under bridge loan	55,503	1,000	167,000	—	168,000
Share-based compensation expense - stock options	—	—	1,036,000	—	1,036,000
Share-based compensation expense - restricted stock	6,852	—	41,000	—	41,000
Commitment shares issued under purchase plan	78,451	1,000	295,000	—	296,000
Issuance of common stock for consulting agreements	38,750	—	142,000	—	142,000

Net loss	—	—	—	(8,890,000)	(8,890,000)

Balance, July 31, 2012	6,644,555	$67,000	$63,251,000	$(62,500,000)	$818,000

Issuance of common stock in a registered offering, net	4,341,615	43,000	4,184,000	—	4,227,000
Issuance of common stock in a private placement, net	1,183,333	12,000	427,000	—	439,000
Share-based compensation expense - stock options	—	—	701,000	—	701,000
Share-based compensation expense - restricted stock	—	—	19,000	—	19,000
Warrants issued in connection with note payable	—	—	245,000	—	245,000
Issuance of common stock for consulting agreements	400,000	4,000	227,000	—	231,000

Net loss	—	—	—	(7,671,000)	(7,671,000)

Balance, July 31, 2013	12,569,503	$126,000	$69,054,000	$(70,171,000)	$(991,000)

See accompanying notes.

Pure Bioscience, Inc.

Audited Consolidated Statements of Cash Flows for the years ended July 31, 2013 and 2012

	Year ended July 31,
	2013	2012
Operating activities
Net loss	$(7,671,000)	$(8,890,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	720,000	1,077,000
Inventory reserve	347,000	—
Impairment of patents	551,000	—
Troubled debt restructuring loss	25,000	—
Amortization of stock issued for services	255,000	118,000
Depreciation and amortization	311,000	385,000
Amortization of stock issued under purchase agreement	—	296,000
Amortization of deferred financing costs	215,000	53,000
Change in fair value of derivative liability	(268,000)	(11,000)
Amortization of debt discount	371,000	91,000
Changes in operating assets and liabilities:
Accounts receivable	82,000	(323,000)
Inventories	149,000	207,000
Prepaid expenses	37,000	(9,000)
Accounts payable and accrued liabilities	962,000	1,355,000
Deferred revenue	—	66,000
Deferred rent	10,000	(3,000)

Net cash used in operating activities	(3,904,000)	(5,588,000)

Investing activities
Investment in patents	(219,000)	(239,000)
Purchases of property, plant and equipment	(12,000)	(10,000)

Net cash used in investing activities	(231,000)	(249,000)

Financing activities
Net proceeds from the sale of common stock	4,666,000	3,818,000
Net proceeds from Bridge Loan	—	1,200,000
Deferred financing costs	—	(98,000)
Payment of Bridge Loan	(1,333,000)	—
Payment on note payable	(43,000)	—

Net cash provided by financing activities	3,290,000	4,920,000

Net decrease in cash and cash equivalents	(845,000)	(917,000)

Cash and cash equivalents at beginning of year	877,000	1,794,000

Cash and cash equivalents at end of year	$32,000	$877,000

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for taxes	$1,600	$5,000

Supplemental disclosure of non-cash investing and financing activities
Common stock issued for prepaid services	$231,000	$142,000
Common stock issued under stock purchase agreement	$—	$296,000
Common stock issued for Bridge Loan	$—	$168,000
Fair value of derivative liabilities	$—	$330,000

Reduction of approximately $1,519,000 in accounts payable in exchange for a note payable of $1,125,000, accrued interest of $174,000, and warrants valued at $245,000, with a resulting $25,000 restructuring loss.

See accompanying notes.

Pure Bioscience, Inc.

Notes to Consolidated Financial Statements

1.	Organization and Business

All references to “PURE,” “we”, “our,” and “us” refer to Pure Bioscience, Inc. and our wholly owned subsidiary.

Pure Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products that provide solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent that is manufactured as a liquid delivered in various concentrations. We currently manufacture and distribute SDC-based disinfecting and sanitizing products, which are registered by the Environmental Protection Agency, or EPA. We also manufacture and sell SDC-based formulations to manufacturers for use as a raw material ingredient in the production of personal care products. We believe our technology platform has potential application in a number of industries. We intend to focus our current resources in providing food safety solutions to the food industry.

We were incorporated in the state of California in August 1992 as Innovative Medical Services. In September 2003, we changed our name to Pure Bioscience. In March 2011, we reincorporated in the state of Delaware. We operate in one business segment.

Effective on August 14, 2012 and commencing with the opening of trading on August 15, 2012, we effected a reverse stock split of our issued and outstanding common stock, $0.01 par value per share, at a ratio of one-for-eight, with each eight (8) issued and outstanding shares of our common stock automatically combined and converted into one (1) issued and outstanding share of our common stock. The reverse stock split was approved by stockholders holding a majority of our outstanding voting power at our annual meeting of stockholders held on July 31, 2012. All information in our consolidated financial statements and the notes thereto regarding share amounts of our common stock and prices per share of our common stock has been adjusted to reflect the application of the reverse stock split on a retroactive basis.

Liquidity & Going Concern Uncertainty

These consolidated financial statements have been prepared and presented on a basis assuming we will continue as a going concern. The factors below raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

Since our inception, we have financed our operations primarily through public and private offerings of securities, debt financing, and revenue from product sales and license agreements. We have a history of recurring losses, and as of July 31, 2013 we have incurred a cumulative net loss of $70,171,000.

We do not have, and may never have, significant cash inflows from product sales or from other sources of revenue to fund our operations. As of July 31, 2013, we had $32,000 in cash and cash equivalents, and $2,153,000 of current liabilities, including $1,134,000 in accounts payable. We do not currently believe that our existing cash resources are sufficient to meet our anticipated needs over the next twelve months. The uncertainties surrounding our ability to continue to fund our operations raise substantial doubt about our ability to continue as a going concern.

Until we can generate significant cash from operations, we expect to continue to fund our operations with the proceeds of offerings of our equity and debt securities. However, we cannot assure you that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to us or to our stockholders. If we raise additional funds from the issuance of equity securities, substantial dilution to our existing stockholders would likely result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business. Further, any contracts or license arrangements we enter into to raise funds may require us to relinquish our rights to our products or technology, and we cannot assure you that we will be able to enter into any such contracts or license arrangements on acceptable terms, or at all. Having insufficient funds may require us to delay or scale back our marketing, distribution and other commercialization activities or cease our operations altogether.

We do not have any unused credit facilities or other sources of capital available to us at this time. We intend to secure additional working capital through sales of additional debt or equity securities. On February 1, 2013, we filed a registration statement on Form S-1 with the SEC. Subject to the SEC’s declaration of effectiveness of such registration statement, and subject to capital market conditions, we intend to raise additional capital through the registration statement. Our intended financing initiatives are subject to risk, and we cannot provide any assurance about the availability or terms of these or any future financings.

If we are unable to obtain sufficient capital, it will have a material adverse effect on our business and operations. It could cause us to fail to execute our business plan, fail to take advantage of future opportunities, or fail to respond to competitive pressures or customer requirements. It also may require us to significantly modify our business model and operations to reduce spending to a sustainable level, which may include delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, research and development projects, regulatory submissions, business development initiatives, and sales and marketing activities, among other investments. If adequate funds are not available when needed, we may be required to reduce or cease operations altogether.

The financial statements do not include any adjustment relating to recoverability or classification of recorded assets and classification of recorded liabilities.

NASDAQ Delisting

Our common stock was delisted from the NASDAQ Capital Market and on May 17, 2013 our common stock began trading on the OTCQB Marketplace under the ticker symbol “PURE”. We continue to file periodic reports with the Securities and Exchange Commission in accordance with the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the consolidated accounts of Pure Bioscience, Inc. and its wholly owned subsidiary, ETIH2O Corporation, a Nevada corporation. ETIH2O Corporation has no business and no material assets or liabilities and there have been no significant transactions related to ETIH2O during the periods presented in the consolidated financial statements. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements, and the disclosures made in the accompanying notes to the consolidated financial statements. Actual results could differ materially from those estimates.

Reclassification

Certain reclassifications have been made to prior period amounts to conform to current period presentation. These reclassifications did not have an impact on our results of operations or financial condition as of and for the years ended July 31, 2013 and 2012.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with original maturities from purchase date of three months or less.

Fair Value of Financial Instruments

Certain of our financial instruments—including cash and cash equivalents, accounts receivable, inventories, prepaid expenses, accounts payable, accrued liabilities, note payable and deferred revenue are carried at cost, which is considered to be representative of their respective fair values because of the short-term nature of these instruments. Our loan payable and derivative liabilities are carried at estimated fair value (See Note 6 and 7).

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow or market or foreign currency risks.

We review the terms of the common stock, warrants and convertible debt we issue to determine whether there are derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including a conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value.

The discount from the face value of any convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense, using the effective interest method.

Accounts Receivable

Trade accounts receivable are recorded net of allowances for doubtful accounts. Estimates of allowances for doubtful accounts are determined based on historical payment patterns and individual customer circumstances. The allowance for doubtful accounts was zero at July 31, 2013 and 2012.

Included in accounts receivable at July 31, 2012 is $273,000 billed to one customer for product shipped, where payment on agreed terms was not reasonably assured at the time of shipment. We recognized this amount, less our costs associated with the shipment, as deferred revenue on the consolidated balance sheet at July 31, 2012. During the year ended July 31, 2013 the customer authorized us to retake possession of this inventory, which was held by a third party warehouse on behalf of the customer, and as such, we reduced our accounts receivable by $273,000, increased inventory by $207,000, and reduced deferred revenue by $66,000.

Inventories

Inventories are stated at the lower of cost or net realizable value, and net of a valuation allowance for potential excess or obsolete material. Cost is determined using the average cost method.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of our property, plant, and equipment range from three to ten years. Capitalized costs associated with leasehold improvements are depreciated over the lesser of the useful life of the asset or the remaining life of the lease. Depreciation is generally included in selling, general and administrative expense. Depreciation related to manufacturing is systematically allocated to inventory produced, and expensed through cost of goods sold at the time inventory is sold.

Patents

We have filed a number of patent applications with the United States Patent and Trademark Office and in foreign countries. Certain legal and related costs incurred in connection with pending patent applications have been capitalized. Costs related to successful patent applications are amortized over the lesser of the remaining useful life of the related technology or the remaining patent life, commencing on the date the patent is issued. Capitalized costs related to patent applications are expensed in the period in which a determination is made not to pursue such applications.

Impairment of Long-Lived Assets

In accordance with GAAP, if indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the carrying value of the asset to the fair value of the asset and we record the impairment as a reduction in the carrying value of the related asset and a charge to operating results. Estimating the undiscounted future cash flows associated with long-lived assets requires judgment, and assumptions could differ materially from actual results. During the year ended July 31, 2013 we incurred $551,000 of expense relating to the impairment of long-lived assets (See Note 3). No impairment expense was recorded during the year ended July 31, 2012.

Revenue Recognition

We sell our products to distributors and end users. We record revenue when we sell products to our customers, rather than when our customers resell products to third parties. When we sell products to our customers, we reduce the balance of our inventory with a corresponding charge to cost of goods sold. We do not currently have any consignment sales.

Terms of our product sales are generally FOB shipping point. Product sales are recognized when delivery of the products has occurred (which is generally at the time of shipment), title has passed to the customer, the selling price is fixed or determinable, collectability is reasonably assured and we have no further obligations. Any amounts received prior to satisfying these revenue recognition criteria are recorded as deferred revenue. We record product sales net of discounts at the time of sale and report product sales net of such discounts.

We also license our products and technology to development and commercialization partners. Upfront product and technology license fees under multiple-element arrangements are deferred and recognized over the period of such services or performance, if such arrangements require on-going services or performance. Non-refundable amounts received for substantive milestones are recognized upon achievement of the milestone. Any amounts received prior to satisfying these revenue recognition criteria are recorded as deferred revenue.

Shipping and Handling Costs

Shipping and handling costs incurred by us for product shipments are included in cost of goods sold and were minimal for the years ended July 31, 2013 and 2012.

Research and Development Costs

Research and development costs are expensed as incurred.

Share-Based Compensation

We grant equity-based awards under share-based compensation plans. We estimate the fair value of share-based payment awards using the Black-Scholes option valuation model. This fair value is then amortized over the requisite service periods of the awards. The Black-Scholes option valuation model requires the input of subjective assumptions, including price volatility of the underlying stock, risk-free interest rate, dividend yield, and expected life of the option. Share-based compensation expense is based on awards ultimately expected to vest, and therefore is reduced by expected forfeitures.

Other Income (Expense)

We record interest income, interest expense, change in derivative liabilities, as well as other non-operating transactions, as other income (expense) on our consolidated statements of operations.

Comprehensive Loss

Comprehensive loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources, including unrealized gains and losses on marketable securities and foreign currency translation adjustments. For the years ended July 31, 2013 and 2012, our comprehensive loss consisted only of net loss.

Income Taxes

We recognize deferred tax assets and liabilities for temporary differences between the tax basis of assets and liabilities and the amounts at which they are carried in the financial statements based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized.

Net Loss Per Share

Basic net loss per common share is computed as net loss divided by the weighted average number of common shares outstanding for the period. Our diluted net loss per common share is the same as our basic net loss per common share because we incurred a net loss during each period presented, and the potentially dilutive securities from the assumed exercise of all outstanding stock options, warrants and convertible notes would have an antidilutive effect. As of July 31, 2013 and 2012, the number of shares issuable upon the exercise of stock options, warrants, and convertible notes and shares held in escrow was 1,877,876 and 1,757,283, respectively.

Recent Accounting Pronouncements

No recent accounting pronouncements or other authoritative guidance have been issued that are considered likely to have a material impact on our consolidated financial statements.

3.	Balance Sheet Details

Inventories consist of the following:

	July 31,
	2013	2012
Raw materials	$70,000	$476,000
Finished goods	295,000	178,000

	$365,000	$654,000

Given our current focus on near term commercialization of the SDC-based products used to provide solutions for the food safety industry, we believe there is no net realizable value for numerous current product configurations. Therefore, as of the fiscal year ended July 31, 2013, we established an inventory reserve for $347,000. The majority of the reserve relates to components such as, plastic bottles, spray triggers, miscellaneous plastics, and numerous corrugated cardboard configurations.

In addition, during the year ended July 31, 2013, we received $58,000 from the sale of silver held in inventory. At the time of sale, the silver had a book value of $40,000. The corresponding $18,000 gain is reflected in other income (expense) in the 2013 consolidated statement of operations.

Property, plant, and equipment consist of the following:

	July 31,
	2013	2012
Computers and equipment	$921,000	$909,000
Furniture and fixtures	21,000	21,000
Leasehold improvements	622,000	622,000

	1,564,000	1,552,000
Less accumulated depreciation	(1,418,000)	(1,295,000)

	$146,000	$257,000

Depreciation expense was $123,000 and $179,000 for the years ended July 31, 2013 and 2012, respectively.

Patents consist of the following:

	July 31,
	2013	2012
Patents	$3,389,000	$3,773,000
Less accumulated amortization	(1,959,000)	(1,823,000)

	$1,430,000	$1,950,000

Due to the significant changes in our strategic business objectives and utilization of our assets, we have determined cost associated with the pending patent applications in numerous foreign geographic locations have been impaired. As a result, during the year ended July 31, 2013, we reduced the carrying value of our patents and recorded a $551,000 patent impairment.

Patent amortization expense was $188,000 and $206,000 for the years ended July 31, 2013 and 2012, respectively. At July 31, 2013, the weighted average remaining amortization period for all patents was approximately ten years. The annual patent amortization expense for the next five years is estimated to be approximately $152,000 per year.

4.	Promissory Note

On January 25, 2013, we entered into a Letter Agreement (the “Agreement”) with Morrison & Foerster LLP (“Morrison”). Under the terms of the Agreement, we issued a Promissory Note (the “Note”) in favor of Morrison in the principal amount of $1,125,000. In consideration for the Note, Morrison agreed to waive $1,519,000 of amounts due and payable to Morrison for legal services rendered. The Note bears interest at the rate of 7.5% per annum, but the then outstanding balance will accrue interest at the rate of 10% per annum upon the occurrence of an event of default (as defined in the Note). Beginning March 31, 2013, and on or before the last business day of each calendar month thereafter, we are required to pay all accrued but unpaid interest on the then unpaid amount of outstanding principal. Beginning on February 28, 2014, we are required to pay equal monthly principal installments of approximately $47,000, plus interest. We may prepay the outstanding balance under the Note in full or in part at any time, which would result in a discount of the then outstanding balance as more fully described in the Note. The Note will mature on February 28, 2016, unless accelerated pursuant to an event of default or upon the consummation of a change of control (as defined in the Note). As a result of the Agreement, we have reclassified the amount due and payable to Morrison from a current liability to long-term debt, except any payments due under the Letter Agreement within twelve months from the date of the balance sheet which will continue to be classified as a current liability.

In consideration for Morrison’s acceptance of the Note in lieu of payment for its legal services, we issued Morrison a warrant to purchase 375,000 shares of our common stock at an exercise price of $0.83 per share. The warrant was exercisable immediately and expires on January 24, 2018. The warrant may be exercised by Morrison with a cash payment or, in lieu thereof, at its election, through a net exercise, as set forth in the warrant agreement. Neither the warrant nor the shares to be issued upon exercise thereof are registered for sale or resale under the Securities Act of 1933, as amended (the “Securities Act”), and have been or will be issued in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance. We determined that the warrants issued in connection with the Note were equity instruments and did not represent derivative instruments. The fair value of the warrants issued to Morrison was $245,000, based on the Black-Scholes valuation method assuming no dividend yield, volatility of 134%, a risk-free interest rate of 0.35%, and an expected life of 5 years.

This transaction was accounted for as a troubled debt restructuring. During the year ended July 31, 2013, we recorded $25,000 of other expense resulting from the excess of the total cash outflows under the troubled debt restructuring, plus the expense related to the fair value of the warrant issued in conjunction with the debt, over the carrying amount of the Morrison payables prior to the restructuring. In accordance with the applicable guidance, interest to be paid under the Note of approximately $174,000 was added to the carrying amount of the Note, and future payments of interest will be reflected as a reduction to the carrying amount of the debt.

During the year ended July 31, 2013, we paid $43,000 under the terms of the Note.

As of July 31, 2013, future maturities of the promissory note are as follows:

Fiscal year ending July 31,
2014	$368,000
2015	$599,000
2016	$288,000

Total	$1,255,000

5.	Secured Convertible Note

Pursuant to a securities purchase agreement entered into on June 26, 2012, on July 10, 2012 we received an aggregate of $1,200,000 in cash consideration from nine lenders in exchange for our issuance to such lenders of secured convertible promissory notes, or the Notes, in an aggregate principal amount of $1,333,000. We refer to such transaction as the “Bridge Loan”. Pursuant to the terms of the Notes and the other agreements (as amended) entered into in connection with the Bridge Loan, or the Loan Agreements, all amounts owed thereunder became due and payable on the earlier of (i) December 26, 2012 or (ii) our closing of any financing transaction or series of financing transactions that in the aggregate raise $1,200,000 or more in proceeds for the Company. On September 17, 2012 (See Note 9) we closed an underwritten public offering, and accordingly all such amounts were repaid during the year ended July 31, 2013.

The terms of the Notes provided for an interest rate of 0% during their term, a late fee at a rate of 10% if we failed to repay all amounts owed thereunder when due or if a prior event of default occurred, and an interest rate of 18% per annum commencing five days after the occurrence of an event of default that results in the acceleration of amounts owed thereunder. In accordance with authoritative guidance, we imputed interest on the Bridge Loan at the rate of 10% per annum. As a result, the fair value at issuance was $1,270,000, net of imputed interest of $63,000.

While outstanding, the Notes were secured by a lien on all of our assets pursuant to a security agreement entered in connection with the Bridge Loan, and 575,000 shares of our common stock (later reduced to 500,000 shares pursuant to an amendment effective September 6, 2012), were issued in the name of an escrow agent as additional collateral for the timely repayment of the Notes which were cancelled pursuant to our full repayment of the Bridge Loan. Additionally, the Notes could have been converted into shares of our common stock if the entire balance owed thereunder was not repaid by December 26, 2012 or an earlier event of default occurred. The conversion price of the Notes as of July 31, 2012 was $3.28 per share, subject to adjustment as set forth in the Notes, including adjustment of the conversion price to the sale price to the public of shares of our common stock issued in a registered public offering, if lower, closed within the 60-day period commencing on June 26, 2012, if any. We analyzed the nature of the conversion terms of the Notes and determined that the conversion feature requires derivative liability classification in accordance with authoritative guidance (See Note 6). At issuance, the fair value of the conversion feature totaled $33,000. The fair value was recorded as a debt discount and was amortized over the term of the Bridge Loan to interest expense. Due to the full repayment of the Bridge Loan, the lien on our assets was terminated on October 11, 2012 and the escrow shares have been cancelled.

As further consideration to the lenders for the Bridge Loan in addition to our issuance of the Notes, we issued to each such lender: (i) an aggregate amount of 54,878 shares of our common stock, which was valued at $166,000 and recorded as a deferred asset and was amortized to interest expense over the term of the Bridge Loan, and (ii) warrants to acquire up to an aggregate amount of 128,046 shares of our common stock, which warrants have a four-year term, become exercisable six months after the date of their issuance, and had an exercise price upon issuance of $3.28 per share, which exercise price is subject to anti-dilution provisions that require derivative liability classification (See Note 6). Additionally, we issued to the placement agent warrants to acquire up to an aggregate amount of 4,374 shares of our common stock, which warrants have the same terms as the warrants issued to the lenders in the Bridge Loan transaction. At issuance, the fair value of the 132,420 warrants issued in connection with the Bridge Loan transaction totaled $297,000. The warrant fair value was recorded as a debt discount and was amortized over the term of the Bridge Loan to interest expense.

Amortization of debt discounts related to the Bridge Loan, including imputed interest, the original issue discount, the conversion feature, and the warrants, was $91,000 for the year ended July 31, 2012.

Total fees associated with the Bridge Loan were $267,000. Of that amount, $166,000 relates to the fair value of 54,878 shares of common stock issued to the lenders, and $2,000 relates to the fair value of 625 shares of common stock issued to the placement agent for the Bridge Loan. All fees were capitalized as a deferred asset included in prepaid expenses, and was amortized to interest expense over the term of the Bridge Loan. During the year ended July 31, 2012, $53,000 of deferred financing fees were amortized to interest expense.

Due to the repayment of the Bridge Loan, debt discounts related to the Bridge Loan, including imputed interest, an original issue discount, the embedded conversion feature of the Notes, and the detachable warrants issued to the lenders in connection with the transaction, have been fully amortized, resulting in $371,000 of interest expense during the year ended July 31, 2013. Additionally, deferred financing fees associated with the Bridge Loan have been fully amortized, resulting in $215,000 of interest expense during the year ended July 31, 2013.

The following table summarizes information relative to the secured convertible note outstanding at July 31, 2013 and 2012:

	July 31,
	2013	2012
Convertible notes	$—	$1,282,000
Less unamortized discounts:
Original issue discount	—	(56,000)
Detachable warrants discount	—	(238,000)
Conversion feature discount	—	(26,000)

Convertible notes, net of discounts	$—	$962,000

6.	Derivative Liability

We accounted for the warrants issued in conjunction with the Bridge Loan, and the embedded conversion feature of the Note, in accordance with the accounting guidance for derivatives. The applicable accounting guidance sets forth a two-step model to be applied in determining whether a financial instrument is indexed to an entity’s own stock, which would qualify such financial instruments for a scope exception. This scope exception specifies that a contract that would otherwise meet the definition of a derivative financial instrument would not be considered as such if the contract is both (i) indexed to the entity’s own stock and (ii) classified in the stockholders’ equity section of the entity’s balance sheet. We determined the warrants and the conversion feature of the Notes are ineligible for equity classification due to anti-dilution provisions set forth therein.

We recorded the fair value of the warrants issued in connection with the Bridge Loan as a warrant liability due to anti-dilution provisions requiring the strike price of the warrants to be adjusted if we subsequently issue common stock at a lower stock price. The fair value of the warrants at July 31, 2013 and July 31, 2012 was $51,000 and $286,000, respectively. The fair value decrease of $235,000 was recorded as a change in derivative liability in the consolidated statement of operations.

Based on our assessment of the Notes, we determined that the conversion feature represented an embedded derivative liability. Under the terms of the Notes, if we sold shares of our common stock to the public in a registered public offering at a price per share less than $3.28 during the 60-day period commencing on June 26, 2012, then the conversion price of the Notes will be reduced to equal the price per share at which shares were sold to the public in such registered public offering. Accordingly, we bifurcated the embedded conversion feature and accounted for it separately as a derivative liability. The fair value of the conversion feature at July 31, 2012 was $33,000. Due to the repayment of the Bridge Loan in September 2012, the derivative liability related to the conversion feature was settled during the year ended July 31, 2013 and, as such, there is no related liability as of July 31, 2013. The change in fair value of $33,000 was recorded as a change in derivative liability in the consolidated statement of operations.

The estimated fair value of the warrant and conversion feature was computed by a third party using a Monte Carlo option pricing model based the following assumptions:

	July 31, 2013	July 31, 2012
Volatility	144.5%	85.0%
Risk-free interest rate	0.97%	0.53%
Dividend yield	0.0%	0.0%
Expected life	3.4 years	0.42 - 4.4 years

7.	Fair Value of Financial Instruments

Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the authoritative guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

In connection with the Bridge Loan, we issued warrants and convertible notes that are accounted for as derivative liabilities. (See Note 5 and 6).

We used Level 3 inputs for the valuation methodology of the derivative liabilities. The estimated fair values were computed by a third party using a Monte Carlo option pricing model based on various assumptions. Our derivative liabilities are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to the fair value of the derivative liabilities.

The following table provides a reconciliation of the beginning and ending balances of the derivative liabilities for the years ended July 31, 2013 and 2012:

Fair Value of Significant Unobservable Inputs (Level 3)

	Warrant Liability	Conversion Feature Liability	Total
Balance at July 31, 2011	$—	$—	$—
Issuances	297,000	33,000	330,000
Adjustments to estimated fair value	(11,000)	—	(11,000)

Balance at July 31, 2012	$286,000	$33,000	$319,000
Issuances	—	—	—
Settlement of conversion feature liability	—	(33,000)	(33,000)
Adjustments to estimated fair value	(235,000)	—	(235,000)

Balance at July 31, 2013	$51,000	$—	$51,000

8.	Commitments and Contingencies

We lease our primary facility in El Cajon, California under a noncancelable operating lease that expires in December 2014. This facility includes our corporate offices, research and development laboratory, manufacturing operations, and warehouse. We also lease other office and warehouse space on a month to month basis. Rent expense for all of our facilities, including office and warehouse space and common area maintenance, was $286,000 and $275,000 for the years ended July 31, 2013 and 2012, respectively. Subsequent to July 31, 2013, all of our month to month leases have been cancelled.

Future minimum annual lease payments for our primary facility as of July 31, 2013 are as follows:

2014	$168,000
2015	71,000

$239,000

9.	Stockholders’ Equity

Reverse Stock Split

On August 13, 2012, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of our issued and outstanding common stock, $0.01 par value per share, at a ratio of one-for-eight. The reverse stock split was approved by stockholders holding a majority of our outstanding voting power at our annual meeting of stockholders held on July 31, 2012. The reverse stock split became effective as of the close of trading on August 14, 2012 and commenced trading on a post-reverse split basis as of the opening of trading on August 15, 2012, with each eight (8) issued and outstanding shares of our common stock automatically combined and converted into one (1) issued and outstanding share of our common stock. The reverse stock split affected all issued and outstanding shares of our common stock, as well as common stock underlying stock options, warrants, and convertible notes outstanding immediately prior to the effectiveness of the reverse stock split, but did not affect the number of authorized shares of our common stock. As a result of the reverse stock split, the number of outstanding shares of our common stock was reduced from approximately 57.8 million immediately prior to the effectiveness of the reverse stock split to approximately 7.2 million immediately thereafter.

Preferred Stock

As of July 31, 2013, the Company’s Board of Directors is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.01 per share, in one or more series. As of July 31, 2013 and 2012, there were no shares of preferred stock issued and outstanding.

Common Stock

As of July 31, 2013, 100,000,000 shares of common stock with a par value of $0.01 per share are authorized for issuance.

The following common stock transactions occurred during the year ended July 31, 2013:

On September 17, 2012, we closed an underwritten public offering of an aggregate of 4,341,615 shares of our common stock, including shares issued pursuant to the exercise of the underwriter’s overallotment option, at a price to the public of $1.10 per share and issued warrants to the underwriter to purchase an aggregate of 113,250 shares of our common stock. The offering was made pursuant to our registration statement on Form S-3 (Registration No. 333-182475), which became effective on July 31, 2012, and a preliminary and final prospectus supplement filed with the SEC on September 4, 2012 and September 13, 2012, respectively. The shares were sold pursuant to an underwriting agreement between us and Aegis Capital Corp., which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 13, 2012. The gross proceeds from the offering were approximately $4,776,000 and, after deducting $549,000 for transaction costs, including discounts, commissions, and other offering expenses, such as legal and accounting fees, the net proceeds to us from the offering were approximately $4,227,000. We used $1,333,000 of the net proceeds from the offering to pay the full amount of the indebtedness we incurred in connection with the Bridge Loan, described in further detail under Note 5 above. We determined that the warrants issued in connection with the underwritten public offering were equity instruments and did not represent derivative instruments. The estimated fair value of the warrants issued in the public offering was $99,000, based on the Black-Scholes valuation method using a four year term, volatility of 136.60%, an interest rate of 0.73% and a dividend yield of zero.

On March 1, 2013, we entered into a one-year service agreement for investor relations services. We issued 250,000 shares of our common stock, with a value of $160,000, for these services. The value was capitalized to prepaid expenses and was being amortized over the term of the agreement, however, the agreement has since been terminated and, as such, the entire amount was recognized as expense during the year ended July 31, 2013. As part of this agreement, the Company granted certain registration rights, under which the Company agreed to file a registration statement covering the resale of the shares of common stock issued in accordance with this agreement.

On April 17 and April 24, 2013, we completed the initial and second closings of a private placement pursuant to which we sold an aggregate of 1,000,000 shares of our common stock and warrants to purchase an aggregate of 500,000 shares of our common stock. The shares were sold at a per share purchase price of $0.40, resulting in approximately $400,000 in aggregate proceeds to us. After deducting fees of $16,000, the net proceeds to us were $384,000. The warrants have a term of three years from the initial exercise date, become exercisable six months after the date of issuance, and have an exercise price of $0.65 per share. We determined that the warrants issued in connection with this private placement were equity instruments and did not represent derivative instruments. For the warrants issued in connection with the initial closing on April 17th, a fair value of $119,000 was estimated for the warrants using the Black-Scholes valuation method using a volatility of 140.63%, an interest rate of 0.44% and a dividend yield of zero. For the warrants issued in connection with the second closing on April 24th, a fair value of $100,000 was estimated for the warrants using the Black-Scholes valuation method using a volatility of 140.75%, an interest rate of 0.43% and a dividend yield of zero. As part of this financing, the Company granted certain registration rights, under which the Company agreed to file a registration statement covering the resale of the shares of common stock sold in this financing, as well as those shares issuable upon exercise of the warrants. In the event that we have not filed to register for resale the shares and warrant shares issued as part of the April 24, 2013 private placement, within 45 days of the closing date, the Company will issue 100 warrant shares for each day that such filing is not completed, not to exceed 18,000 warrant shares. As of July 31, 2013, the shares and warrant shares have not been registered for resale. As a result, the private placement participant will receive an additional 5,300 warrant shares.

On May 23, 2013 we issued common stock as a settlement for past investor relations services and in exchange for services through July 31, 2013. We issued 150,000 shares of common stock, with a value of $71,000, for these services. The entire value was expensed during the year ended July 31, 2013. As part of this agreement, the Company granted certain registration rights, under which the Company agreed to file a registration statement covering the resale of the shares of common stock issued in accordance with this agreement.

On June 26 and July 10, 2013, we completed the initial and second closings of a private placement pursuant to which we sold an aggregate of 183,333 shares of our common stock and warrants to purchase an aggregate of 91,667 shares of our common stock. The shares were sold at a per share purchase price of $0.30, resulting in approximately $55,000 in aggregate proceeds to us. The warrants have a three-year term, are immediately exercisable, and have an exercise price of $0.50 per share. We determined that the warrants issued in connection with this private placement were equity instruments and did not represent derivative instruments. For the warrants issued in connection with the initial closing on June 26th, a fair value of $13,000 was estimated for the warrants using the Black-Scholes valuation method using a volatility of 146.80%, an interest rate of 0.69% and a dividend yield of zero. For the warrants issued in connection with the second closing on July 10th, a fair value of $13,000 was estimated for the warrants using the Black-Scholes valuation method using a volatility of 146.89%, an interest rate of 0.73% and a dividend yield of zero. As part of this financing, the Company granted certain registration rights, under which the Company agreed to file a registration statement covering the resale of the shares of common stock sold in this financing, as well as those shares issuable upon exercise of the warrant. There are no penalties associated with the registration of shares and warrant shares.

The shares of common stock issued under the services agreements, private placements, and the warrants issued in the private placement were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

The following common stock transactions occurred during the year ended July 31, 2012:

In April 2011, we entered into a sales agreement with an investment banking firm. On December 14, 2011, we terminated such sales agreement and, consequently, there have been no sales of our common stock under the sales agreement since its termination. Under the terms of the sales agreement, we were permitted to offer and sell shares of our common stock having an aggregate offering price of up to $7,000,000. The sales were made, from time to time, through the investment bank in “at the market” offerings, as defined by the Securities and Exchange Commission, or the SEC, and were made pursuant to our then-effective shelf registration statement previously filed with the SEC, which expired on May 8, 2012. During the year ended July 31, 2012, we sold 167,136 shares of our common stock pursuant to the sales agreement for net proceeds of $949,000.

On October 24, 2011, we entered into a one year service agreement for investor relations services. We issued 18,750 shares of our common stock, with a value of $97,000, for these services. The value was capitalized to prepaid expenses and is being amortized over the term of the agreement. During the years ended July 31, 2013 and 2012, we recognized $24,000 and $73,000, respectively, of expense related to these services.

On December 14, 2011, we entered into a purchase agreement, or the $7.5M Purchase Agreement, and a related registration rights agreement with Lincoln Park Capital Fund, LLC, or Lincoln Park, pursuant to which Lincoln Park agreed to purchase from us up to $7,500,000 in shares of our common stock subject to the satisfaction of certain conditions, including the SEC declaring effective a registration statement for the resale of such shares. On April 10, 2012, we filed the resale registration statement with the SEC, but it was not declared effective and we filed with the SEC on June 28, 2012 a request for the withdrawal of that registration statement. On May 18, 2012, we delivered notice to Lincoln Park of our termination of the $7.5M Purchase Agreement and, consequently, there have been, and there will be, no sales of our common stock to Lincoln Park under the $7.5M Purchase Agreement. As consideration for its commitment to purchase shares of our common stock pursuant to the $7.5M Purchase Agreement, in December 2011, we issued to Lincoln Park 58,838 shares of our common stock as restricted securities.

On December 15, 2011, we entered into an additional purchase agreement, or the $2.5M Purchase Agreement, with Lincoln Park, pursuant to which Lincoln Park agreed to purchase from us up to $2,500,000 in shares of our common stock. Under the terms of the $2.5M Purchase Agreement, the shares were to be sold to Lincoln Park from time to time at a purchase price per share based on the prevailing market prices of our common stock and were registered pursuant to our then-effective shelf registration statement previously filed with the SEC, as supplemented by our registration statement on Form S-3MEF. That shelf registration statement expired on May 8, 2012, and on May 18, 2012, concurrently with our notice of termination of the $7.5M Purchase Agreement, we delivered notice to Lincoln Park of our termination of the $2.5M Purchase Agreement. Accordingly, since the date of the notice, there have been, and there will be, no further sales of our common stock to Lincoln Park under the $2.5M Purchase Agreement. As consideration for its commitment to purchase shares of our common stock under the $2.5M Purchase Agreement, in December 2011, we issued to Lincoln Park an additional 19,613 shares of our common stock. Such shares were registered pursuant to our then-effective shelf registration statement. During the year ended July 31, 2012, we sold 718,463 shares of our common stock to Lincoln Park pursuant to the $2.5M Purchase Agreement. Net proceeds from the sale of these shares were $1,719,000.

In connection with our agreements with Lincoln Park, we have fully amortized the deferred offering costs of $424,000. Of this amount, $128,000 represents fees associated with the offering, and $296,000 represents the fair market value of the 78,451 shares of our common stock issued to Lincoln Park as commitment shares. Upon termination of the $7.5M Purchase Agreement and the $2.5M Purchase Agreement, we expensed the remaining deferred offering costs of $287,000, which is included in selling, general and administrative expense in the 2012 consolidated statement of operations. Of that amount, $241,000 represents the unamortized fair value of the commitment shares issued to Lincoln Park.

In connection with the sale of our common stock to Lincoln Park pursuant to the $2.5M Purchase Agreement and the $7.5M Purchase Agreement, we agreed to pay a cash fee to Wharton Capital Markets LLC, or Wharton, pursuant to an engagement letter dated December 8, 2011, in an amount equal to 6% of the aggregate gross proceeds to us from the issuance and sale of shares pursuant to our agreements with Lincoln Park. The total fees recognized during the fiscal year ended July 31, 2012 were $122,000. Such amounts became due and payable to Wharton at the time that we actually received funds from Lincoln Park pursuant to our agreements with Lincoln Park, subject to our receipt of written confirmation that the Corporate Finance Department of the Financial Industry Regulatory Authority, Inc., or FINRA, had determined not to raise any objection with respect to the fairness or reasonableness of the compensation terms of our arrangement with Wharton. We have received no funds from Lincoln Park since our last sale of our common stock to Lincoln Park under the $2.5M Purchase Agreement and, because there will be no further sales of our common stock under either of the purchase agreements with Lincoln Park, no additional amounts will be paid to Wharton pursuant to the engagement letter. The engagement letter also provided that we issue to Wharton a warrant, or the Warrant, to purchase 25,000 shares of our common stock with an exercise price of 110% of the closing sale price of our common stock on the date of the issuance of the Warrant, subject to our receipt of no-objection confirmation from FINRA as described above. On February 3, 2012, we received that written confirmation from FINRA and, consequently, issued to Wharton the Warrant as of that date at an exercise price of $3.608 per share. We determined that the Warrant was an equity instrument and did not represent a derivative instrument. A fair value of $53,000 was estimated for the Warrant using the Black-Scholes valuation method using a volatility of 82.95%, an interest rate of 0.85% and a dividend yield of zero. Neither the Warrant issued to Wharton nor the shares to be issued upon exercise thereof have been or are to be registered for sale or resale under the Securities Act of 1933, or the Securities Act, and will be issued in reliance on an exemption from registration thereunder pursuant to Section 4(2) thereof.

On April 10, 2012, we entered into a four-month agreement with a consultant for investor relations services. We issued 20,000 shares of our common stock to the consultant, with a value of $45,000, for these services. The value was capitalized to prepaid expenses and is being amortized over the term of the agreement. During the year ended July 31, 2012, we recognized the entire $45,000 of expense related to these services.

On June 4, 2012, we issued an aggregate of 250,000 shares of our common stock to three separate investors pursuant to agreements entered with each such investor on May 16, 2012, May 17, 2012 and May 23, 2012. The shares were sold at a price of $2.00 per share, resulting in approximately $500,000 in aggregate gross proceeds to us. The shares have not been, nor will they be, registered under the Securities Act or any state securities laws and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof.

In connection with the Bridge Loan issued during 2012 (See Note 5), we issued to each such lender: (i) an aggregate amount of 54,878 shares of our common stock, which was valued at $166,000 and recorded as a deferred asset and will be amortized to interest expense over the term of the Bridge Loan, and (ii) warrants to acquire up to an aggregate amount of 128,046 shares of our common stock, which have a four-year term, become exercisable six months after the date of their issuance, and had an exercise price upon issuance of $3.28 per share, which exercise price is subject to anti-dilution provisions that require derivative liability classification (See Note 5 and Note 6). Additionally, we issued to the placement agent 625 shares of common stock and warrants to acquire up to an aggregate amount of 4,374 shares of our common stock, which have the same terms as the warrants issued to the lenders in the Bridge Loan transaction. At issuance, the fair value of all of the warrants issued in connection with the Bridge Loan totaled $297,000.

On June 29, 2012, we entered into a common stock purchase agreement with fifteen investors, pursuant to which we issued and sold to such investors an aggregate of 325,125 shares of our common stock and warrants to purchase up to an aggregate of 81,280 shares of our common stock. The shares were sold to the investors at a price of $2.00 per share, resulting in gross proceeds to us of approximately $650,000. The warrants issued to such investors have a three-year term, become exercisable six months after the date of their issuance, and have an exercise price of $3.52 per common share. We determined that the warrants issued in connection with this private placement were equity instruments and did not represent derivative instruments. A fair value of $80,000 was estimated for the warrants using the Black-Scholes valuation method using a volatility of 82.44%, an interest rate of 0.24% and a dividend yield of zero. The investors have certain piggyback registration rights with respect to the shares sold pursuant to the common stock purchase agreement, the warrants and the shares issuable upon exercise of the warrants, which rights are subject to certain conditions and limitations set forth in such agreement. None of the securities sold to such investors have been registered under the Securities Act or any state securities laws and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Regulation D promulgated thereunder.

Warrants

A summary of our warrant activity and related data is as follows:

Shares
Outstanding at July 31, 2011	188,613
Issued	238,699
Exercised	—
Expired	—

Outstanding at July 31, 2012	427,312
Issued	1,080,187
Exercised	—
Expired	(73,378)

Outstanding at July 31, 2013	1,434,121

The following table summarizes information related to warrants outstanding at July 31, 2013:

Expiration Date	Exercise Price	Shares
05/07/14	$16.50	11,363
05/27/14	$18.96	45,503
05/27/14	$21.12	5,532
03/03/15	$16.80	52,836
01/13/16	$3.52	81,280
06/26/16	$0.50	41,667
07/10/16	$0.50	50,000
10/17/16	$0.65	250,000
10/24/16	$0.65	250,000
12/14/16	$3.61	25,000
12/24/16	$3.28	132,420
09/17/17	$1.38	113,520
01/24/18	$0.83	375,000

		1,434,121

We did not receive any cash from the exercise of warrants for the years ended July 31, 2013 and 2012, respectively.

Stock Option Plans

In 2007, we adopted the PURE Bioscience 2007 Equity Incentive Plan, or the Plan, which provides for the grant of incentive and non-qualified stock options, as well as other share-based payment awards, to our employees, directors, consultants and advisors. These awards have up to a 10-year contractual life and are subject to various vesting periods, as determined by the Compensation Committee or the Board of Directors. The Plan is the only active plan pursuant to which options to acquire common stock or restricted stock awards can be granted and are currently outstanding. As of July 31, 2013, there were approximately 127,059 shares of our common stock available for issuance under the Plan.

A summary of our stock option activity and related data is as follows:

	Shares	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding at July 31, 2011	337,526	$21.02	$30,000
Granted	40,625	$6.68
Exercised	—	$—
Cancelled	(29,688)	$22.05

Outstanding at July 31, 2012	348,463	$19.26	$—
Granted	273,000	$0.83
Exercised	—	$—
Cancelled	(177,708)	$15.28

Outstanding at July 31, 2013	443,755	$9.52	$—

The weighted-average remaining contractual term of options outstanding at July 31, 2013 was approximately 6.7 years.

At July 31, 2013, 307,665 options were exercisable. These options had a weighted-average exercise price of $12.07, an aggregate intrinsic value of zero, and a weighted average remaining contractual term of approximately 5.9 years.

The weighted-average grant date fair value of equity options granted during the years ended July 31, 2013 and 2012 was $0.69 and $4.11, respectively.

A summary of our restricted stock activity and related data is as follows:

Shares
Outstanding at July 31, 2011	4,986
Granted	6,852
Vested	(4,986)
Forfeited	—

Outstanding at July 31, 2012	6,852
Granted	—
Vested	(6,852)
Forfeited	—

Outstanding at July 31, 2013	—

10.	Share-Based Compensation

We recognize compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period, with the exception of options granted subject to a consulting agreement, whereby the option vesting period and the service period defined pursuant to the terms of the consulting agreement may be different. Stock options issued to consultants are revalued quarterly until fully vested, with any change in fair value expensed. The following weighted-average assumptions were used to calculate share based compensation for the years ended July 31, 2013 and 2012:

	For the years ended July 31,
	2013	2012
Volatility	134.80%	85.41%
Risk-free interest rate	0.85%	0.75%
Dividend yield	0.0%	0.0%
Expected life	5.06 years	4 years

Volatility is the measure by which our stock price is expected to fluctuate during the expected term of an option. Volatility is derived from the historical daily change in the market price of our common stock, as we believe that historical volatility is the best indicator of future volatility.

The risk-free interest rates used in the Black-Scholes calculations are based on the prevailing U.S. Treasury yield as determined by the U.S. Federal Reserve.

We have never paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. Accordingly, we have assumed no dividend yield for purposes of estimating the fair value of our share-based compensation.

The expected life of our options is determined following the guidance of Staff Accounting Bulletin No. 107 and Staff Accounting Bulletin No. 110. We follow the simplified method to determine the expected term of options issued to employees and directors. Under the simplified method, the expected term is presumed to be the mid-point between the vesting date and the end of the contractual term. The expected term for options issued to consultants is the contractual term. We periodically evaluate our historical data as a basis for determining the expected terms of such options.

Stock-based compensation expense is based on awards ultimately expected to vest, and therefore is reduced by expected forfeitures.

The following table summarizes share-based compensation expense related to employee and director stock options, consulting stock options, and restricted stock awards, for the years ended July 31, 2013 and 2012:

	For the years ended July 31,
	2013	2012
Share-based compensation for employees and directors:
Selling, general and administrative	$564,000	$825,000
Research and development	154,000	257,000

	718,000	1,082,000
Share-based compensation for consultants:
Selling, general and administrative	—	(5,000)
Research and development	2,000	—

	2,000	(5,000)

Total share-based compensation expense	$720,000	$1,077,000

As of July 31, 2013, there was $356,000 of unrecognized non-cash compensation cost related to unvested options, which will be recognized over a weighted average period of 0.53 years.

11.	Sales Concentration

Net product sales were $820,000 and $812,000 for the years ended July 31, 2013 and 2012, respectively. For the year ended July 31, 2013, three customers accounted for 69% of our net product sales. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales was as follows: 86% U.S. and 14% foreign. For the year ended July 31, 2012, two customers accounted for 67% of our net product sales. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales was as follows: 92% U.S. and 8% foreign.

12.	Income Taxes

We file federal and California consolidated tax returns with our subsidiaries. Our income tax provision for the year ended July 31, 2013 was $1,600 and for the year ended July 31, 2012 was $5,000; the minimum state franchise taxes we pay regardless of income or loss.

At July 31, 2013, we had federal and California tax net operating loss carry-forwards of approximately $75.2 million and $64.9 million, respectively. Included in these net operating loss carry-forwards is $17.3 million related to a deduction for income tax purposes for which the Company has not realized a tax benefit. In future periods an adjustment would be recorded to Additional Paid in Capital at the time that these net operating losses may be utilized and reduce income tax. At July 31, 2012, we had federal and California tax net operating loss carry-forwards of approximately $70.7 million and $60.0 million, respectively. Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code as well as similar state provisions. These ownership changes may limit the amount of net operating loss carry-forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 of the Internal Revenue Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since our formation, we have raised capital through the issuance of capital stock on several occasions (both before and after our initial public offering in 1996) which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition. While we do not believe that we have experienced an ownership change, the pertinent tax rules related thereto are complex and subject to varying interpretations, and thus complete assurance cannot be provided that the taxing authorities would not take an alternative position.

Our current federal tax loss carry-forwards begin expiring in the year ended July 31, 2019 and, unless previously utilized, will completely expire in the year ending July 31, 2033. Our California tax loss carry-forwards will begin to expire in the year ending July 31, 2014, and will completely expire in the year ending July 31, 2032.

Significant components of our deferred tax assets are as follows:

	July 31,
	2013	2012
Net operating loss carry-forward	$22,482,000	$20,677,000
Stock options and warrants	1,915,000	1,765,000
Other temporary differences	252,000	118,000

Total deferred tax assets	24,649,000	22,560,000
Valuation allowance for deferred tax assets	(24,649,000)	(22,560,000)

Net deferred tax assets	$—	$—

Realization of our deferred tax assets, which relate to operating loss carry-forwards and timing differences, is dependent on future earnings, among other factors. The timing and amount of future earnings are uncertain and therefore a valuation allowance has been established. The increase in the valuation allowance on the deferred tax asset during the year ended July 31, 2013 was $2,089,000.

A reconciliation of income taxes computed using the statutory income tax rate, compared to the effective tax rate, is as follows:

	2013	2012
Federal tax benefit at the expected statutory rate	34.0%	34.0%
State income tax, net of federal tax benefit	5.8	5.8
Expired net operating loss carryforwards	(9.7)	(6.8)
Other	(2.9)	(3.1)

Valuation allowance	(27.2)	(29.9)

Income tax benefit - effective rate	0.0%	0.0%

Following authoritative guidance, we recognize the tax benefit from a tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense; however we have had no accrued interest or penalties at either July 31, 2013 or July 31, 2012. We are subject to income taxes in the United States and in California, and our historical tax years remain subject to future examination by the U.S. and California tax authorities. During the year ended July 31, 2013, we did not record any activity related to our unrecognized tax benefits.

The Company and its subsidiaries are subject to federal income tax as well as income tax of multiple state jurisdictions. With few exceptions, the Company is no longer subject to income tax examination by tax authorities in major jurisdictions for years prior to 2007. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the carryforwards. The Company is not currently under examination by the IRS or state taxing authorities.

13.	Subsequent Events

New Board of Directors and Management Team

On August 13, 2013, the following managerial and corporate governance changes occurred to create a new Board of Directors, or Board, and management team:

•	Michael L. Krall, Donna Singer, and Dennis Brovarone resigned as directors of the Company by mutual agreement with the Company. Mr. Brovarone served on our Compensation Committee.

•	Michael L. Krall, Donna Singer, and Dennis Atchley resigned all positions respectively held by them as officers of the Company by mutual agreement with the Company.

•	The terms of Mr. Krall’s, Ms. Singer’s, and Mr. Brovarone’s separation agreements are as follows: Mr. Krall and Ms. Singer received a onetime separation payment of $150,000 and $45,000, respectively; Mr. Brovarone’s received $91,332, payable in monthly installments, commencing 120 days after the separation date; Mr. Krall is entitled to receive a cash severance of $540,000 payable over an eighteen month period; Ms. Singer is entitled to receive a cash severance of $204,000 payable over a twelve month period; Mr. Krall received 850,000 unregistered shares of common stock, valued at $595,000; Ms. Singer received 300,000 unregistered shares of common stock, valued at $210,000; and Mr. Krall and Ms. Singer will continue to receive health insurance coverage over the terms of their respective severance periods. Medical and dental insurance for Mr. Krall and his dependents will cost the Company $19,933 over the eighteen month severance period. Medical and dental insurance for Ms. Singer and her dependents will cost the Company $17,819 over the twelve month severance period.

•	The Board of Directors of the Company (the “Board”) appointed Dave Pfanzelter to serve as a member of the Board and to be its Chairman of the Board. His appointment was immediately effective as of August 13, 2013. Mr. Pfanzelter previously served on the Company’s Board from February 6, 2013 until his separation on July 19, 2013.

•	The Board appointed Dave Pfanzelter to serve as Interim Chief Executive Officer. His appointment was immediately effective as of August 13, 2013.

•	The Board appointed Peter C. Wulff to serve as Chief Financial Officer, Chief Operating Officer, and Corporate Secretary. With his appointment, Mr. Wulff will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer. His appointment was immediately effective as of August 13, 2013. Mr. Wulff previously served as the Company’s Chief Financial Officer from November 5, 2012 until his departure on May 13, 2013.

•	The Board appointed Gary D. Cohee to serve as a member of the Board. His appointment was immediately effective as of August 13, 2013. Mr. Cohee will serve on the Audit Committee of the Board.

As previously disclosed on our Form 8-K filed on July 25, 2013, on July 22, 2013, Jon Carbone and Paul Maier resigned as directors of the Company and as members of the Audit and Compensation Committees.

In connection with Mr. Krall’s separation from the Company, the Company entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Mr. Krall (the “Krall Release Agreement”). The Krall Release Agreement provides for a mutual release of all claims between Mr. Krall and the Company. Mr. Krall is also prohibited from engaging in certain competitive activities for the next four years. Pursuant to the Krall Release Agreement, Mr. Krall (i) was paid $25,000 on August 13, 2013; and, (ii) is entitled to receive $30,000 per month for 18-months following August 13, 2013, during which time Mr. Krall shall provide consulting services to the Company. In consideration of Mr. Krall’s transfer to the Company of certain enumerated intellectual property rights, the Company also (i) paid Mr. Krall the sum of $125,000 on August 13, 2013; and, (ii) issued to Mr. Krall 850,000 shares of common stock on August 21, 2013 (the “Krall Shares”). The Krall Shares are subject to certain registration rights intended to register the Krall Shares. The Krall Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Krall Proxy”). The Krall Proxy gives our CEO the right to vote the Krall Shares for so long as Mr. Krall owns the Krall Shares. Additionally, upon the earlier of (i) us receiving a total of $3 million; or, (ii) sixty days from August 13, 2013, we are obligated to deposit $500,000 into an escrow account, exclusively dedicated to the purpose of ensuring availability of the funds necessary to pay the monthly severance payment to Mr. Krall.

In connection with Ms. Singer’s separation from the Company, we entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Ms. Singer (the “Singer Release Agreement”). The Singer Release Agreement provides for a mutual release of all claims between Ms. Singer and the Company. Ms. Singer is also prohibited from engaging in certain competitive activities until August 2017. Pursuant to the Singer Release Agreement, Ms. Singer (i) was paid $45,000 on August 13, 2013; (ii) is due the amount of her continued health insurance coverage until August 2014; and, (iii) is entitled to $17,000 per month for 12-months following August 13, 2013, during which time Ms. Singer shall provide consulting services to the Company. In consideration of Ms. Singer’s transfer to the Company of certain enumerated intellectual property rights, the Company also issued to Ms. Singer 300,000 shares of common stock on August 21, 2013 (the “Singer Shares”). The Singer Shares are subject to certain registration rights intended to register the Singer Shares. The Singer Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Singer Proxy”). The Singer Proxy gives our CEO the right to vote the Singer Shares for so long as Ms. Singer owns the Singer Shares.

On September 10, 2013, the Board appointed Henry R. Lambert to serve as Chief Executive Officer. His appointment was effective as of and on September 16, 2013. In connection with the hiring of Henry R. Lambert to serve as the Company’s Chief Executive Officer, Dave Pfanzelter resigned his position as our Interim Chief Executive Officer. Mr. Pfanzelter’s resignation coincided with Mr. Lambert’s start date, September 16, 2013. Mr. Pfanzelter will continue to render significant services to the Company and will continue to serve as the Company’s Chairman of the Board.

On September 10, 2013, the Board appointed Henry R. Lambert to serve as a member of the Board. His appointment was effective as of and on September 16, 2013.

On October 1, 2013, the Board appointed Dr. David Theno, Jr. to serve as a member of the Board. His appointment was immediately effective as of October 1, 2013.

On October 3, 2013, the Board appointed Craig C. Culver to serve as a member of the Board. His appointment was immediately effective as of October 3, 2013.

On October 8, 2013, the Board appointed William Otis to serve as a member of the Board. His appointment was immediately effective as of October 8, 2013.

Common Stock and Other Activity

The following transactions occurred on August 13, 2013:

•	We completed a private placement pursuant to which we sold 5,500,000 shares of our common stock. The shares were sold at a per share purchase price of $0.20, resulting in approximately $1,100,000 in aggregate proceeds to the Company. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes.

•	We entered into a two-year service agreement with Pillar Marketing Group, Inc. for general advisory services with respect to corporate finance and capital raising activities, merger and acquisition transactions, and other related endeavors. Per the agreement with Pillar we issued 250,000 shares of unregistered common stock, with a value of $175,000. Pillar is also to be paid the sum of $25,000 per month plus, upon consummation of any transaction involving either (i) the acquisition, merger, or combination, or similar transaction of or with another company; or, (ii) a transaction which results in the Company “Up Listing”, as that term is commonly defined in a business context, we are to issue Pillar that number of our shares of our common stock which equals to three percent (3%) of our issued and outstanding shares determined on a fully diluted basis post-transaction. Pillar also received $150,000 for certain corporate reorganization activities previously provided. We also issued Pillar 300,000 shares of unregistered common stock for certain corporate reorganization services previously provided.

•	We issued 300,000 shares of unregistered common stock, with a value of $210,000, for investor relations. The shares were issued to Bibicoff & McInnis for investor relations services.

•	We issued 250,000 shares of unregistered common stock, with a value of $175,000, for corporate finance and restructuring activities to Wulff Services Inc. Wulff Services, Inc. is primarily owned by our current Chief Financial Officer / Chief Operation Officer, Peter Wulff. In addition, Wulff Services, Inc. received a onetime payment of $75,000 related to the corporate finance and restructuring efforts.

•	We issued 300,000 shares of common stock, with a value of $210,000, to Donna Singer, per Ms. Singer’s separation agreement, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. Ms. Singer was the Company’s Executive Vice President and served as a member of the Board. Additionally, as part of this issuance, we granted certain registration rights with respect to the shares issued to Ms. Singer.

•	We issued 850,000 shares of common stock, with a value of $595,000, to Michael L. Krall, per Mr. Krall’s separation agreement, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. Mr. Krall was the Company’s Chief Executive and served as a member of the Board. Additionally, as part of this issuance, we granted certain registration rights with respect to the shares issued to Mr. Krall.

On October 1, 2013, we received $162,500 from the exercise of a warrant to purchase 250,000 shares of our common stock.

On October 14 and October 16, 2013, we completed a private placement pursuant to which we sold 2,441,270 shares of our common stock. The shares of common stock issued in this offering were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) (previously 4(2)) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The shares were sold at a per share purchase price of $0.75 per share, resulting in approximately $1.83 million in aggregate proceeds to the Company. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes.

On October 23, 2013, we issued 305,833 shares of unregistered common stock, in exchange for previous services provided, valued at $257,750, and paid $91,500 to Mr. Cohee and/or his affiliates for financial advisor services.

Retention of Chairman

Chairman Agreement: On August 13, 2013, we appointed Dave Pfanzelter to serve as Chairman of the Board. On October 23, 2013, we entered into a Chairman Agreement with Mr. Pfanzelter (the “Chairman Agreement”). The Chairman Agreement provides that Mr. Pfanzelter is to serve as Chairman of the Board, effective as of August 13, 2013, until his earlier resignation or removal. The Chairman Agreement provides that for the period beginning on August 13, 2013 and ending November 13, 2013, we are to pay Mr. Pfanzelter an amount of approximately $41,700 per month for his services as Chairman of the Board, and thereafter we are to pay Mr. Pfanzelter the amount of $12,500 per month for his services as Chairman of the Board, payable on a quarterly basis (collectively “Chairman Compensation”). Mr. Pfanzelter is also eligible to receive annual and periodic bonuses in the discretion of the Board.

The Chairman Agreement provides for certain compensation to be paid to Mr. Pfanzelter if he is removed by the Board without Cause or Mr. Pfanzelter resigns for Good Reason. In summary, “Cause” is the commission by Mr. Pfanzelter of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by Mr. Pfanzelter to perform his or her duties under the Chairman Agreement or to otherwise breach the Chairman Agreement, or a material breach by Mr. Pfanzelter of Company policy or the Chairman Agreement or other agreements between the Company and Mr. Pfanzelter. “Good Reason” is a material reduction of Mr. Pfanzelter’s compensation; a material reduction by the Board of Mr. Pfanzelter’s authority, duties or responsibilities; or a material breach of the Chairman Agreement by the Company.

Upon such event, Mr. Pfanzelter, upon signing a release in favor of the Company, would be entitled to severance pay in the form of continued payments. Mr. Pfanzelter would be entitled to receive his Chairman Compensation then in effect for a period of 12 months following such date of removal or resignation. The Chairman Agreement additionally provides that all outstanding vested stock options held by Mr. Pfanzelter at the date of such termination would continue to be exercisable for a period of up to 90 days following such termination, but in no event beyond the maximum permitted expiration date. Additionally, 100% of Mr. Pfanzelter’s restricted stock units described below would vest.

The Chairman Agreement with Mr. Pfanzelter also provides for compensation if Mr. Pfanzelter’s position is terminated by the Company without Cause within twelve months following a Change in Control, or Mr. Pfanzelter resigns for Good Reason within such period. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; any person (subject to certain exemptions) becomes the beneficial owner of securities of the Company representing 35% or more of the total combined voting power of the Company; or if individuals who, as of 60 days after the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board.

Upon such event, Mr. Pfanzelter would be entitled to additional separation pay in excess of the amounts described above, in each case in an amount equal to a single lump sum payment equal to 200% of Mr. Pfanzelter’s then current Chairman Compensation. Additionally, 100% of Mr. Pfanzelter’s restricted stock units described below would vest upon.

Chairman RSU Award: On October 23, 2013, we granted Mr. Pfanzelter an award consisting of two million eight hundred thousand (2,800,000) Restricted Stock Units (“RSUs”). The award was not granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company. The RSUs vest 25% on February 15, 2014, 25% on February 15, 2015 and 50% on February 15, 2016. The shares of our common stock will be settled and delivered to Mr. Pfanzelter six months after each applicable vesting date referenced above. Additionally, 100% of the restricted stock units would vest upon a termination without Cause or resignation for Good Reason, upon a Change in Control, or upon grantee’s death or complete disability. At vesting, if grantee is a director or consultant, the Company is obligated to pay grantee an amount equal to the sum of the taxes imposed on the vested units that are treated as “self-employment income” plus a tax gross-up payment for all federal, state and local taxes payable by grantee. At settlement, the Company shall allow grantee to satisfy all or any portion of the Company’s tax withholding obligations by having the

Company cancel the shares of stock otherwise deliverable to the grantee in settlement of the restricted stock units in an amount equal to a number of whole shares having a fair market value not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. Upon cancellation of the shares, the Company shall pay the fair market value of such cancelled shares to the grantee in cash so that the grantee can satisfy his tax obligations.

Retention of Chief Executive Officer

Henry Lambert Employment Agreement: On September 10, 2013, we appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. His employment agreement, dated as of October 23, 2013, provides that such agreement continues until termination by either the Company or Mr. Lambert. During the term of each employment agreement, Mr. Lambert is entitled to an annual base salary, which may be increased, but not decreased, by the Board or the Compensation Committee in their discretion. His initial annual base salary is $350,000.

Mr. Lambert’s employment agreement also provides that, during the term of such agreement, he is eligible for equity compensation grants to be awarded at the discretion of the Compensation Committee and the Board, and also provides for annual bonus targets equal to, as applicable, 50% of his current annual base salary, in each case to be awarded at the sole discretion of the Compensation Committee and the Board. Additionally, pursuant to the terms of Mr. Lambert’s employment agreement, we granted Mr. Lambert a restricted stock unit for 500,000 shares of our common stock as described below.

Mr. Lambert’s employment agreement provides for certain compensation to be paid such executive officer if his employment is terminated by the Company without Cause or terminated by the executive for Good Reason. In summary, “Cause” is the commission by the executive of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by the executive to perform his or her duties under the agreement or to otherwise breach the agreement, or a violation of confidentiality, non-competition and/or non-solicitation provisions to which the Company is bound. “Good Reason” is a material reduction of the executive’s base salary or target bonus percentage; a material reduction by the Company of the executive’s authority, duties or responsibilities; a relocation of the Company’s offices that requires an increase in the executive’s one-way driving distance of more than fifty miles; or a material breach of the agreement by the Company.

Upon such event, the executive, upon signing a release in favor of the Company, would be entitled to severance pay in the form of continued payments. Mr. Lambert would be entitled to receive his base salary then in effect and group health and dental benefits in accordance with COBRA for a period of 6 months from the date of his termination or resignation. His employment agreement additionally provides that all outstanding vested stock options held by Mr. Lambert at the date of such termination would continue to be exercisable for a period of up to 90 days following such termination, but in no event beyond the maximum permitted expiration date. Additionally, 100% of the restricted stock units described below would vest upon such termination or resignation.

The employment agreement with Mr. Lambert also provides for compensation if Mr. Lambert’s employment is terminated by the Company without Cause within twelve months following a Change in Control, or the executive resigns for Good Reason within such period. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; any person (subject to certain exemptions) becomes the beneficial owner of securities of the Company representing 35% or more of the total combined voting power of the Company; or if individuals who, as of 60 days after the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board.

Upon such event, Mr. Lambert would be entitled to additional severance pay in excess of the amounts described above, in each case in an amount equal to a single lump sum payment equal to 100% of Mr. Lambert’s then current annual base salary. In addition, in such event, the vesting of all outstanding stock options then held by the applicable executive would automatically accelerate and all stock options would continue to be exercisable for 12 months, but in no event beyond the maximum permitted expiration date. Additionally, 100% of the restricted stock units described below would vest.

Henry Lambert RSU Awards: On October 23, 2013, we granted Mr. Lambert an award consisting of five hundred thousand (500,000) RSUs. The award was not granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company. The RSUs vest sixty percent (60%) on September 10, 2014 and the vesting of the remaining forty percent (40%) depend on the achievement of certain quarterly sales goals over a two year period. The shares of our common stock will be settled and delivered to Mr. Lambert six months after the vesting date of September 10, 2014 and immediately after the vesting upon achievement of certain quarterly sales goals, referenced above. Additionally, 100% of the restricted stock units subject to the time-based vesting would vest upon a termination without Cause or resignation for Good Reason, upon a Change in Control, or upon grantee’s death or complete disability. 100% of the restricted stock units subject to the vesting based on achievement of certain sales goals would vest upon a termination without Cause or resignation for Good Reason, upon a Change in Control, or upon grantee’s death or complete disability, so long as such condition occurred prior to October 31, 2015. At vesting, if grantee is an employee, the Company is obligated to withhold FICA amount due with respect to the vested units and the Company is also obligated to pay grantee an amount equal to the FICA amount withheld plus a tax gross-up payment for taxes payable by the grantee with respect to the FICA amount. At settlement, the Company shall allow grantee to satisfy all or any portion of the Company’s tax withholding obligations by having the Company deduct from the shares of stock otherwise deliverable to the grantee in settlement of the restricted stock units a number of whole shares having a fair market value not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

Retention of Chief Financial Officer / Chief Operating Officer

Peter Wulff Agreement: On August 13, 2013, we appointed Peter Wulff as our Chief Financial Officer, Chief Operating Officer, and Corporate Secretary. His employment agreement, dated as of October 23, 2013, provides that such agreement continues until termination by either the Company or Mr. Wulff. During the term of each employment agreement, Mr. Wulff is entitled to an annual base salary, which may be increased, but not decreased, by the Board or the Compensation Committee in their discretion. His initial annual base salary is $325,000.

Mr. Wulff’s employment agreement also provides that, during the term of such agreement, he is eligible for equity compensation grants to be awarded at the discretion of the Compensation Committee and the Board, and also provides for annual bonus targets equal to, as applicable, 50% of his current annual base salary, in each case to be awarded at the sole discretion of the Compensation Committee and the Board. Additionally, pursuant to the terms of Mr. Wulff’s employment agreement, we granted Mr. Wulff a restricted stock unit for 1,000,000 shares of our common stock as described below.

Mr. Wulff’s employment agreement provides for certain compensation to be paid such executive officer if his employment is terminated by the Company without Cause or terminated by the executive for Good Reason. In summary, “Cause” is the commission by the executive of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by the executive to perform his or her duties under the agreement or to otherwise breach the agreement, or a violation of confidentiality, non-competition and/or non-solicitation provisions to which the Company is bound. “Good Reason” is a material reduction of the executive’s base salary or target bonus percentage; a material reduction by the Company of the executive’s authority, duties or responsibilities; a relocation of the Company’s offices that requires an increase in the executive’s one-way driving distance of more than fifty miles; or a material breach of the agreement by the Company.

Upon such event, the executive, upon signing a release in favor of the Company, would be entitled to severance pay in the form of continued payments. Mr. Wulff would be entitled to receive his base salary then in effect and group health and dental benefits in accordance with COBRA for a period of 12 months from the date of his termination or resignation. His employment agreement additionally provides that all outstanding vested stock options held by Mr. Wulff at the date of such termination would continue to be exercisable for a period of up to 90 days following such termination, but in no event beyond the maximum permitted expiration date. Additionally, 100% of the restricted stock units described below would vest upon such termination or resignation.

The employment agreement with Mr. Wulff also provides for compensation if Mr. Wulff’s employment is terminated by the Company without Cause within twelve months following a Change in Control, or the executive resigns for Good Reason within such period. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; any person (subject to certain exemptions) becomes the beneficial owner of securities of the Company representing 35% or more of the total combined voting power of the Company; or if individuals who, as of 60 days after the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board.

Upon such event, Mr. Wulff would be entitled to additional severance pay in excess of the amounts described above, in each case in an amount equal to a single lump sum payment equal to 200% of Mr. Wulff’s then current annual base salary. In addition, in such event, the vesting of all outstanding stock options then held by the applicable executive would automatically accelerate and all stock options would continue to be exercisable for 12 months, but in no event beyond the maximum permitted expiration date. Additionally, 100% of the restricted stock units described below would vest.

Peter Wulff RSU Awards: On October 23, 2013, we granted Mr. Wulff an award consisting of one million (1,000,000) RSUs. The award was not granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company. The RSUs vest twenty five percent (25%) on March 15, 2014, twenty five percent (25%) on March 15, 2015 and fifty percent (50%) on March 15, 2016. The shares of our common stock will be settled and delivered to Mr. Wulff six months after each applicable vesting date referenced above. Additionally, 100% of the restricted stock units would vest upon a termination without Cause or resignation for Good Reason, upon a Change in Control, or upon grantee’s death or complete disability. At vesting, if grantee is an employee, the Company is obligated to withhold FICA amount due with respect to the vested units and the Company is also obligated to pay grantee an amount equal to the FICA amount withheld plus a tax gross-up payment for taxes payable by the grantee with respect to the FICA amount. At settlement, the Company shall allow grantee to satisfy all or any portion of the Company’s tax withholding obligations by having the Company deduct from the shares of stock otherwise deliverable to the grantee in settlement of the restricted stock units a number of whole shares having a fair market value not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

Retention of Non-Employee Directors

Cohee Director Agreement: On August 13, 2013, we appointed Mr. Cohee to serve as a member of the Board and on September 17, 2013, we entered into a letter agreement with Mr. Cohee. Mr. Cohee’s letter agreement provides that his initial term will be for one year. In connection with his execution of the letter agreement, we are obligated to issue him 200,000 shares of our common stock pursuant to a restricted stock unit agreement. Additionally, we will pay him an annual retainer fee of $60,000, payable quarterly. Additionally, he acknowledges and agrees that in order to satisfy certain rules for public companies he may be required to serve on one or more of the Board’s Audit Committee, Compensation Committee, and/or Nominating and Governance Committee, and that such committee assignments will be agreed between him and the Company, and that he will be compensated for such service. His letter agreement also provides that he will also be subject to certain confidentiality obligations.

Non-Employee RSU Awards: On October 23, 2013, the Company granted Messrs. Cohee, Culver, Otis and Dr. Theno, awards consisting of two hundred thousand (200,000) RSUs, respectively. The awards were not granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company. The RSUs vest fifty percent (50%) on the earlier of (i) the date of the annual meeting in 2015 or (ii) January 15, 2015 and fifty percent (50%) on the earlier of (i) the date of the annual meeting in 2016 or (ii) January 15, 2016. The shares of our common stock will be settled and delivered to Messrs. Cohee, Culver, Otis and Dr. Theno immediately after vesting.

Director Fees: Our non-employee directors will receive (i) an annual cash retainer of $60,000, paid on a fiscal quarter basis; (ii) an annual cash retainer for service as a Committee Chair, as follows: Audit Committee Chair – $10,000; and Compensation Committee Chair – $5,000; (iii) a fee of $4,000 for serving on the Audit Committee; and (iv) $2,500 for serving on the Compensation Committee. We also reimburse our non-employee directors for their reasonable travel and lodging costs to attend Board and Committee meetings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

All references to “PURE,” “we”, “our,” “us” and the “Company” refer to Pure Bioscience, Inc. and our wholly owned subsidiary.

The discussion in this section contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “would” or “will” or the negative of these terms or other comparable terminology, but their absence does not mean that a statement is not forward-looking. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which could cause our actual results to differ from those projected in any forward-looking statements we make. Several risks and uncertainties we face are discussed in more detail under “Risk Factors” elsewhere in this prospectus or in the discussion and analysis below. You should, however, understand that it is not possible to predict or identify all risks and uncertainties and you should not consider the risks and uncertainties identified by us to be a complete set of all potential risks or uncertainties that could materially affect us. You should not place undue reliance on the forward-looking statements we make herein because some or all of them may turn out to be wrong. We undertake no obligation to update any of the forward-looking statements contained herein to reflect future events and developments, except as required by law. The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus.

Unless otherwise noted, all information regarding share amounts of our common stock and prices per share of our common stock has been adjusted to reflect the application of the one-for-eight reverse stock split of our common stock that we effected on August 14, 2012, as further described elsewhere in this prospectus, on a retroactive basis.

Overview

Company Overview

We are focused on developing and commercializing our proprietary antimicrobial products that provide solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent that is manufactured as a liquid delivered in various concentrations. We currently manufacture and distribute SDC-based disinfecting and sanitizing products, which are registered by the Environmental Protection Agency, or EPA. We also manufacture and sell SDC-based formulations to manufacturers for use as a raw material ingredient in the production of personal care products. We believe our technology platform has potential application in a number of industries. We intend to focus our current resources on providing food safety solutions to the food industry.

Our goal is to become a sustainable company by commercializing our proprietary technology platform to deliver leading antimicrobial products through our sales and marketing efforts focused on the food industry and through licensing collaborations in other industries. Our current products are as follows:

Product Name	Product Use	EPA Registration
PURE Complete Solution:
PURE® Hard Surface	Disinfectant and sanitizer	SDC3A
PURE Multi-Purpose Cleaner Concentrate	Cleaner	Not applicable
PURE Multi-Purpose Hi-Foam Cleaner Concentrate	Cleaner	Not applicable

Axen® 30(1)	Disinfectant	Axen30
Axenohl®	Raw material ingredient	Axenohl
Silvérion®	Raw material ingredient	Not applicable

(1)	We intend to phase out Axen® 30.

PURE Complete Solution

Our PURE Complete Solution is comprised of PURE® Hard Surface and a concentrated cleaning product that was launched as a companion product to PURE® Hard Surface. The PURE Complete Solution offers a comprehensive, cost-effective and user-friendly cleaning, disinfecting and sanitizing product line to end-users including our targeted foodservice, food manufacturing and food processing customers. We can also target this product to hospital and medical care facilities; janitorial service providers and the distributors that supply them.

PURE® Hard Surface Disinfectant and Sanitizer (Ready-to-Use)

PURE® Hard Surface is our SDC-based, patented and EPA-registered, ready-to-use hard surface disinfectant and food contact surface sanitizer. We manufacture both consumer and commercial versions of the product. PURE Hard Surface combines high efficacy and low toxicity with 30-second bacterial and viral kill times and 24-hour residual protection. The product completely kills resistant pathogens such as MRSA and Carbapenem-resistant Klebsiella pneumoniae (NDM-1), and effectively eliminates dangerous fungi and viruses including HIV, Hepatitis B, Hepatitis C, Norovirus, Influenza A, Avian Influenza and H1N1. It also eradicates hazardous food pathogens such as E. coli, Salmonella, Campylobacter and Listeria. PURE Hard Surface delivers broad-spectrum efficacy yet remains classified as least-toxic by the EPA. The active ingredient, SDC, has been designated as Generally Recognized as Safe, or GRAS, for use on food processing equipment, machinery and utensils.

PURE Multi-Purpose Cleaner Concentrate (End-User Dilutable)

PURE® Multi-Purpose Cleaner, is an environmentally responsible cleaning product that is protected by SDC. SDC ensures the quality and safety of PURE Multi-Purpose Cleaner without human or environmental exposure to toxic chemical preservatives. PURE Multi-Purpose Cleaner is non-toxic and non-flammable and contains no EDTA, phosphates, ammonia or bleach as well as no VOCs or NPEs. PURE Multi-Purpose Cleaner provides professional strength cleaning in a concentrate formula that yields a 1:96 – 1:256 use dilution that is safe for use on all resilient surfaces, including floors, glass and food contact surfaces.

PURE Multi-Purpose Hi-Foam Cleaner Concentrate (End-User Dilutable)

PURE® Multi-Purpose Hi-Foam Cleaner is an environmentally responsible, professional strength high foam forming cleaning product that is protected by SDC. SDC ensures the quality and safety of PURE Multi-Purpose Hi-Foam Cleaner without human or environmental exposure to toxic chemical preservatives. PURE Multi-Purpose Hi-Foam Cleaner is non-toxic and non-flammable and contains no EDTA, phosphates, ammonia or bleach as well as no VOCs or NPEs. PURE Multi-Purpose Hi-Foam Cleaner provides high foam cleaning in a concentrate formula that yields a 1:50 use dilution that is safe for use on stainless steel equipment, resilient floors, walls and painted surfaces

Axen® 30 (Ready-to-Use)

Axen®30 is our patented and EPA-registered hard surface disinfectant and is a predecessor ready-to-use product to PURE® Hard Surface. Axen30 is currently sold on a limited basis by distributors under their respective private labels and which we intend to phase out.

Axenohl® (Raw Material Ingredient)

Axenohl® is our patented and EPA-registered SDC-based antimicrobial formulation for use as a raw material ingredient in the manufacturing of EPA-registered products. Axenohl is a colorless, odorless and stable solution that provides fast acting efficacy against bacteria, viruses and fungi when manufactured into consumer and commercial disinfecting and sanitizing products.

SILVÉRION® (Raw Material Ingredient)

SILVÉRION® is our patented SDC-based antimicrobial formulation for use as a raw material ingredient in the manufacturing of personal care products. It can be used as either an active ingredient or a preservative. SILVÉRION is a colorless, odorless and stable solution that provides ionic silver in a water-soluble form. It provides fast acting efficacy at low concentrations against a broad-spectrum of bacteria, viruses, yeast and molds. SILVÉRION is currently sold outside of the United States in various personal care products.

We were incorporated in the state of California in August 1992 as Innovative Medical Services. In September 2003, we changed our name to Pure Bioscience. In March 2011, we reincorporated in the state of Delaware under the name “Pure Bioscience, Inc.” We operate in one business segment.

Recent Developments

New Board of Directors and Management Team

On August 13, 2013, the following managerial and corporate governance changes occurred to create a new Board of Directors, or Board, and management team:

•	Michael L. Krall, Donna Singer, and Dennis Brovarone resigned as directors of the Company by mutual agreement with the Company. Mr. Brovarone served on our Compensation Committee.

•	Michael L. Krall, Donna Singer, and Dennis Atchley resigned all positions respectively held by them as officers of the Company by mutual agreement with the Company.

•	The terms of Mr. Krall’s, Ms. Singer’s, and Mr. Brovarone’s separation agreements are as follows: Mr. Krall and Ms. Singer received a onetime separation payment of $150,000 and $45,000, respectively; Mr. Brovarone received $91,332, payable in 60 monthly installments of $1,600, commencing 120 days after the separation date; Mr. Krall is entitled to receive a cash severance of $540,000 payable over an eighteen month period; Ms. Singer is entitled to receive a cash severance of $204,000 payable over a twelve month period; Mr. Krall received 850,000 unregistered shares of common stock, valued at $595,000; Ms. Singer received 300,000 unregistered shares of common stock, valued at $210,000; and Mr. Krall and Ms. Singer will continue to receive health insurance coverage over the terms of their respective severance periods. Medical and dental insurance for Mr. Krall and his dependents will cost the Company $19,933 over the eighteen month severance period. Medical and dental insurance for Ms. Singer and her dependents will cost the Company $17,819 over the twelve month severance period.

•	The Board of Directors of the Company, or the Board, appointed Dave Pfanzelter to serve as a member of the Board and to be its Chairman of the Board. His appointment was immediately effective as of August 13, 2013. Mr. Pfanzelter previously served on the Company’s Board from February 6, 2013 until his separation on July 19, 2013.

•	The Board appointed Dave Pfanzelter to serve as Interim Chief Executive Officer. His appointment was immediately effective as of August 13, 2013.

•	The Board appointed Peter C. Wulff to serve as Chief Financial Officer, Chief Operating Officer, and Corporate Secretary. With his appointment, Mr. Wulff will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer. His appointment was immediately effective as of August 13, 2013. Mr. Wulff previously served as the Company’s Chief Financial Officer from November 5, 2012 until his separation on May 13, 2013.

•	The Board appointed Gary D. Cohee to serve as a member of the Board. His appointment was immediately effective as of August 13, 2013. Mr. Cohee will serve on the Audit Committee of the Board.

As previously disclosed on our Form 8-K filed on July 25, 2013, on July 22, 2013, Jon Carbone and Paul Maier resigned as directors of the Company and as members of the Audit and Compensation Committees.

On September 10, 2013, the Board appointed Henry R. Lambert to serve as Chief Executive Officer. His appointment was effective as of and on September 16, 2013. In connection with the hiring of Henry R. Lambert to serve as the Company’s Chief Executive Officer, Dave Pfanzelter resigned his position as our Interim Chief Executive Officer. Mr. Pfanzelter’s resignation coincided with Mr. Lambert’s start date, September 16, 2013. Mr. Pfanzelter will continue to render significant services to the Company and will continue to serve as the Company’s Chairman of the Board.

On September 10, 2013, the Board appointed Henry R. Lambert to serve as a member of the Board. His appointment is effective as of and on September 16, 2013.

On October 1, 2013, the Board appointed Dr. David Theno, Jr. to serve as a member of the Board. His appointment was immediately effective as of October 1, 2013.

On October 3, 2013, the Board appointed Craig C. Culver to serve as a member of the Board. His appointment was immediately effective as of October 3, 2013. On April 9, 2014, Craig Culver resigned from the Board.

On October 8, 2013, the Board appointed William Otis to serve as a member of the Board. His appointment was immediately effective as of October 8, 2013.

NASDAQ Delisting

On May 17, 2013 our common stock was delisted from The NASDAQ Capital Market and began trading on the OTCQB Marketplace under the ticker symbol “PURE”. We continue to file periodic reports with the Securities and Exchange Commission in accordance with the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

Liquidity & Going Concern Uncertainty

Since our inception, we have financed our operations primarily through public and private offerings of securities, debt financing, and revenue from product sales and license agreements. We have a history of recurring losses, and as of April 30, 2014, we have incurred a cumulative net loss of $78,546,000.

We do not have, and may never have, significant cash inflows from product sales or from other sources of revenue to fund our operations. As of April 30, 2014, we had $416,000 in cash and cash equivalents, and $1,156,000 of current liabilities, including $529,000 in accounts payable and $512,000 in restructuring liabilities. As of April 30, 2014, we have no long-term debt. As of April 30, 2014 we did not believe that our existing cash resources were sufficient to meet our anticipated needs over the subsequent twelve months.

Until we can generate significant cash from operations, we expect to continue to fund our operations with the proceeds of offerings of our equity and debt securities. However, we cannot assure you that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to us or to our stockholders. If we raise additional funds from the issuance of equity securities, substantial dilution to our existing stockholders would likely result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business. Further, any contracts or license arrangements we enter into to raise funds may require us to relinquish our rights to our products or technology, and we cannot assure you that we will be able to enter into any such contracts or license arrangements on acceptable terms, or at all. Having insufficient funds may require us to delay or scale back our marketing, distribution and other commercialization activities or cease our operations altogether.

We do not have any unused credit facilities or other sources of capital available to us at this time. Our intended financing initiatives are subject to risk, and we cannot provide any assurance about the availability or terms of these or any future financings.

If we are unable to obtain sufficient capital, it will have a material adverse effect on our business and operations. It could cause us to fail to execute our business plan, fail to take advantage of future opportunities, or fail to respond to competitive pressures or customer requirements. It also may require us to significantly modify our business model and operations to reduce spending to a sustainable level, which may include delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, research and development projects, regulatory submissions, business development initiatives, and sales and marketing activities, among other investments. If adequate funds are not available when needed, we may be required to reduce or cease operations altogether.

Reclassification of Certain Debt

On January 25, 2013, we entered into a Letter Agreement (the “Agreement”) with Morrison & Foerster LLP (“Morrison”). Under the terms of the Agreement, we issued a Promissory Note (the “Note”) in favor of Morrison in the principal amount of $1,125,000. In consideration for the Note, Morrison agreed to waive $1,519,000 of amounts due and payable to Morrison for legal services rendered. The Note bore interest at the rate of 7.5% per annum, but the then outstanding balance would accrue interest at the rate of 10% per annum upon the occurrence of an event of default (as defined in the Note). Beginning March 31, 2013, and on or before the last business day of each calendar month thereafter, we are required to pay all accrued but unpaid interest on the then unpaid amount of outstanding principal. Beginning on February 28, 2014, we were required to pay equal monthly principal installments of approximately $47,000, plus interest. We could prepay the outstanding balance under the Note in full or in part at any time, which would result in a discount of the then outstanding balance as more fully described in the Note. The Note was to mature on February 28, 2016, unless accelerated pursuant to an event of default or upon the consummation of a change of control (as defined in the Note). As a result of the Agreement, we reclassified the amount due and payable to Morrison from a current liability to long-term debt, except any payments due under the Letter Agreement within twelve months from the date of the balance sheet which will continue to be classified as a current liability.

In consideration for Morrison’s acceptance of the Note in lieu of payment for its legal services, we issued Morrison a warrant to purchase 375,000 shares of our common stock at an exercise price of $0.83 per share. The warrant was exercisable immediately and expires on January 24, 2018. The warrant may be exercised by Morrison with a cash payment or, in lieu thereof, at its election, through a net exercise, as set forth in the warrant agreement. Neither the warrant nor the shares to be issued upon exercise thereof are registered for sale or resale under the Securities Act of 1933, as amended (the “Securities Act”), and have been or will be issued in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance. We determined that the warrants issued in connection with the Note were equity instruments and did not represent derivative instruments. The fair value of the warrants issued to Morrison was $245,000, based on the Black-Scholes valuation method assuming no dividend yield, volatility of 134%, a risk-free interest rate of 0.35%, and an expected life of 5 years.

This transaction was accounted for as a troubled debt restructuring. During the year ended July 31, 2013, we recorded $25,000 of other expense resulting from the excess of the total cash outflows under the troubled debt restructuring, plus the expense related to the fair value of the warrant issued in conjunction with the debt, over the carrying amount of the Morrison payables prior to the restructuring. In accordance with the applicable guidance, interest to be paid under the Note of approximately $174,000 was added to the carrying amount of the Note, and future payments of interest will be reflected as a reduction to the carrying amount of the debt.

During the three months ended January 31, 2014, we entered into a Promissory Note Payoff Agreement (“Payoff Agreement”) with Morrison. Under the Payoff Agreement, we paid $500,000 in cash to Morrison to extinguish $1,227,000 in unsecured debt owed to Morrison under the Note, dated January 25, 2013. We have no further obligations or liability under the Note. As a result of the Payoff Agreement, we recorded a gain of $727,000 that is reflected in the other income (expense) section of the consolidated statement of operations.

During the six months ended January, 31, 2014, prior to the Payoff Agreement, we paid $28,000 under the terms of the Note.

Financial Overview

This financial overview provides a general description of our revenue and expenses.

Revenue

We manufacture and sell SDC-based products for end use, and as a raw material for manufacturing use. We also license our products and technology to development and commercialization partners. Revenue is recognized when realized or realizable and earned. Any amounts received prior to satisfying revenue recognition criteria are recorded as deferred revenue.

Cost of Goods Sold

Cost of goods sold for product sales includes direct and indirect costs to manufacture products, including materials consumed, manufacturing overhead, shipping costs, salaries, benefits, reserved inventory, and related expenses of operations. Depreciation related to manufacturing is systematically allocated to inventory produced, and expensed through cost of goods sold at the time inventory is sold.

Selling, General and Administrative

Selling, general and administrative expense consists primarily of salaries and other related costs for personnel in business development, sales, finance, accounting, information technology, and executive functions. Other selling, general and administrative costs include product marketing, advertising, and trade show costs, as well as public relations and investor relations, facility costs, and legal, accounting and other professional fees.

Research and Development

Our research and development activities are focused on leveraging our technology platform to develop additional proprietary products and applications. Research and development expense consists primarily of personnel and related costs, product registration expenses, and third-party testing. We expense research and developments costs as incurred.

Other Income (Expense)

We record interest income, interest expense, change in derivative liabilities, as well as other non-operating transactions, as other income (expense) in our consolidated statements of operations.

Results of Operations – Comparison of the Three Months Ended April 30, 2014 and 2013

Fluctuations in Operating Results

Our results of operations have fluctuated significantly from period to period in the past and are likely to continue to do so in the future. We anticipate that our results of operations will be affected for the foreseeable future by several factors that may contribute to these periodic fluctuations, including the demand for our products, the timing and amount of our product sales, and the progress and timing of expenditures related to sales and marketing, as well as product development. Due to these fluctuations, we believe that the period-to-period comparisons of our operating results are not a reliable indication of our future performance.

Net Product Sales

Net product sales were $261,000 and $258,000 for the three months ended April 30, 2014 and 2013, respectively. The increase of $3,000 was primarily attributable to sales fluctuations within our legacy customer base.

For the three months ended April 30, 2014, one individual customers each accounted for 72% or more of our net product sales. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales was as follows: 100% U.S.

For the three months ended April 30, 2013, two individual customers each accounted for 10% or more of our net product sales. One customer accounted for 64% and the other for 10%. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales was as follows: 100% U.S.

Cost of Goods Sold

Cost of goods sold was $89,000 and $67,000 for the three months ended April 30, 2014 and 2013, respectively. The increase of $22,000 was attributable to increased net product sales of low margin product and minimal periodic inventory adjustments.

Gross margin as a percentage of net product sales, or gross margin percentage, was 66% and 74% for the three months ended April 30, 2014 and 2013, respectively. This decrease in gross margin percentage was primarily attributable to the sale of higher margin formulations and packaging configurations of our products during the quarter ended April 30, 2013 as compared to the current quarter.

Selling, General and Administrative Expense

Selling, general and administrative expense was $1,338,000 and $1,332,000 for the three months ended April 30, 2014 and 2013, respectively. The increase of $6,000 was primarily attributable to increased board of director and professional service fees, offset by reductions in personnel and facility costs.

Research and Development Expense

Research and development expense was $248,000 and $283,000 for the three months ended April 30, 2014 and 2013, respectively. The decrease of $35,000 was primarily attributable to decreases in personnel costs.

Share-Based Compensation

Share-based compensation expense was $770,000 and $153,000 for the three months ended April 30, 2014 and 2013, respectively. The increase of $617,000 is primarily due to the restricted stock units granted to employees and directors supporting our selling, general and administrative, and research and development functions (See Note 12).

Change in Derivative Liability

Change in derivative liability for the three months ended April 30, 2014 and 2013 was a decrease of $3,000 and $30,000, respectively. The change is primarily due to a decrease in the underlying warrants outstanding.

Interest Expense

Interest expense for the three months ended April 30, 2014 and 2013 was $2,000 and $2,000, respectively.

Other Income (Expense)

Other income for the three months ended April 30, 2014 was $134,000, compared to $15,000 for the three months ended April 30, 2013. The increase of $119,000 is primarily attributable to the vendor settlements recorded during the quarter.

Comparison of the Nine Months Ended April 30, 2014 and 2013

Net Product Sales

Net product sales were $417,000 and $631,000 for the nine months ended April 30, 2014 and 2013, respectively. The decrease of $214,000 was primarily attributable to sales fluctuations within our legacy customer base.

For the nine months ended April 30, 2014, two individual customers each accounted for 10% or more of our net product sales. One customer accounted for 54%, and the other for 14%. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales was as follows: 100% U.S.

For the nine months ended April, 2013, two individual customers each accounted for 10% or more of our net product sales. One customer accounted for 56%, and the other for 11%. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales is as follows: 100% U.S.

Cost of Goods Sold

Cost of goods sold was $145,000 and $155,000 for the nine months ended April 30, 2014 and 2013, respectively. The decrease of $10,000 was attributable to decreased net product sales.

Gross margin as a percentage of net product sales, or gross margin percentage, was 65% and 75% for the nine months ended April 30, 2014 and 2013, respectively. This decrease in gross margin percentage was primarily attributable to the sale of higher margin formulations and packaging configurations of our products during the prior year as compared to current year.

Selling, General and Administrative Expense

Selling, general and administrative expense was $3,506,000 and $4,093,000 for the nine months ended April 30, 2014 and 2013, respectively. The decrease of $587,000 was primarily attributable to reductions in personnel costs, professional services, and facility costs.

Research and Development Expense

Research and development expense was $750,000 and $979,000 for the nine months ended April 30, 2014 and 2013, respectively. The decrease of $229,000 was primarily attributable to decreases in personnel costs and related expenses, offset by an increase in third-party research and testing activities.

Share-Based Compensation

Share-based compensation expense was $2,191,000 and $583,000 for the nine months ended April 30, 2014 and 2013, respectively. The increase of $1,608,000 is primarily due to the restricted stock units granted to employees and directors supporting our selling, general and administrative, and research and development functions (See Note 12).

Other Share-Based Expenses

Other share-based expense was $308,000 and zero for the nine months ended April 30, 2014 and 2013, respectively. The increase is due to $285,000 of expense incurred from the amendment of the subscription agreements for investors who participated in the October 2013 private placements and $23,000 of expense associated with warrants issued in connection with the April 24, 2013 private placement (See Note 11).

Restructuring Costs

Restructuring expense was $2,754,000 and zero for the nine months ended April 30, 2014 and 2013, respectively. As discussed above, on August 13, 2013, Michael L. Krall, Donna Singer, and Dennis Brovarone resigned all positions respectively held by them as officers and directors of the Company and a new management team and Board were appointed. Based on the corporate governance change we incurred the following expenditures:

•	Mr. Krall and Ms. Singer received a onetime separation payment of $150,000 and $45,000, respectively; Mr. Brovarone’s received $91,000, payable in 60 monthly installments of $1,600, commencing 120 days after the separation date; Mr. Krall is entitled to receive a cash severance of $540,000 payable over an eighteen month period; Ms. Singer is entitled to receive a cash severance of $204,000 payable over a twelve month period; Mr. Krall received 850,000 unregistered shares of common stock, valued at $595,000; Ms. Singer received 300,000 unregistered shares of common stock, valued at $210,000; and Mr. Krall and Ms. Singer will continue to receive health insurance coverage over the terms of their respective severance periods. Medical and dental insurance for Mr. Krall and Ms. Singer will cost the Company $20,000 and $18,000, respectively. Per the terms of the agreements, we recorded a onetime expense of $1,782,000 related to Mr. Krall’s and Ms. Singer’s separation payments, future severance payments, unregistered stock received, and future medical and dental insurance payments. All but $7,000 due to Mr. Brovarone was accrued in prior periods for services previously provided.

•	We issued 300,000 shares of unregistered common stock to Bibicoff & McInnis for investor relations services related to the corporate restructuring, valued at $210,000.

•	We issued 250,000 shares of unregistered common stock, with a value of $175,000, for corporate finance and restructuring activities to Wulff Services Inc. Wulff Services, Inc. is primarily owned by our current Chief Financial Officer / Chief Operating Officer, Peter Wulff. In addition, Wulff Services, Inc. received a onetime payment of $75,000 related to the corporate finance and restructuring efforts.

•	We issued 300,000 shares of registered common stock, with a value of $210,000, for corporate reorganization services previously provided by the principal of Pillar Marketing Group, Inc. In addition, Pillar also received a onetime payment of $152,000 related to the reorganization efforts.

•	We incurred $73,000 in legal fees associated with the corporate finance and restructuring activities.

In addition, on January 23, 2014, we entered into a settlement agreement with a former employee. Under the terms of the agreement, we will pay $50,000 over a six-month period with payments commencing in March 2014, and issue 15,000 shares of unregistered common stock valued at $20,000.

Change in Derivative Liability

Change in derivative liability for the nine months ended April 30, 2014 and 2013 was an increase of $56,000 and a decrease of $270,000, respectively. The change is due to the settlement of the derivative liability associated with the conversion feature of the Bridge Loan (See Note 9), offset by an increase in the stock price as of April 30, 2014.

Interest Expense

Interest expense for the nine months ended April 30, 2014 and 2013 was $7,000 and $591,000, respectively. The decrease was primarily attributable to non-cash amortization of debt discounts related to the secured convertible promissory notes that we issued in July 2012 in connection with the Bridge Loan.

Gain on Extinguishment of Debt

Gain on extinguishment of debt for the nine months ended April 30, 2014 and 2013 was $727,000 and zero respectively. The $727,000 gain is attributable to the repayment of the Promissory Note (See Note 7)

Other Income (Expense)

Other income for the nine months ended April 30, 2014 was $198,000 compared to other expense of $12,000 for the nine months ended April 30, 2013. The increase is primarily attributable to the sale of reserved inventory and accounts payable vendor settlements.

Comparison of the Years Ended July 31, 2013 and 2012

Fluctuations in Operating Results

Our results of operations have fluctuated significantly from period to period in the past and are likely to continue to do so in the future. We anticipate that our results of operations will be affected for the foreseeable future by several factors that may contribute to these periodic fluctuations, including fluctuations in the buying patterns of our current or potential customers for which we have no visibility, the mix of product sales including a change in the percentage of higher or lower margin formulations and packaging configurations of our products, the cost of product sales including component costs and contract labor as needed to meet fluctuations in demand not supportable by our existing workforce, our inability for any reason to be able to meet demand, the achievement and timing of research and development and regulatory milestones, unforeseen changes in expenses, including non-cash expenses such as the fair value of stock options granted, the calculation of which includes several variable assumptions, and unforeseen manufacturing or supply issues, among other issues. Due to these fluctuations, we believe that the period-to-period comparisons of our operating results are not a reliable indication of our future performance. As of the date of this filing, other than the impact of our change in corporate strategy, we are not aware of any trends in these factors or events or conditions that we believe are reasonably likely to impact our results of operations in the future.

Net Product Sales

Net product sales were $820,000 and $812,000 for the years ended July 31, 2013 and 2012, respectively. The increase of $8,000 was primarily attributable to sales fluctuations within our existing customer base. Our top three customers accounted for $565,000 of net product sales for the year ended July 31, 2013.

For the year ended July 31, 2013, three individual customers accounted for 69% of our net product sales. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales was as follows: 86% U.S. and 14% foreign.

For the year ended July 31, 2012, two individual customers accounted for 67% of our net product sales. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales was as follows: 92% U.S. and 8% foreign.

Cost of Goods Sold

Given our current focus on near term commercialization of the SDC-based products used to provide solutions for food safety industry, we believe there is no net realizable value for numerous current product configurations. Therefore, as of our fiscal year ended July 31, 2013, we established an inventory reserve, or Reserve, for $347,000. The majority of the reserve relates to components such as, plastic bottles, spray triggers, miscellaneous plastics, and numerous corrugated cardboard configurations.

Cost of goods sold was $565,000 and $264,000 for the years ended July 31, 2013 and 2012, respectively. The increase of $301,000 was primarily attributable to the Reserve discussed above. Cost of goods sold excluding the Reserve was $218,000 and $264,000 for the years ended July 31, 2013 and 2012, respectively. The decrease of $46,000 was primarily attributable to a $64,000 inventory charge in the prior fiscal year for costs incurred by us to rework certain finished goods inventory, as well as a write-off of certain packaging inventory.

Gross margin, as a percentage of net product sales, or gross margin percentage, was 31% and 67% for the years ended July 31, 2013 and 2012, respectively. Gross margin percentage, excluding the Reserve and the prior year inventory charge, was 73% and 75% for the years ended July 31, 2013 and 2012, respectively. The decrease in gross margin percentage was primarily attributable to the sale of lower margin formulations and packaging configurations of our products during the year ended July 31, 2013 as compared to prior year.

Selling, General and Administrative Expense

Selling, general and administrative expense was $5,718,000 and $7,439,000 for the years ended July 31, 2013 and 2012, respectively. The decrease of $1,721,000 was primarily attributable to a decrease in legal fees of approximately $800,000, which were incurred in significant part as a result of our ongoing litigation with Richmont Sciences, LLC as well as the proxy contest that Richmont Corporation had initiated, as well as decreases in travel, board of director fees, and depreciation and amortization expense. There were also reductions in stock option expense related to employees, directors, and consultants supporting our Selling, General and Administrative functions. The combined decreases were partially offset by the fair value of stock issued and expenses incurred for investor relations services.

Research and Development Expense

Research and development expense was $1,325,000 and $1,863,000 for the years ended July 31, 2013 and 2012, respectively. The decrease of $538,000 was primarily attributable to decreases in personnel and related costs, third-party research and testing activities, laboratory supplies and patent costs.

Impairment of Patents

Due to the significant changes in our strategic business objectives and utilization of our assets, we have determined cost associated with the pending patent applications in numerous foreign geographic locations have been impaired. As a result, during our year ended July 31, 2013, we reduced the carrying value of our patents and recorded a $551,000 patent impairment.

Change in Derivative Liability

Change in derivative liability for the years ended July 31, 2013 and 2012 was $268,000 and $11,000, respectively. The increase is due to the issuance of warrants with anti-dilution provisions during the year ended July 31, 2012 and the conversion features associated with the secured convertible promissory notes that we issued in July 2012 in connection with the Bridge Loan.

Interest Expense, net

Interest expense for the year ended July 31, 2013 was $593,000 compared to $144,000 for the year ended July 31, 2012. The increase is primarily attributable to non-cash amortization of deferred financing costs and debt discounts related to the secured convertible promissory notes that we issued in July 2012 in connection with the Bridge Loan.

Other (Expense) Income, net

Other expense for the year ended July 31, 2013 and 2012 was $7,000 and $3,000, respectively. The increase is a result of $25,000 of expense attributable to the excess of the total cash outflows under the restructured Morrison debt, plus the expense related to the fair value of the warrant issued in conjunction with the debt, over the carrying amount of the Morrison payables prior to the restructuring. The increase was partially offset by a $18,000 gain from the sale of silver inventory.

Liquidity and Capital Resources

Since our inception, we have financed our operations primarily through public and private offerings of securities, debt financing, and revenue from product sales and license agreements. We have a history of recurring losses, and as of April 30, 2014 we have incurred a cumulative net loss of $78,546,000.

On August 13, 2013, we completed a private placement pursuant to which we sold 5,500,000 shares of our common stock. The shares were sold at a per share purchase price of $0.20, resulting in approximately $1,100,000 in aggregate proceeds to the Company. After deducting fees of $43,000, the net proceeds to us were $1,057,000. The shares of common stock issued under the private placement were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

On October 1, 2013, we received $163,000 from the exercise of a warrant to purchase 250,000 shares of our common stock.

On October 14 and October 16, 2013, we completed a private placement pursuant to which we sold 2,441,270 shares of our common stock. The shares were sold at a per share purchase price of $0.75 per share, resulting in approximately $1,831,000 in aggregate proceeds to the Company. After deducting fees of $49,000, the net proceeds to us were $1,782,000. In addition, between October 17, 2013 and October 31, 2013, we sold 442,667 shares of our common stock. The shares were sold at a per share purchase price of $0.75 per share, resulting in approximately $332,000 in aggregate proceeds to the Company. After deducting fees of $8,000, the net proceeds to us were $324,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

During the three months ended January 31, 2014, we completed private placements pursuant to which we sold 1,611,817 shares of our common stock, resulting in approximately $1,514,000 in aggregate proceeds to the Company. After deducting fees of $13,000, the net proceeds to us were $1,501,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

During the three months ended April 30, 2014, we completed private placements pursuant to which we sold 1,575,000 shares of our common stock, resulting in approximately $1,545,000 in aggregate gross proceeds to the Company. After deducting fees of $47,000, the net proceeds to us were $1,498,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes.

During the nine months ended April 30, 2014, there were no exercises of stock options.

During the three months ended January 31, 2014, we entered into a promissory note payoff agreement with Morrison & Foerster LLP (“Morrison”). Under the payoff agreement, we paid $500,000 to Morrison to extinguish $1,227,000 in unsecured debt owed to Morrison under the note, dated January 25, 2013. We have no further obligations or liability under the note.

As of April 30, 2014, we had $416,000 in cash and cash equivalents compared to $32,000 in cash and cash equivalents as of July 31, 2013. The net increase in cash and cash equivalents was primarily attributable to proceeds from our issuance of common stock in the private placements noted above. Additionally, as of April 30, 2014, we had $1,156,000 of current liabilities, including $529,000 in accounts payable, compared to $2,153,000 of current liabilities, including $1,134,000 in accounts payable as of July 31, 2013. The net decrease in current liabilities primarily relates to the repayment of the Morrison promissory note, offset by the terms of Mr. Krall’s and Ms. Singer’s separation agreements discussed above. All future severance and medical and dental insurance liabilities for Mr. Krall, Ms. Singer, and Mr. Brovarone have been accrued and are reflected in the restructuring liability section of the consolidated balance sheets.

Subsequent to our fiscal quarter ended April 30, 2014, we received approximately $150,000 from the sale of 150,000 shares of our common stock in private placements. The shares of common stock issued were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation

D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes.

In addition, we received $174,200 from the exercise of a warrant to purchase 268,000 shares of common stock issued in connection with the April 24, 2013 private placement.

We do not have, and may never have, significant cash inflows from product sales or from other sources of revenue to fund our operations. As of April 30, 2014 we did not believe that our existing cash resources were sufficient to meet our anticipated needs over the subsequent twelve months. The uncertainties surrounding our ability to continue to fund our operations raised substantial doubt about our ability to continue as a going concern.

Until we can generate significant cash from operations, we expect to continue to fund our operations with the proceeds of offerings of our equity and debt securities. However, we cannot assure you that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to us or to our stockholders. If we raise additional funds from the issuance of equity securities, substantial dilution to our existing stockholders would likely result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business. Further, any contracts or license arrangements we enter into to raise funds may require us to relinquish our rights to our products or technology, and we cannot assure you that we will be able to enter into any such contracts or license arrangements on acceptable terms, or at all. Having insufficient funds may require us to delay or scale back our marketing, distribution and other commercialization activities or cease our operations altogether.

We do not have any unused credit facilities or other sources of capital available to us at this time. We intend to secure additional working capital through sales of additional debt or equity securities, including through private placements of our securities. Our intended financing initiatives are subject to risk, and we cannot provide any assurance about the availability or terms of these or any future financings.

If we are unable to obtain sufficient capital, it will have a material adverse effect on our business and operations. It could cause us to fail to execute our business plan, fail to take advantage of future opportunities, or fail to respond to competitive pressures or customer requirements. It also may require us to significantly modify our business model and operations to reduce spending to a sustainable level, which may include delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, research and development projects, regulatory submissions, business development initiatives, and sales and marketing activities, among other investments. If adequate funds are not available when needed, we may be required to reduce or cease operations altogether.

In addition, from time to time we have entered into employment agreements with our executives that, under certain cases, provide for the continuation of salary and certain other benefits if these executives are terminated under specified circumstances. These agreements generally expire upon termination for cause or when we have met our obligations under these agreements. As of July 31, 2013, no events have occurred resulting in the obligation of any such payments. On August 13, 2013, we entered into Purchase, Severance, and Release Agreements with our named executive officers, which is further described under the heading” Executive Compensation” and Note 13 to the audited consolidated financial statements included as part of this prospectus.

Our future capital requirements depend on numerous forward-looking factors. These factors may include, but are not limited to, the following: the acceptance of, and demand for, our products; our success and the success of our partners in selling our products; our success and the success of our partners in obtaining regulatory approvals to sell our products; the costs of further developing our existing products and technologies; the extent to which we invest in new product and technology development; and the costs associated with the continued operation, and any future growth, of our business. The outcome of these and other forward-looking factors will substantially affect our liquidity and capital resources.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. We evaluate our estimates on an ongoing basis. We base our estimates on historical experience and on other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following accounting policies and estimates are critical to aid you in understanding and evaluating our reported financial results.

Revenue Recognition

We sell our products to distributors and end users. We record revenue when we sell products to our customers, rather than when our customers resell products to third parties. When we sell products to our customers, we reduce the balance of our inventory with a corresponding charge to cost of goods sold. We do not currently have any consignment sales.

Product sales are recognized when delivery of the products has occurred, title has passed to the customer, the selling price is fixed or determinable, collectability is reasonably assured and we have no further obligations. Any amounts received prior to satisfying these revenue recognition criteria are recorded as deferred revenue. We record product sales net of discounts at the time of sale and report product sales net of such discounts.

We also license our products and technology to development and commercialization partners. License fee revenue consists of product and technology license fees earned. If multiple-element arrangements require on-going services or performance, then upfront product and technology license fees under such arrangements are deferred and recognized over the period of such services or performance. Non-refundable amounts received for substantive milestones are recognized upon achievement of the milestone. Any amounts received prior to satisfying these revenue recognition criteria are recorded as deferred revenue.

Share-Based Compensation

We grant equity-based awards under share-based compensation plans or stand-alone contracts. We estimate the fair value of share-based payment awards using the Black-Scholes option valuation model. This fair value is then amortized over the requisite service periods of the awards. The Black-Scholes option valuation model requires the input of subjective assumptions, including price volatility of the underlying stock, risk-free interest rate, dividend yield, and expected life of the option. Share-based compensation expense is based on awards ultimately expected to vest, and therefore is reduced by expected forfeitures. Changes in assumptions used under the Black-Scholes option valuation model could materially affect our net loss and net loss per share.

Impairment of Long-Lived Assets

In accordance with GAAP, if indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the carrying value of the asset to the fair value of the asset and we record the impairment as a reduction in the carrying value of the related asset and a charge to operating results. Estimating the undiscounted future cash flows associated with long-lived assets requires judgment, and assumptions could differ materially from actual results.

For purposes of testing impairment, we group our long-lived assets at the lowest level for which there are identifiable cash flows independent of other asset groups. Currently, there is only one level of aggregation for our intangible assets. We assess the impairment of long-lived assets, consisting of property, plant, and equipment and our patent portfolio, whenever events or circumstances indicate that the carrying value may not be recoverable. Examples of such events or circumstances include:

•	an asset group’s ability to continue to generate income from operations and positive cash flow in future periods;

•	loss of legal ownership or title to the asset(s);

•	significant changes in our strategic business objectives and utilization of the asset(s); and

•	the impact of significant negative industry or economic trends.

Additionally, on a quarterly basis we review the significant assumptions underlying our impairment assessment to determine whether our previous conclusions remain valid.

Recoverability of assets to be held and used in operations is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the assets. The factors used to evaluate the future net cash flows, while reasonable, require a high degree of judgment and the results could vary if the actual results are materially different than the forecasts. In addition, we base useful lives and amortization or depreciation expense on our subjective estimate of the period that the assets will generate revenue or otherwise be used by us. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs.

We also periodically review the lives assigned to our intangible assets to ensure that our initial estimates do not exceed any revised estimated periods from which we expect to realize cash flows from the assets. If a change were to occur in any of the above-mentioned factors or estimates, the likelihood of a material change in our reported results would increase.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow or market or foreign currency risks.

We review the terms of the common stock, warrants and convertible debt we issue to determine whether there are derivative instruments, including embedded conversion options, that are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including a conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value.

Recent Accounting Pronouncements

No recent accounting pronouncements or other authoritative guidance have been issued that management considers likely to have a material impact on our consolidated financial statements.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

MANAGEMENT

Information Regarding Our Board of Directors

Pursuant to our bylaws, the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board of Directors, or the Board. The Board has fixed the number of directors at six members.

Information with respect to our current directors is shown below.

Name	Age	Director Since	Position(s) Held
Dave Pfanzelter	61	2013	Chairman
Henry R. Lambert	63	2013	Director, Chief Executive Officer
Gary Cohee	68	2013	Director
David Theno, Jr., PhD	64	2013	Director
William Otis	58	2013	Director

Dave Pfanzelter was appointed as our Chairman on August 13, 2013. He previously served as a director of the Company from February 2013 to July 2013. Mr. Pfanzelter served as senior vice president of Kellogg Company, president of Kellogg’s Specialty Channels and president of Kellogg Canada from May 2004 to May 2010, while also serving as part of the Kellogg Executive Committee and Global Leadership Team. Mr. Pfanzelter began his career in the food service industry in 1975 with Oscar Mayer Foods Corporation, serving in several key sales and marketing positions, including director of marketing and national sales manager. In 1995 he was appointed vice president of sales of Kraft Foodservice, representing the combined manufactured brands of Oscar Mayer, General Foods, and Kraft Foods. In 1998 Mr. Pfanzelter joined Keebler, serving as vice president and general manager of the food service division prior to Keebler’s acquisition by Kellogg in 2001. Since 1998 Mr. Pfanzelter has been on the board of directors of Doctor’s Associates, the parent company of Subway Restaurants, the nation’s largest restaurant chain. In February 2012, Mr. Pfanzelter joined the Advisory Board of Wrigley Foods. He also served on the Board of the International Food Service Manufacturer’s Association as chairman and member of its executive committee.

Henry R. Lambert joined our Board and was appointed as our Chief Executive Officer on September 10, 2013. Mr. Lambert is an accomplished food industry and consumer products executive with broad management skills, including strategic planning and business development, go-to-market execution, business integration and food safety. He has over 35 years of food industry experience, having worked at such notable companies as Heublein Inc.; RJ Reynolds; Nabisco, Inc.; and, Pinnacle Foods. He has held various business unit leadership positions servicing the foodservice and leading consumer food brands markets. Mr. Lambert has also served on boards and as a member of various food industry associations, including the International Foodservice Manufacturers Association (IFMA), Institute of Food Technologists and Safe Supply of Affordable Food Everywhere (SSAFE). From 2010 through June 2013, Mr. Lambert served as general manager of the global food and water business of Underwriter Laboratories, where he was responsible for the start-up of the company’s food safety services business. From 2007 to 2010, Mr. Lambert served as Senior Vice President of Business Development, and then President, of Arrowstream Transportation, Inc., a provider of innovative supply chain management solutions to the foodservice industry whose key customers included Wendy’s, Applebee’s, Arby’s, TGIF, Sysco, and DMA. Prior to 2007, Mr. Lambert held executive positions with a number of high profile companies in the foodservice industry. Mr. Lambert earned his MBA in Finance from the University of Chicago, Booth School of Business, and his BA in Economics (with Honors) from Union College, Schenectady, N.Y.

Gary Cohee was appointed to our Board on August 13, 2013. He has over 40 years of experience as an investment banker, having started his career in 1973 with Blyth, Eastman Dillon. Since 2004 Mr. Cohee has served as President and CEO of PMB Securities Corp. From 2011 until 2012 Mr. Cohee served on the Advisory Board of Force Fuels, Inc. During his career in the investment banking business Mr. Cohee worked for a number of prestigious firms, including Bateman Eichler and Paulson Investment Company. Mr. Cohee graduated from California State University-Long Beach in 1968 with a BS degree in Business Administration. He is Past President of Long Beach Bond Club; Southern California Options Society; and Long Beach Century Club.

David Theno, Jr., PhD joined our Board on October 1, 2013. Dr. Theno is a widely respected food safety expert, previously served on the Company’s Advisory Panel. Dr. Theno is currently the Chief Executive Officer of Gray Dog Partners, Inc., a technical consulting firm specializing in food safety and manufacturing, restaurant operations, supply chain management, strategic planning and facility design, where he served since October 2008. Gray Dog Partners has also provided consultation to federal, state and local regulatory bodies. From 1993 to 2008, Dr. Theno was employed by Jack in the Box, Inc. where he last served as the Senior Vice President and Chief Food Safety Officer and previously served as Corporate Vice President Technical Services. Dr. Theno has two Doctorate Degrees in Food Science and Animal Science and also Master’s Degrees in Animal Science and Veterinary Pharmacology from the University of Illinois.

William Otis was appointed to our Board on October 8, 2013. Mr. Otis is currently the President and Chief Operating Officer of Patrick Cudahy, LLC and Saratoga Food Specialties. Both companies are food manufacturing companies of John Morrell Food Group and Smithfield Foods. Mr. Otis began his career in 1980 with Oscar Mayer Foods Corporation serving in several operations, finance and marketing positions. In 1995, Mr. Otis joined Patrick Cudahy, serving as Vice President of Sales and Marketing and in 2004 was promoted to President and COO. Mr. Otis also took over the President and COO role at Saratoga Food Specialties in 2012. Mr. Otis earned his Master’s Degree in Business Management from the University of Wisconsin-Madison.

Information Regarding Our Executive Officers

Information with respect to our current named executive officers is shown below. Since Henry R. Lambert also serves as a member of the Board, his executive officer’s biography is set forth under “Information Regarding the Board of Directors” above.

Name	Age	Position(s) Held	Position(s) Held Since
Henry R. Lambert	63	Chief Executive Officer	2013
Peter C. Wulff	55	Chief Financial Officer / Chief Operating Officer	2012

Peter C. Wulff was appointed as our Chief Financial Officer and Chief Operating Officer on August 13, 2013. He previously served as our Chief Financial Officer from November 2012 until May 2013. Mr. Wulff served as the principal of Wulff Services Inc. from May 2011 until October 2012 and from May 2013 to August 2013, a consulting services firm focusing on development stage companies in the medical technology industry. From June 2008 until April 2011 Mr. Wulff provided services for Alphatec Holdings, Inc. (NASDAQ: ATEC) and Alphatec Spine, a developer and manufacturer of spinal implant products, serving as its Chief Financial Officer, Vice President and Treasurer from June 2008 until October 2010, and its Senior Vice President, Strategic Initiatives, from October 2010 until April 2011. He also served as a Partner and Managing Director for two of Alphatec Spine’s subsidiaries, respectively. From January 2005 until May 2008 he served as the Chief Financial Officer, and from February 2007 until May 2008 he also served as the Executive Vice President, of Artes Medical, Inc., a formerly publicly traded medical device company. Artes Medical is no longer publicly traded and filed for bankruptcy protection within two years after the departure of Mr. Wulff. From June 2004 until December 2004, Mr. Wulff was a managing partner of Acumen Biomedical, a consulting services firm that specialized in providing services to medical technology companies. From May 2001 to May 2004, Mr. Wulff served as Vice President Finance, Chief Financial Officer, Treasurer and Assistant Secretary of CryoCor, Inc., a medical device company. From November 1999 to May 2001, Mr. Wulff served as Chief Financial Officer and Treasurer of Natural Alternatives International, Inc., a publicly-traded and international nutritional supplement manufacturer. Mr. Wulff earned an M.B.A. in Finance and a bachelor’s degree in Economics and Germanic Languages, each from Indiana University.

Family Relationships

There is no family relationship between any current director or executive officer, or any director or executive officer during the year ended July 31, 2014.

GOVERNANCE OF OUR COMPANY

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics, together with our Certificate of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established two standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee and the Compensation Committee. The Board of Directors performs the functions typically assigned to a Nominating and Corporate Governance Committee.

Recent Corporate Developments

New Board of Directors and Management Team

On August 13, 2013, the following managerial and corporate governance changes occurred to create a new Board of Directors, or Board, and management team:

•	Michael L. Krall, Donna Singer, and Dennis Brovarone resigned as members of the Board;

•	Michael L. Krall, Donna Singer, and Dennis Atchley resigned all positions respectively held by them as officers of the Company;

•	Dave Pfanzelter was appointed by the Board to be the Chairman of the Board;

•	Dave Pfanzelter was appointed by the Board to serve as Interim Chief Executive Officer;

•	Gary D. Cohee was appointed by the Board to serve as a member of the Board; and

•	Peter C. Wulff was appointed by the Board to serve as Chief Financial Officer, Chief Operating Officer, and Corporate Secretary.

On July 22, 2013, Jon Carbone and Paul Maier resigned as directors of the Company and as members of the Audit and Compensation Committees.

On September 10, 2013, the Board appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. In connection with the hiring of Henry R. Lambert to serve as our Chief Executive Officer, Dave Pfanzelter resigned his position as our Interim Chief Executive Officer. Mr. Pfanzelter continues to render significant services to us and continues to serve as our Chairman of the Board.

In October 2013, we appointed three additional members to the Board; Dr. David Theno, Jr., Craig Culver and William Otis. On April 9, 2014, Craig Culver resigned from the Board. The Board now consists of five members who provide professional experience in business and finance; food science and food safety; and foodservice and food manufacturing. We believe our new Board will be able to contribute incremental insight and guidance on business strategy from their collective experience in business and finance; food science and food safety; and foodservice and food manufacturing.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its Committees. Our Corporate Governance Guidelines are reviewed regularly by the Board and revised when appropriate. The full text of our Corporate Governance Guidelines can be found in the “Corporate Governance” section of our website accessible at www.purebio.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. This Code constitutes a “code of ethics” as defined by the rules of the SEC. This Code also contains “whistle blower” procedures adopted by our Audit Committee regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters. Copies of the code may be obtained free of charge from our website, www.purebio.com. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC. Other than as specifically referenced herein, the information contained on, or that can be accessed through, our website is not a part of this proxy statement.

Director Independence

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has established a standard for independence. However, in evaluating the independence of our members and the composition of the committees of our Board of Directors, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the NYSE MKT. As of the date hereof, our Board consists of five members, three of whom are considered independent as that term is defined by applicable listing standards of the NYSE MKT. Our independent directors include: Messrs. Pfanzelter, Otis and Dr. Theno.

In addition to Mr. Pfanzelter, the following individuals served as directors during our fiscal year ended July 31, 2013, Michael L. Krall, Donna Singer, Dennis Brovarone, Gregory Barnhill, Jon Carbone and Paul Maier. Messrs. Pfanzelter, Barnhill, Carbone and Maier qualified as independent directors during their respective service on the Board as that term is defined by the applicable listing standards of the NYSE MKT. The other directors were not independent based on their services as executive officers or service providers to the Company.

Board and Committee Attendance

During the year ended July 31, 2014, the Board of Directors met 12 times and it took action by unanimous written consent 4 times. During the last fiscal year, we believe based on available records that each of our directors attended at least 75% of the total number of meetings of the Board and all Board Committees on which such director served during that period.

Director Attendance at Annual Meeting

We believe the annual meeting of stockholders provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the meeting. As a result, we encourage our directors to attend our annual meeting. We reimburse our directors for the reasonable expenses incurred by them in attending the annual meeting.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times as necessary and are chaired by the Chairman of the Board. The Board’s policy is to hold executive sessions without the presence of management, including our President and Chief Executive Officer, who is the only non-independent director on the Board. Our Board Committees also generally meet in executive session at the end of each committee meeting.

Board Committees

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Dr. Theno (Chair). The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors, including our Chairman. The Board has determined that Dr. Theno is an “independent director” under the listing standards of the NYSE MKT. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.purebio.com.

Audit Committee. The Audit Committee of the Board of Directors, currently consists of Messrs. Cohee (Chair) and Otis. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that Mr. Otis is an “independent director” under the listing standards of the NYSE MKT. Mr. Cohee is not independent because the Company has retained Mr. Cohee to provide financial advisory services to the Company. See “Certain Relationships and Related Transactions” for additional information regarding the Company’s retention of Mr. Cohee. The Board determined that it was in the Company’s and its stockholders best interests for Mr. Cohee to continue to serve on the audit committee, based on his accounting and financial expertise, until the Board adds additional independent directors. The Board of Directors has also determined that Messrs. Cohee and Otis are each “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.purebio.com.

Nominating Committee. The Board has not established a Nominating Committee, and as a result performs the functions typically assigned to a Nominating Committee, including the identification, recruitment and nomination of candidates for the Board and its committees, determining the structure, composition and functioning of the Board and its committees including the reporting channels through which the Board receives information and the quality and timeliness of the information, developing and recommending to the Board corporate governance guidelines applicable to the Company and annually reviewing and recommending changes, as necessary or appropriate, overseeing the annual evaluation of the Board’s effectiveness and performance.

Board and Committee Effectiveness

The Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board Leadership Structure

Our Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. At the current time, Mr. Pfanzelter serves as our Chairman of the Board, and Mr. Lambert serves as our Chief Executive Officer and President. Our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to the Board and encourages balanced decision making. In addition, the Board believes that this structure provides an environment in which its independent directors are fully informed, have significant input into the content of Board meetings and are able to provide objective and thoughtful oversight of management. Our Board also separated the roles in recognition of the differences in responsibilities. While our Chief Executive Officer is responsible for the day-to-day leadership of the Company and its business operations, the Chairman of the Board provides guidance to the Board, sets the agenda for Board meetings and presides over the meetings of the full Board and the meetings of the Board’s non-management directors. The Board Chairman also provides performance feedback on behalf of the Board to our Chief Executive Officer. The Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what the Board believes is best for the Company and its stockholders.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair regarding the Committee’s considerations and actions, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Specifically, the Board committees address the following risk areas:

•	The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements.

•	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Board as a whole considers risks related to regulatory and compliance matters as well as risks related to the Company’s sales and marketing and research and development initiatives.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Board will consider a reasonable number of candidates recommended by a single stockholder who has held over 20% of PURE Bioscience Common Stock for over one year and who satisfies the notice, information and consent provisions set forth in our Bylaws and Corporate Governance Guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Board of Directors in care of the Corporate Secretary, PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020. The Board of Directors will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary.

Identification and Evaluation of Director Nominees

In evaluating nominees for membership on our Board, our Board applies the Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Board takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Board also considers the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board does not have a formal policy with respect to diversity of nominees. Rather, our Board considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds on the Board.

Our Board regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates who may come to the attention of the Board through current Board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Board, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines. As stated above, our Board will consider candidates proposed for nomination by our significant stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Corporate Secretary, PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our voting securities have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of cash and non-cash compensation awarded, earned or paid for services rendered to us during the years ended July 31, 2014 and July 31, 2013 by our named executive officers, consisting of (i) each individual serving as principal executive officer during the year ended July 31, 2014, and (ii) our Chief Financial Officer/Chief Operating Officer, our other executive officer.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus(2)	Option Awards(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)(6)		Total Compensation ($)
Henry R. Lambert	2014	$301,539	$105,000	—	$700,000	—		$1,106,539
Chief Executive Officer	2013	—	—	—	—	—		—

Peter Wulff (7)	2014	$300,000	$97,500		$1,400,000	$13,655		$1,811,155
Chief Financial Officer	2013	$143,845	—	—	$37,815	$12,195	(8)	$193,855
Chief Operating Officer

Dave Pfanzelter (9)	2014	$92,885	—	—	$3,920,000	$24,750		$4,037,635
Interim Chief Executive	2013	$7,500	—	$24,500	—	—		$32,000
Officer and Chairman

Michael L. Krall (10)	2014	$331,280	—	—	$595,000	$13,467		$939,747
Former President, Chief	2013	$317,361	—	$28,644		$10,183		$356,188
Executive Officer			—	—

(1)	Amounts reflect salary and severance actually paid during the respective fiscal years. During the year ended July 31, 2013, Mr. Krall deferred a portion of his salary totaling $37,639.
(2)	Annual bonuses for the year ended July 31, 2014, were awarded by the Compensation Committee after the completion of the fiscal year taking into account the Company’s performance against corporate goals. The bonuses awarded to Mr. Lambert and Mr. Wulff were based on the terms of their respective employment agreements, whereas they may receive up to 50% of their base salary. During the year ended July 31, 2014, the Compensation Committee awarded Mr. Lambert and Mr. Wulff bonuses based 60% of their targeted bonus potential.
(3)	Amounts for the year ended July 31, 2014 and July 31, 2013 reflect the grant date fair value for financial statement reporting purposes with respect stock options granted during the respective fiscal years, calculated in accordance with authoritative guidance.
(4)	Amounts for the year ended July 31, 2014 and July 31, 2013 reflect the grant date fair value for financial statement reporting purposes with respect to stock awards granted during the respective fiscal years, calculated in accordance with authoritative guidance.
(5)	Amount includes the cost of benefits paid by the Company on behalf of each named executive officer for health, dental, vision and life insurance.
(6)	Amount includes a tax liability incurred by the Company and payable to Mr. Wulff and Mr. Pfanzelter for RSU’s that vested during the year ended July 31, 2014. Per the terms of their restricted stock unit agreements, Mr. Wulff and Mr. Pfanzelter are entitled to $7,817 and $24,750, respectively.
(7)	Mr. Wulff was appointed as our Chief Financial Officer effective as of November 5, 2012. Mr. Wulff separated from the Company on May 13, 2013. Mr. Wulff was reappointed as our Chief Financial Officer on August 13, 2013.
(8)	Amount includes $9,918 representing accrued vacation paid to Mr. Wulff upon his separation in May 2013.
(9)	On August 13, 2013, Mr. Pfanzelter, our Chairman and a member of the Board, was appointed by the Board to serve as Interim Chief Executive Officer. On September 10, 2013, in connection with the hiring of Mr. Lambert to serve as our Chief Executive Officer, Mr. Pfanzelter resigned his position as our Interim Chief Executive Officer. Mr. Pfanzelter continues to serve as the Chairman of the Board and his total compensation he received in the fiscal year ended July 31, 2014 (other than the $92,885 he received in connection with his service as Interim Chief Executive Officer) was received in connection with serving as Chairman of the Board and is set forth above. The Company considers Mr. Pfanzelter an executive officer due to his service as Chairman. During the year ended July 31, 2013, Mr. Pfanzelter earned $7,500 as a member of our Board.
(10)	Effective August 13, 2014, we entered into a Purchase, Severance, and Release Agreement, with our former Chief Executive Officer, Michael Krall (the “Krall Release Agreement”). During the year ended July 31, 2014, per the terms of the Krall Release Agreement, Mr. Krall received $330,000 in severance, a onetime payment of $150,000, $12,755 for continued benefit coverage, and received 850,000 shares of common stock valued at $595,000.

Outstanding Equity Awards at Year-End

The following table provides a summary of equity awards outstanding at July 31, 2014, for each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or Units of stock that have not vested(#)	Market Value of shares or Units of stock that have not vested ($)(1)
Henry R. Lambert	—	—	—	—	500,000	$500,000	(2)
Peter C. Wulff	—	—	—	—	750,000	$750,000	(3)
Dave Pfanzelter	—	—	—	—	2,100,000	$2,100,000	(4)
Michael Krall	—	—	—	—	850,000	$850,000	(5)

(1)	The market value of RSU’s and stock awards is determined by multiplying the number of shares underlying the units by the closing price for our common stock of $1.00 on July 31, 2014.
(2)	The RSUs vest 60% on September 10, 2014 and the vesting of the remaining 40% depends on the achievement of certain quarterly sales goals over a two year period.
(3)	25% of Mr. Wulff’s RSU’s vested on March 15, 2014, 25% will vest on March 15, 2015 and 50% will vest on March 15, 2016.
(4)	25% of Mr. Pfanzelter’s RSU’s vested on February 15, 2014, 25% will vest on February 15, 2015, and 50% will vest on February 15, 2016.
(5)	During the year ended July 31, 2014, per the terms of the Krall Release Agreement discussed above, Mr. Krall received 850,000 shares of common stock.

During the year ended July 31, 2014, 250,000 of Mr. Wulff’s restricted stock units vested. The value realized on vesting was $325,000. In addition, during the year ended July 31, 2014, 700,000 of Mr. Pfanzelter’s restricted stock units vested. The value realized on vesting was $1,029,000. No other option or stock awards vested for our named executive officers.

Employment Agreements; Potential Payments Upon Termination or a Change in Control for Current Executive Officers

Agreements with our Chief Executive Officer and our Chief Financial Officer and Chief Operating Officer

As described elsewhere in this prospectus, on (i) August 13, 2013, we appointed Peter Wulff as our Chief Financial Officer, Chief Operating Officer, and Corporate Secretary and (ii) September 10, 2013, we appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. The following describes each of Messrs. Lambert’s and Wulff’s respective employment agreements.

The terms of each employment agreement with Messrs. Lambert and Wulff provides that such agreement continues until termination by either the Company or the applicable executive officer. During the term of each employment agreement, the executive officers are entitled to an annual base salary, which may be increased, but not decreased, by the Board or the Compensation Committee in their discretion. The annual base salaries of Mr. Lambert is $350,000 and of Mr. Wulff is $325,000.

Each agreement provides that, during the term of such agreement, the applicable executive officer is eligible for equity compensation grants to be awarded at the discretion of the Compensation Committee and the Board, and also provided for annual bonus targets equal to, as applicable, 50% of the executive’s then current annual base salary, in each case to be awarded at the sole discretion of the Compensation Committee and the Board. Additionally, pursuant to the terms of Mr. Lambert’s employment agreement, we granted Mr. Lambert a restricted stock unit for 500,000 shares of our common stock and pursuant to Mr. Wulff’s employment agreement we granted Mr. Wulff a restricted stock unit for 1,000,000 shares of our common stock.

In each case, the employment agreements with Messrs. Lambert and Wulff provides for certain compensation to be paid such executive officer if his employment is terminated by the Company without Cause or terminated by the executive for Good Reason. In summary, “Cause” is the commission by the executive of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by the executive to perform his or her duties under the agreement or to otherwise breach the agreement, or a violation of confidentiality, non-competition and/or non-solicitation provisions to which the Company is bound. “Good Reason” is a material reduction of the executive’s base salary or target bonus percentage; a material reduction by the Company of the executive’s authority, duties or responsibilities; a relocation of the Company’s offices that requires an increase in the executive’s one-way driving distance of more than fifty miles; or a material breach of the agreement by the Company.

Upon such event, the executive, upon signing a release in favor of the Company, would be entitled to severance pay in the form of continued payments. In the case of Mr. Lambert, he would be entitled to receive his base salary then in effect and group health and dental benefits in accordance with COBRA for a period of 6 months from the date of his termination and in the case of Mr. Wulff, he would be entitled to receive his base salary then in effect and group health and dental benefits in accordance with COBRA for a period of 12 months from the date of his termination. Additionally, each agreement provides that all outstanding vested stock options held by the applicable executive at the date of such termination would continue to be exercisable for a period of up to 90 days following such termination, but in no event beyond the maximum permitted expiration date.

The employment agreements with each of Messrs. Lambert and Wulff also provides for compensation if the executive’s employment is terminated by the Company without Cause within twelve months following a Change in Control, or the executive resigns for Good Reason within such period. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; any person (subject to certain exemptions) becomes the beneficial owner of securities of the Company representing 35% or more of the total combined voting power of the Company; or if individuals who, as of 60 days after the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board.

Upon such event, the executive would be entitled to additional severance pay in excess of the amounts described above, in each case in an amount equal to a single lump sum payment equal to 100% of the applicable executive’s then current annual base salary for Mr. Lambert and 200% of the applicable executive’s then current annual base salary for Mr. Wulff. In addition, in such event, the vesting of all outstanding stock options then held by the applicable executive would automatically accelerate and all stock options would continue to be exercisable for 12 months, but in no event beyond the maximum permitted expiration date.

The employment agreements with each of Messrs. Lambert and Wulff also provides that the Company could, in certain circumstances and in order to avoid incurring fines or penalties under applicable law (including recently enacted federal healthcare legislation), elect to pay cash payments equivalent to value of the monthly premiums the Company would otherwise pay to provide for the continuation of health and dental insurance for such executives and their eligible dependents following each such executive’s termination without Cause or resignation for Good Reason.

Chairman Agreement

On August 13, 2013, we appointed Dave Pfanzelter to serve as Chairman of the Board. On October 23, 2013, we entered into a Chairman Agreement with Mr. Pfanzelter (the “Chairman Agreement”). The Chairman Agreement provides that Mr. Pfanzelter is to serve as Chairman of the Board, effective as of August 13, 2013, until his earlier resignation or removal. The Chairman Agreement provides that for the period beginning on August 13, 2013 and ending November 13, 2013, we were to pay Mr. Pfanzelter an amount of approximately $41,700 per month for his services as Chairman of the Board, and thereafter we are to pay Mr. Pfanzelter the amount of $12,500 per month for his services as Chairman of the Board, payable on a quarterly basis (collectively “Chairman Compensation”). Mr. Pfanzelter is also eligible to receive annual and periodic bonuses in the discretion of the Board. Additionally, pursuant to the terms of the Chairman Agreement, we granted Mr. Pfanzelter a restricted stock unit for 2,800,000 shares of our common stock. We consider Mr. Pfanzelter an executive officer.

The Chairman Agreement provides for certain compensation to be paid to Mr. Pfanzelter if he is removed by the Board without Cause or Mr. Pfanzelter resigns for Good Reason. In summary, “Cause” is the commission by Mr. Pfanzelter of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by Mr. Pfanzelter to perform his or her duties under the Chairman Agreement or to otherwise breach the Chairman Agreement, or a material breach by Mr. Pfanzelter of Company policy or the Chairman Agreement or other agreements between the Company and Mr. Pfanzelter. “Good Reason” is a material reduction of Mr. Pfanzelter’s compensation; a material reduction by the Board of Mr. Pfanzelter’s authority, duties or responsibilities; or a material breach of the Chairman Agreement by the Company.

Upon such event, Mr. Pfanzelter, upon signing a release in favor of the Company, would be entitled to severance pay in the form of continued payments. Mr. Pfanzelter would be entitled to receive his Chairman Compensation then in effect for a period of 12 months following such date of removal or resignation. The Chairman Agreement additionally provides that all outstanding vested stock options held by Mr. Pfanzelter at the date of such termination would continue to be exercisable for a period of up to 90 days following such termination, but in no event beyond the maximum permitted expiration date. Additionally, 100% of Mr. Pfanzelter’s restricted stock units described below would vest.

The Chairman Agreement with Mr. Pfanzelter also provides for compensation if Mr. Pfanzelter’s position is terminated by the Company without Cause within twelve months following a Change in Control, or Mr. Pfanzelter resigns for Good Reason within such period. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; any person (subject to certain exemptions) becomes the beneficial owner of securities of the Company representing 35% or more of the total combined voting power of the Company; or if individuals who, as of 60 days after the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board. Upon such event, Mr. Pfanzelter would be entitled to additional separation pay in excess of the amounts described above, in each case in an amount equal to a single lump sum payment equal to 200% of Mr. Pfanzelter’s then current Chairman Compensation. Additionally, 100% of Mr. Pfanzelter’s restricted stock units described above would vest.

Separation Agreements with Former Executive Officers and Directors

On August 13, 2013 Michael L. Krall resigned all positions respectively held by him as an officer and as director of the Company by mutual agreement with the Company. Additionally, on August 13, 2013, Dennis Brovarone resigned as a director of the Company.

In connection with Mr. Krall’s separation from the Company, the Company entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Mr. Krall (the “Krall Release Agreement”). The Krall Release Agreement provides for a mutual release of all claims between Mr. Krall and the Company. Mr. Krall is also prohibited from engaging in certain competitive activities for the next four years. Pursuant to the Krall Release Agreement, Mr. Krall (i) was paid $25,000 on August 13, 2013; and, (ii) is entitled to receive $30,000 per month for 18-months following August 13, 2013, during which time enumerated intellectual property rights, the Company also (i) paid Mr. Krall the sum of $125,000 on August 13, 2013; and, (ii) issued to Mr. Krall 850,000 shares of common stock on August 21, 2013 (the “Krall Shares”). The Krall Shares are subject to certain registration rights intended to register the Krall Shares. The Krall Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Krall Proxy”). The Krall Proxy gives our CEO the right to vote the Krall Shares for so long as Mr. Krall owns the Krall Shares.

In connection with Mr. Brovarone’s separation from the Company, we entered into a Settlement and Release Agreement effective August 13, 2013 with Mr. Brovarone (the “Brovarone Release Agreement”). The Brovarone Release Agreement provides for a mutual release of all claims between Mr. Brovarone and the Company. Mr. Brovarone shall be paid $91,332.77 (the “Brovarone Amount”) as follows: (i) starting November 11, 2013 the Brovarone Amount shall be subject to 2% interest per annum; (ii) starting December 11, 2013 and continuing on the same day of each month for 60-months the Company shall pay $1,600.86; (iii) the Company shall have the right to prepay without penalty upon 30-days’ notice; and, (iv) Brovarone shall have the right to convert the then outstanding balance of the Brovarone Amount, at any time and with 10-days’ advance notice, into common stock at a conversion price equal to the average closing price for our common stock on the principal market on which our common stock is then listed or quoted for the ten trading days immediately preceding the date of the conversion notice.

Code Section 162(m) Provisions

Section 162(m) of the U.S. Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing our executive compensation programs, we believe it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code. While our stock options are intended to qualify as “performance-based compensation” (as defined by the Code), amounts paid under our other compensation programs may not qualify as such.

Compensation of Directors

For non-employee directors appointed subsequent to July 31, 2013, each director of the Company will receive cash fees from the Company for their services as members of the Board and any committee of the Board as follows:

•	Each non-employee director will receive an annual fee of $60,000 payable for such director’s service on the Board and each member of the Audit Committee and Compensation Committee will receive an additional annual fee of $4,000 and $2,500, respectively, payable for such director’s service on the committee.

•	The Chair of the Audit Committee will receive an additional annual fee of $10,000 for such Chair’s service and the Chair of the Compensation Committee will receive an additional annual fee of $5,000 for such Chair’s service.

Annual fees will be paid to each non-employee director in four equal installments on a quarterly basis. Any non-employee directors serving a portion of the year will be entitled to receive such fees on a pro rata basis based on their length of service during the year.

New non-employee directors will receive an initial grant of 200,000 restricted stock units. Currently, all non-employee director grants of restricted stock units vest fifty percent (50%) on the earlier of (i) the date of the annual meeting in 2015 or (ii) January 15, 2015 and fifty percent (50%) on the earlier of (i) the date of the annual meeting in 2016 or (ii) January 15, 2016.

The following table sets forth compensation earned in the year ended July 31, 2014 by each of our directors who are not named executive officers.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation($)		Total Compensation($)
Gary Cohee(5)	$67,692	$280,000	—	$536,000	(5)	$883,692
David Theno, Jr., PhD	$54,107	$280,000	—	—		$334,107
William Otis	$52,044	$280,000	—			$332,044
Craig C. Culver	$33,750	$280,000				$313,750
Dennis Brovarone(6)	—	—	—	$13,944		$13,944

(1)	Director Henry R. Lambert, our Chief Executive Officer, is not included on this table as he received no compensation for his service as a director. The executive compensation received by Mr. Lambert is shown in the Summary Compensation table above. The compensation for Chairman Dave Pfanzelter is included in the Summary Compensation table above.
(2)	Amounts for the year ended July 31, 2014 reflect the grant date fair value for financial statement reporting purposes with respect to restricted stock units granted during the fiscal year, calculated in accordance with authoritative guidance.
(3)	During the year ended July 31, 2014, we granted Messrs. Cohee, Culver, Otis and Dr. Theno, awards consisting 200,000 RSUs, respectively. The RSUs vest (i) 50% on the earlier of the date of the annual meeting in 2015 or January 15, 2015 and (ii) 50% on the earlier of the date of the annual meeting in 2016 or January 15, 2016. On April 9, 2014, Mr. Culver resigned from our board of directors. As a result, Mr. Culver’s 200,000 RSU award was forfeited.
(4)	There were no option awards granted during the year ended July 31, 2014.
(5)	During the year ended July 31, 2014, we paid approximately $160,000, and issued 415,643 shares of unregistered common stock, to Gary Cohee and/or his affiliates for investor relations and financial advisor services, valued at $376,000, pursuant to the terms of the director service agreement with Mr. Cohee.
(6)	The amounts reflected above relate to Mr. Brovarone’s release agreement which the Company entered into August 13, 2013 in connection with his resignation as director and separation from the Company.

In the past, our Board has approved each year, generally in the second calendar quarter of the year, an annual option or stock grant for our non-employee directors. Any such grant is at the discretion of the Board, which considers the recommendation of our Compensation Committee. Upon the Board’s approval of any such grant, each non-employee director generally may elect whether to receive the grant as an option or stock award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of October 9, 2014, or the Evaluation Date, by: (i) each of our current directors, (ii) each of our named executive officers as set forth above, and (iii) all such directors and executive officers as a group. We know of no other person or group of affiliated persons who beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. All information in the following table regarding share amounts of our common stock has been adjusted to reflect the application of the one-for-eight reverse stock split of our common stock that we effected on August 14, 2012, as further described elsewhere in this prospectus, on a retroactive basis.

Applicable percentages are based on 39,780,965 shares outstanding as of the Evaluation Date, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of the Evaluation Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name (1)	Number of Shares Beneficially Owned		Percent of Common Stock
David Pfanzelter	780,000	(2)	1.96%
Henry R. Lambert	342,857	(3)	*
Peter C. Wulff	500,000	(4)	1.26%
Gary Cohee	415,643	(5)	1.04%
David Theno, Jr., PhD	34,000	(6)	*
William Otis	22,666	(7)	*
Craig C. Culver	—	(8)	*
Michael Krall	850,000	(9)	2.14%
All of our named executive officers and directors as a group (9 persons)	2,945,166	(10)	7.40%

*	Indicates less than one percent of the outstanding shares of the Company’s common stock.
(1)	The address for each person listed in the table is c/o Pure Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020.
(2)	Consists of (a) 40,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and (b) 740,000 shares of common stock held directly by Mr. Pfanzelter.
(3)	Consists of (a) 300,000 shares of common stock held directly by Mr. Lambert, and (b) 42,857 unregistered shares of common stock.
(4)	Consists of (a) 250,000 shares of common stock held directly by Mr. Wulff, and (b) 250,000 unregistered shares of common stock.
(5)	Consists of 415,643 unregistered shares of common stock held directly by Mr. Cohee.
(6)	Consists of 34,000 shares of common stock held directly by Dr. Theno.
(7)	Consists of 22,666 shares of common stock held directly by Mr. Otis.
(8)	On April 9, 2014, Craig Culver resigned from the Board.
(9)	Consists of 850,000 shares of common stock held directly by Mr. Krall, issued pursuant to the Krall Release Agreement discussed above.
(10)	Consists of (a) 40,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, (b) 2,196,666 shares of common stock held directly by all directors and executive officers as a group, and (c) 708,500 shares of unregistered common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Board Composition

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has established a standard for independence. However, in evaluating the independence of our members and the composition of the committees of our Board of Directors, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the NYSE MKT. As of the date of this prospectus, our Board consists of five members, three of whom are considered independent as that term is defined by applicable listing standards of the NYSE MKT. Our independent directors include: Messrs. Pfanzelter, Otis and Dr. Theno.

Our directors are appointed annually, and hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification, or removal.

Certain Relationships and Related Transactions

Except as described below and other than Board or employment relationships and compensation resulting from those employment relationships, no director, executive officer, 5% stockholder or immediate family member of any of the foregoing, was a party to any transaction or series of transactions since the beginning of the year ended July 31, 2014, or is to be a party to any currently proposed transaction or series of proposed transactions, in which (i) we were or are to be a participant, (ii) the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at fiscal year-end for the fiscal years ended July 31, 2014 and 2013 and (iii) any director, executive officer, or immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Transactions with Our Former Executive Officers

Our former Director of Manufacturing and Research and Development, Richard Gumienny, is the son-in-law of Michael Krall, our former President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board. Mr. Gumienny resigned in July 2014. Pursuant to the terms of Mr. Gumienny’s employment arrangement with us, which was in effect during the period commencing at the beginning of our fiscal year ended July 31, 2011 and continuing through July 2014, Mr. Gumienny (1) received an annual salary of $101,100, (2) received certain benefits that are also provided to our other similarly situated employees, which benefits have an approximate annual value of $5,397 for Mr. Gumienny, and (3) was eligible to receive cash bonuses and equity grants at the discretion of management. In accordance with that arrangement, during the fiscal year ended July 31, 2014, Mr. Gumienny was awarded a cash bonus of $20,000 and options to purchase up to 50,000 restricted stock units of in addition to his salary and benefits.

Our current Accounts Receivable and Accounts Payable Manager, Ashley Gumienny, is the daughter of Michael Krall, our former President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board. Pursuant to the terms of Ms. Gumienny’s employment arrangement with us, which has been in effect during the period commencing at the beginning of our fiscal year ended July 31, 2011 and continuing through the date of this prospectus, Ms. Gumienny (1) receives an annual salary of $50,300, (2) receives certain benefits that are also provided to our other similarly situated employees, which benefits have an approximate annual value of $5,397 for Ms. Gumienny, and (3) is eligible to receive cash bonuses and equity grants at the discretion of management. Ms. Gumienny did not receive a cash bonus nor equity grants during the fiscal year ended July 31, 2014.

Separation Arrangements with Our Former Executive Officers and Directors

On August 13, 2013 Michael L. Krall and Donna Singer resigned all positions respectively held by them as officers of the Company by mutual agreement with the Company. Additionally, Dennis Brovarone resigned as a director of the Company.

Michael Krall: In connection with Mr. Krall’s separation from the Company, the Company entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Mr. Krall (the “Krall Release Agreement”). The Krall Release Agreement provides for a mutual release of all claims between Mr. Krall and the Company. Mr. Krall is also prohibited from engaging in certain competitive activities for the next four years. Pursuant to the Krall Release Agreement, Mr. Krall (i) was paid $25,000 on August 13, 2013; (ii) is entitled to receive $30,000 per month for 18-months following August 13, 2013, during which time Mr. Krall shall provide consulting services to the Company, and (iii) is due the amount of his continued health insurance coverage until 18-months following August 13, 2013. In consideration of Mr. Krall’s transfer to the Company of certain enumerated intellectual property rights, the Company also (i) paid Mr. Krall the sum of $125,000 on August 13, 2013; and, (ii) issued to Mr. Krall 850,000 shares of common stock on August 21, 2013 (the “Krall Shares”). The Krall Shares are subject to certain registration rights intended to register the Krall Shares. The Krall Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Krall Proxy”). The Krall Proxy gives our CEO the right to vote the Krall Shares for so long as Mr. Krall owns the Krall Shares.

Donna Singer: In connection with Ms. Singer’s separation from the Company, we entered into a Purchase, Severance, and Release Agreement effective August 13, 2013 with Ms. Singer (the “Singer Release Agreement”). The Singer Release Agreement provides for a mutual release of all claims between Ms. Singer and the Company. Ms. Singer is also prohibited from engaging in certain competitive activities until August 2017. Pursuant to the Singer Release Agreement, Ms. Singer (i) was paid $45,000 on August 13, 2013; (ii) is due the amount of her continued health insurance coverage until August 2014; and, (iii) is entitled to $17,000 per month for 12-months following August 13, 2013, during which time Ms. Singer shall provide consulting services to the Company. In consideration of Ms. Singer’s transfer to the Company of certain enumerated intellectual property rights, the Company also issued to Ms. Singer 300,000 shares of common stock on August 21, 2013 (the “Singer Shares”). The Singer Shares are subject to certain registration rights intended to register the Singer Shares. The Singer Shares are also subject to a Voting Support Agreement and Irrevocable Proxy (the “Singer Proxy”). The Singer Proxy gives our CEO the right to vote the Singer Shares for so long as Ms. Singer owns the Singer Shares.

Dennis Brovarone: In connection with Mr. Brovarone’s separation from the Company, we entered into a Settlement and Release Agreement effective August 13, 2013 with Mr. Brovarone (the “Brovarone Release Agreement”). The Brovarone Release Agreement provides for a mutual release of all claims between Mr. Brovarone and the Company. Mr. Brovarone shall be paid $91,332.77 (the “Brovarone Amount”) as follows: (i) starting November 11, 2013 the Brovarone Amount shall be subject to 2% interest per annum; (ii) starting December 11, 2013 and continuing on the same day of each month for 60-months the Company shall pay $1,600.86; (iii) the Company shall have the right to prepay without penalty upon 30-days’ notice; and, (iv) Brovarone shall have the right to convert the then outstanding balance of the Brovarone Amount, at any time and with 10-days’ advance notice, into common stock at a conversion price equal to the average closing price for our common stock on the principal market on which our common stock is then listed or quoted for the ten trading days immediately preceding the date of the conversion notice.

For information with respect to the compensation paid to our executive officers and directors, see heading “Executive Compensation” of this prospectus.

Arrangements Related to Board and Management Changes

Pillar Market Group, Inc.: On August 13, 2013 we entered into a services agreement (the “Pillar Services Agreement”) with Pillar Marketing Group, Inc. (“Pillar”). The Pillar Services Agreement provides, among other things, that Pillar shall serve as our exclusive provider of general advisory services regarding corporate finance, capital raising activities, merger and acquisition transactions, and other related endeavors. Pillar is to be paid the sum of $25,000 per month plus, upon consummation of any transaction involving the acquisition, merger, or combination, or similar transaction of or with another company, we are to issue Pillar that number of our shares of our common stock which equals to three percent (3%) of our issued and outstanding shares determined on a fully diluted basis post-transaction. Additionally, pursuant to the Pillar Services Agreement and for corporate reorganization services previously provided by Pillar, we issued 550,000 shares of unregistered common stock, (300,000 shares for certain corporate reorganization services previously provided and 250,000 for general advisory services pursuant to the services agreement) with a value of $385,000, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. We also paid Pillar the amount of $150,000 for corporate reorganization services previously provided. The reorganization services were for general corporate restructuring advice in connection with the corporate restructuring effected in August 2013. The Pillar Services Agreement provides for a term of 24 months, which renews automatically for additional 24 month terms unless either party provides prior written notice of termination. Immediately upon the renewal we are to issue to Pillar an additional two hundred fifty thousand (250,000) shares of our common stock.

Wulff Services, Inc.: On August 13, 2013 we issued 250,000 shares of unregistered common stock, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act, with a value of $175,000, for corporate finance and restructuring activities to Wulff Services Inc. (“Wulff Services”). Wulff Services is primarily owned by our current Chief Financial Officer and Chief Operation Officer, Peter C. Wulff.

Cohee Director Agreement: On August 13, 2013, we appointed Mr. Cohee to serve as a member of the Board and on September 17, 2013, we entered into a letter agreement with Mr. Cohee. Mr. Cohee’s letter agreement provides that his initial term will be for one year. In connection with his execution of the letter agreement, we are obligated to issue him 250,000 shares of our common stock pursuant to a restricted stock unit agreement in the form of a non-employee RSU award. Additionally, we will pay him an annual retainer fee of $60,000, payable quarterly. Additionally, he acknowledges and agrees that in order to satisfy certain rules for public companies he may be required to serve on one or more of the Board’s Audit Committee, Compensation Committee, and/or Nominating and Governance Committee, and that such committee assignments will be agreed between him and the Company, and that he will be compensated for such service. His letter agreement also provides that he will also be subject to certain confidentiality obligations. On April 24, 2014, the Company and Gary Cohee entered into an amendment to the Cohee Director Agreement to provide for a monthly consulting fee for certain investor relations activities.

Further, on October 23, 2013, we issued 305,833 shares of unregistered common stock, in exchange for previous services provided, valued at $257,750, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act, and paid $91,500 to Mr. Cohee and/or his affiliates for financial advisor services. The shares were issued and payment made to Mr. Cohee and/or his affiliates for his services.

Compensation of Our Current Directors and Executive Officers

For information with respect to the compensation offered to our current directors and executive officers, please see the descriptions under the heading “Executive Compensation” of this prospectus.

Related Party Transaction Policy and Procedures

Pursuant to our Related Party Transaction and Procedures, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

SELLING SECURITY HOLDERS

We are registering the following shares of common stock:

•	up to 15,503,967 shares of common stock issued to the selling security holders in the registrant’s private placement offerings and for services provided to the Company. Closings of the offerings occurred during the fiscal year ended July 31, 2014 and the first quarter of the fiscal year ended July 31, 2015; and

•	up to 4,752,313 shares of our common stock issuable upon the exercise of warrants issued to the selling security holders in the private placement offerings and in consideration for services provided to the Company.

The selling security holders may sell some, all or none of their shares. We do not know how long the selling security holders will hold the shares offered hereunder before selling them. We currently have no agreements, arrangements or understandings with the selling security holders regarding the sale of any of the shares by them other than the registration rights agreements. The shares offered by this prospectus may be offered from time to time by the selling security holders. As used in this prospectus, the term “selling security holder” includes each of the selling security holders listed below, and any donee, pledgee, transferee or other successor in interest selling shares received after the date of this prospectus from a selling security holder as a gift, pledge, or other non-sale related transfer. The selling security holders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the selling security holders may change over time.

The following table sets forth the name of each selling security holder, the number of shares owned by such selling security holder (including shares underlying warrants) as of October 8, 2014, the number of shares that may be offered under this prospectus by such selling security holder, and the number of shares of our common stock and the percentage (if one percent or more) of our common stock to be owned by such selling security holder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column “Shares of Common Stock Being Offered in the Offering” represents all of the shares that a selling security holder may offer under this prospectus, which includes the shares issuable upon exercise of the warrants covered by this prospectus. Except as otherwise disclosed in this prospectus, none of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us. The selling security holders have advised us that they may enter into short sales in the ordinary course of their business of investing and trading securities. Other than the costs of preparing and providing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders.

Ownership reflected in this table for each selling security holder is based upon information provided to us by the selling security holder and reflects holdings as of October 8, 2014. The percentages of common stock owned after the offering are based on 39,780,965 shares of our common stock outstanding as of October 8, 2014, including the shares of common stock issued in the private placements. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. In computing the number of shares owned by and the percentage ownership of a selling security holder, shares of common stock that could be issued upon the exercise of outstanding options, warrants or other rights held by that selling security holder that are currently exercisable or exercisable within 60 days of October 8, 2014 are considered outstanding. However, such shares are not included in the shares outstanding as of October 8, 2014 when computing the percentage ownership of each other selling security holder.

Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name	Outstanding Shares of Common Stock	Shares of Common Stock Subject to Warrants	Total Shares of Common Stock Beneficially Owned	Shares of Common Stock Being Offered in the Offering (1)	Common Stock Beneficially Owned After Offering (1)	Percent After Offering

Allan David MacKay	150,000	—	150,000	150,000	—	*

Amy J. Lee	160,000	60,000	220,000	220,000	—	*

Ann D Epstein Rev Trust Dated 5/1/1990	133,333	53,333	186,666	186,666	—	*

Barbara Fleck	66,666	26,666	93,332	93,332	—	*

Bibicoff Family Trust	390,000	16,000	406,000	56,000	350,000	*

Bruce Evans	907,143	120,000	1,027,143	420,000	607,143	1.53%

Celia Hirsh	30,000	—	30,000	30,000	—	*

Name	Outstanding Shares of Common Stock	Shares of Common Stock Subject to Warrants	Total Shares of Common Stock Beneficially Owned	Shares of Common Stock Being Offered in the Offering (1)	Common Stock Beneficially Owned After Offering (1)	Percent After Offering

Chi Peng Chan	260,000	66,000	326,000	251,000	75,000	*

Christine Michelle Nitz	13,333	5,333	18,666	18,666	—	*

Clifford R. Wechsler	30,000	—	30,000	30,000	—	*

Curtis C. Jung	157,143	—	157,143	50,000	107,143	*

Dale Okuno	2,019,047	213,333	2,232,380	946,666	1,285,714	3.23%

David & Cherry Beto	25,000	—	25,000	25,000	—	*

David Choen Lee	160,000	60,000	220,000	220,000	—	*

David G. Myers & Karen Myers	50,000	—	50,000	50,000	—	*

David M. Theno	34,000	13,600	47,600	47,600	—	*

David Pfanzelter	40,000	16,000	56,000	56,000	—	*

Derald Schoon	50,000	—	50,000	50,000	—	*

Edward J Farrell, Jr.	100,000	40,000	140,000	140,000	—	*

Equity Trust Co. Cust FBO Anthony J. Balsamo IRA	807,143	80,000	887,143	280,000	607,143	1.53%

Equity Trust Co. Cust FBO Eric P. Tyler IRA	140,476	13,333	153,809	46,666	107,143	*

Franchise Brands, LLC	5,333,333	2,133,333	7,466,666	7,466,666	—	*

Gravitas Capital LP	70,000	28,000	98,000	98,000	—	*

Henry R. Lambert	42,857	—	42,857	42,857	—	*

IRA Sochet Roth IRA	150,000	—	150,000	150,000	—	*

Ivan P. Sergejev	30,000	—	30,000	30,000	—	*

Jack M. Ferraro	333,333	133,333	466,666	466,666	—	*

Jacob Wizman	138,095	26,666	164,761	93,332	71,429	*

James E Puerner	173,629	10,880	184,509	38,080	146,429	*

Jesse M. Ferraro	66,666	26,666	93,332	93,332	—	*

Joel Jacobson Trustee Jacobson Living Trust	50,000	10,000	60,000	60,000	—	*

Juan Antonio and Rachel Marquez Rev. Trust	150,000	—	150,000	150,000	—	*

Justin Lin	60,000	24,000	84,000	84,000	—	*

K.B. Kobe Trustee of the K.B. Kobe Rev. Trust	100,000	—	100,000	100,000	—	*

Katherine Nitz-Nagy	13,333	5,333	18,666	18,666	—	*

Luana J Schoon Dahl Trust U/A DTD 09/29/88	50,000	—	50,000	50,000	—	*

M Bruce Bradley & Mary C Forbes Rev Trust	633,333	53,333	686,666	186,666	500,000	1.26%

Manhattan Revocable Trust Dated 4-16-2013	66,666	26,666	93,332	93,332	—	*

Marlene Mieske	300,000	120,000	420,000	420,000	—	*

Marshal Lin	120,000	48,000	168,000	168,000	—	*

Michael Cudworth	25,000	—	25,000	25,000	—	*

Michael D. Fawver	33,333	13,333	46,666	46,666	—	*

Michael Krall	850,000	—	850,000	850,000	—	*

Michael Malouf	143,000	27,200	170,200	95,200	75,000	*

Michael P. Dolan Rev Living Trust 6/12/97	165,608	26,243	191,851	191,851	—	*

Name	Outstanding Shares of Common Stock	Shares of Common Stock Subject to Warrants	Total Shares of Common Stock Beneficially Owned	Shares of Common Stock Being Offered in the Offering (1)	Common Stock Beneficially Owned After Offering (1)	Percent After Offering

Michelle Helen MacKay	150,000	—	150,000	150,000	—	*

Midland IRA, Inc. FBO Martial Arnold #1634891	125,000	—	125,000	125,000	—	*

Peter K Nitz	77,501	16,000	93,501	56,001	37,500	*

PMB Securities Corp.	415,643	—	415,643	415,643	—	*

Richard Mansker	25,000	—	25,000	25,000	—	*

Richard Skelton	35,000	14,000	49,000	49,000	—	*

Robert B. Edmondson	25,000	—	25,000	25,000	—	*

Ronald D Keilen II & Heather Keilen	25,000	—	25,000	25,000	—	*

Saalsaa Bros Inc.	200,000	80,000	280,000	280,000	—	*

Sally J. Krogh	91,666	26,666	118,332	118,332	—	*

SCS Tactical Allocation	533,000	106,000	639,000	639,000	—	*

Sheng-Cheng Chen & Hsiu-Hsin Helen Chuang	307,143	73,333	380,476	273,333	107,143	*

Stan Caplan	276,190	53,333	329,523	186,666	142,857	*

Terri MacInnis		100,000	100,000	100,000	—	*

Tom Y Lee & Chang Hwa Lee	2,713,814	619,999	3,333,813	2,569,999	763,814	1.92%

Tullio Vigano	66,666	26,666	93,332	93,332	—	*

Wen Chung Lin	200,000	80,000	280,000	280,000	—	*

William J. Krywicki	66,666	26,666	93,332	93,332	—	*

William Lin	60,000	24,000	84,000	84,000	—	*

William Otis	22,666	9,066	31,732	31,732	—	*

Wulff Services, Inc.	250,000	—	250,000	250,000	—	*

	20,487,425	4,752,313	25,239,738	20,256,280	4,983,458

*	Indicates less than one percent of the outstanding shares of the Company’s common stock.
(1)	Includes shares of common stock issuable upon the exercise of warrants, and is adjusted to reflect the sale of shares pursuant to this offering.

PLAN OF DISTRIBUTION

The selling security holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.

To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling security holders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $35,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws and the selling security holders’ expenses; provided, however, that a selling security holder will pay all underwriting discounts and selling commissions, if any.

We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act without regard to any volume limitation requirements under Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of October 8, 2014, there were 39,780,965 shares of common stock outstanding and no shares of preferred stock outstanding. The following summary description of our capital stock is based on the provisions of our Certificate of Incorporation and Bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation and Bylaws and the DGCL.

Common Stock

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available pursuant to the DGCL if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our Certificate of Incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our Certificate of Incorporation does not establish a classified board of directors and all directors will be elected at each annual meeting of our stockholders.

No preemptive or similar rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Right to receive liquidation distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully paid and nonassessable. All of our outstanding shares of common stock are fully paid and nonassessable.

Transfer agent. The transfer agent for our common stock is Computershare Trust Company, N.A. Its address is 350 Indiana Street, Suite 750, Golden, Colorado 80401, and its telephone number is (303) 262-0600.

OTCQB. Our common stock is approved for quotation on the OTC Markets’ OTCQB marketplace under the symbol “PURE.”

Preferred Stock

Pursuant to our Certificate of Incorporation, our Board of Directors has the authority, without further action by our stockholders (unless such stockholder action is required by applicable law, to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of the Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Stock Options and Restricted Stock

As of April 30, 2014, there were 541,718 shares of common stock reserved for issuance under our equity compensation plans or upon exercise of outstanding stock options or warrants.

Warrants

Set forth below is information concerning the various warrants issued by us to our investors, placement agents, consultants and other persons.

Warrants issued to Selling Security Holders

During the fiscal year ended July 31, 2014 and the first quarter of the fiscal year ended July 31, 2015, we issued warrants to purchase common stock at exercise prices ranging from $0.75 and $1.00, which are included for registration in this registration statement.

Term. The warrants are immediately exercisable, without any vesting, for five years from the date of issuance.

Cashless Exercise. The warrants may be exercised using a cashless exercise procedure.

Transferability. The warrants are transferable if (i) registered under state and Federal securities laws or (ii) the transfer is made under an exemption to registration under state and Federal securities laws. If the transfer of any of the warrants is made pursuant to an exemption from registration, we may require the holder of the warrant to provides us with (i) a written opinion of counsel and (ii) an executed investment letter. Additionally, we may require that the transferee be an “accredited investor” or a “qualified institutional buyer” (as such terms are defined under SEC rules).

Adjustments. The exercise price and the number of shares of common stock issuable upon the exercise of the warrants is subject to adjustments in the event of a stock split, reverse stock split, reclassifications of our common stock or stock dividend.

Subsequent Equity Sales. In the event that we sell or offer to sell our common stock at price per share less than the exercise price of the warrants, then the (i) exercise price of the warrants will be adjusted by a weighted-average formula and (ii) number of shares issuable upon the exercise of the warrants will be proportionately increased so that we will still receive the same aggregate proceeds from the exercise of the warrants after the exercise price reduction as we would have received prior to the exercise price adjustment.

Registration Rights Agreements

We have entered into various registration rights agreements to file this registration statement with the Securities and Exchange Commission (the “Commission”) to register for resale under the Securities Act, the shares of common stock held by the selling security holders, including shares issuable upon exercise of the warrants. We are obligated to use our commercially reasonable efforts to cause the registration statement to be declared effective by the Commission as promptly as reasonably practicable, but no monetary penalty or liquidated damages will be imposed upon the Company if this registration statement is not declared effective by the Commission by a date certain.

Convertible Debt

In connection with Mr. Brovarone’s separation from the Company, we entered into a Settlement and Release Agreement effective August 13, 2013 with Mr. Brovarone (the “Brovarone Release Agreement”). The Brovarone Release Agreement provides for a mutual release of all claims between Mr. Brovarone and the Company. Mr. Brovarone shall be paid $91,332.77 (the “Brovarone Amount”) as follows: (i) starting November 11, 2013 the Brovarone Amount shall be subject to 2% interest per annum; (ii) starting December 11, 2013 and continuing on the same day of each month for 60-months the Company shall pay $1,600.86 and (iii) the Company shall have the right to prepay without penalty upon 30-days’ notice. Mr. Brovarone shall have the right to convert the then outstanding balance of the Brovarone Amount, at any time and with 10-days’ advance notice, into common stock at a conversion price equal to the average closing price for our common stock on the principal market on which our common stock is then listed or quoted for the ten trading days immediately preceding the date of the conversion notice.

Anti-takeover effects of provisions of our Certificate of Incorporation, our Bylaws and Delaware law

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock represented in person or by proxy at a duly called stockholder meeting will be able to elect all of our directors. Our Board of Directors will be able to elect a director to fill a vacancy created by the expansion of the Board or due to the resignation, death or departure of an existing member of the Board. Our Certificate of Incorporation and Bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only the Board of Directors, Chairman of the Board or Chief Executive Officer may call a special meeting of stockholders. In addition, our Bylaws include a requirement for the advance notice of nominations for election to our Board of Directors or for proposing matters that can be acted upon at a stockholders’ meeting. As described above, our Certificate of Incorporation also provides for the ability of the Board of Directors to issue, without stockholder approval, up to 5,000,000 shares of preferred stock with terms set by the Board of Directors, which rights could be senior to those of our common stock and which terms could be designed to delay or prevent a change in control of the Company or make removal of management more difficult.

The foregoing provisions may make it difficult for our existing stockholders to replace our Board of Directors, as well as for another party to obtain control of the Company by replacing our Board of Directors. In addition, the authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control. Further, our Certificate of Incorporation and Bylaws provide that we will indemnify our directors and officers against liabilities, losses and expenses incurred or suffered in investigations and legal proceedings resulting from their services for us, which may include service in connection with takeover defense measures.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. Under Section 203 of the DGCL, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested stockholder” for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity that owns, individually or with or through other persons or entities, fifteen percent (15%) or more of the corporation’s outstanding voting stock (including rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and also stock as to which the person has voting rights only). The three-year moratorium imposed by Section 203 on business combinations does not apply if:

•	Prior to the date on which the interested stockholder becomes an interested stockholder, the board of directors of the corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder;

•	Upon consummation of the transaction that makes the person or entity an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation’s voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining voting stock outstanding, shares owned by directors who are also officers of the corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or

•	On or after the date the person or entity becomes an interested stockholder, the business combination is approved both by the board of directors and by the stockholders at a meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not “opted out” and do not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by DLA Piper LLP (US), San Diego, California. Any underwriter, dealer, or agent may be advised about issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of Pure Bioscience, Inc. as of July 31, 2013 and 2012, and for the years then ended, have been included herein in reliance upon the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We also maintain a web site at www.purebio.com, which provides additional information about our company and through which you can also access our SEC filings. Information contained in or accessible through either website is not and should not be considered a part of this prospectus and you should not rely on that information in deciding whether to invest in our common stock.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses incurred or to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,427
Legal fees and expenses	$30,000
Accounting fees and expenses	$4,500
Miscellaneous fees and expenses	$3,073

Total	$40,000

Item 14. Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation, as amended, provides that, except to the extent prohibited by the Delaware General Corporation Law, or the DGCL, the Company’s directors shall not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under the DGCL, the directors have a fiduciary duty to the Company, which is not eliminated by these provisions of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. This provision does not affect the directors’ responsibilities under any other laws, such as the U.S. federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Company’s Bylaws provide that the Company shall indemnify, to the fullest extent permitted by the DGCL and applicable law, as may be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of the Company’s directors, officers, employees or agents or is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification payments made to such person by the Company) reasonably incurred or suffered by such person.

The Company has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 15. Recent Sales of Unregistered Securities.

During the period from July 31, 2014 until present, we issued a total of 9,990,659 shares of common stock and warrants to purchase 3,996,259 shares of common stock for gross proceeds of approximately $7.49 million. Additionally, in connection with the price adjustment terms in subscription agreements we previously entered into with investors in prior private placements prior to July 31, 2014, we issued an aggregate of 95,366 shares of common stock and warrants to purchase up to an aggregate of 234,721 shares of common stock to existing investors who purchased shares from the Company in private placement transactions. The shares of common stock and the warrants issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities, including the shares underlying the warrants, may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

During the three months ended July 31, 2014, we completed private placements pursuant to which we sold 511,440 shares of our common stock, resulting in net proceeds of $455,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes.

During the three months ended April 30, 2014, we completed private placements pursuant to which we sold 1,575,000 shares of our common stock, resulting in approximately $1,545,000 in aggregate gross proceeds to the Company. After deducting fees of $47,000, the net proceeds to us were $1,498,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes.

During the three months ended January 31, 2014, we completed private placements pursuant to which we sold 1,611,817 shares of our common stock, resulting in approximately $1,514,000 in aggregate proceeds to the Company. After deducting fees of $13,000, the net proceeds to us were $1,501,000. The shares of common stock issued under the private placements were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The securities may not be offered or sold in the United States without an effective registration statement or pursuant to an exemption from applicable registration requirements.

On October 14 and October 16, 2013, we completed closings of a private placement pursuant to which we sold 2,441,270 shares of our common stock. The shares of common stock issued in this offering were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) (previously 4(2)) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. The shares were sold at a per share purchase price of $0.75 per share, resulting in approximately $1.83 million in aggregate proceeds to the Company. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing.

On October 23, 2013, we issued 305,833 shares of unregistered common stock, in exchange for previous services provided, valued at $257,750, to Mr. Cohee for investor relations and financial advisors services, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. The shares were issued to Mr. Cohee and/or his affiliates for financial advisor services. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. In this analysis we relied on the Interpretive Guidance. Mr. Cohee came to know of this offering solely from being a director of the Company and providing the Company with investor relations and financial advisor services. We did not participate in any general solicitation with respect to shares of common stock offered and sold pursuant to this offering.

On August, 13, 2013, we completed a private placement pursuant to which we sold 5,500,000 shares of our common stock. The shares were sold at a per share purchase price of $0.20, resulting in approximately $1,100,000 in aggregate proceeds to the Company. We have used, and intend to continue to use, the remaining proceeds from the offering for working capital and general corporate purposes. The shares of common stock issued in this offering were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing.

On August 13, 2013 we entered into a services agreement with Pillar Marketing Group, Inc. (“Pillar”). The Services Agreement provides, among other things, that Pillar shall serve as our exclusive provider of general advisory services regarding corporate finance, capital raising activities, merger and acquisition transactions, and other related endeavors. Pillar is to be paid the sum of $25,000 per month plus, upon consummation of any transaction involving the acquisition, merger, or combination, or similar transaction of or with another company, we are to issue Pillar that number of our shares of our common stock which equals to three percent (3%) of our issued and outstanding shares determined on a fully diluted basis post-transaction. Pillar also received $150,000 for certain corporate reorganization activities previously provided. Additionally, pursuant to the services agreement with Pillar and for corporate reorganization services previously provided by Pillar, we issued 550,000 shares of unregistered common stock (300,000 shares for certain corporate reorganization services previously provided and 250,000 for general advisory services pursuant to the services agreement), with a value of $385,000, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. The reorganization services were for general corporate restructuring advice in connection with the corporate restructuring effected in August 2013. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. Additionally, as part of this issuance, we granted certain drag-along registration rights, under which we agreed to include the shares of common stock issued in this financing in a future registration statement.

On August 13, 2013, we issued 300,000 shares of unregistered common stock, with a value of $210,000, for investor relations, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. The shares were issued to Bibicoff for investor relations services. We have a preexisting relationship with Bibicoff for investor relations services and Bibicoff has previously provided investor relations services to the Company. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. We did not participate in any general solicitation with respect to shares of common stock offered and sold pursuant to this offering.

On August 13, 2013, we issued 250,000 shares of unregistered common stock, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act, with a value of $175,000, for outside financial reporting and corporate finance services, to Wulff Services Inc. (“Wulff Services”). The services Wulff Services provided were services that would typically be rendered by a chief financial officer. In fact, Wulff Services is primarily owned by our current Chief Financial Officer and Chief Operation Officer, Peter C. Wulff. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. Neither us nor Mr. Wulff participated in any general solicitation with respect to shares of common stock offered and sold pursuant to this offering.

On August 13, 2013, we issued 300,000 shares of common stock, with a value of $210,000, to Donna Singer, per Ms. Singer’s separation agreement, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. Ms. Singer was the Company’s Executive Vice President and served as a member of the Board. The shares were issued solely in connection with Ms. Singer’s separation agreement and the Company made no general solicitation or general advertising (as those terms are used Regulation D under the Securities Act). In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. Additionally, as part of this issuance, we granted certain registration rights with respect to the shares issued to Ms. Singer.

On August 13, 2013, we issued 850,000 shares of common stock, with a value of $595,000, to Michael L. Krall, per Mr. Krall’s separation agreement, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. Mr. Krall was the Company’s Chief Executive and served as a member of the Board. The shares were issued solely in connection with Mr. Krall’s separation agreement and the Company made no general solicitation or general advertising (as those terms are used Regulation D under the Securities Act). In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. Additionally, as part of this issuance, we granted certain registration rights with respect to the shares issued to Mr. Krall.

On June 26 and July 10, 2013, we completed the initial and second closings of a private placement pursuant to which we sold an aggregate of 183,333 shares of our common stock and warrants to purchase an aggregate of 91,667 shares of our common stock. The shares were sold at a per share purchase price of $0.30, resulting in approximately $55,000 in aggregate proceeds to us. The Warrants have a three-year term, are immediately exercisable, and have an exercise price of $0.50 per share. The shares of common stock and warrants issued in this offering were offered and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws, based on the lack of any general solicitation or advertising in connection with the sale of the securities; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the securities for its own account and without a view to distribute them. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing, as well as those shares issuable upon exercise of the warrants.

On May 23, 2013 we issued common stock to Liolios Group, Inc. (“Liolios”) as a settlement for past investor relations services provided by Liolios and in exchange for future services. We issued 150,000 shares of common stock, with a value of $71,000, for these services, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. We made no general solicitation or general advertising (as those terms are used Regulation D under the Securities Act). Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock issued in this financing.

On April 17 and April 24, 2013, we completed the initial and second closings of a private placement pursuant to which we sold an aggregate of 1,000,000 shares of our common stock and warrants to purchase an aggregate of 500,000 shares of our common stock. The shares were sold at a per share purchase price of $0.40, resulting in approximately $400,000 in aggregate proceeds to us. The warrants have a term of three years from the initial exercise date, become exercisable six months after the date of issuance, and have an exercise price of $0.65 per share. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock sold in this financing, as well as those shares issuable upon exercise of the warrants.

On March 1, 2013, we entered into a one-year service agreement for investor relations services with Pillar. We issued 250,000 shares of our common stock, with a value of $160,000, for these services to Pillar, pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. In this offering, we carefully considered the exemption from registration offered under Section 4(a)(2) of the Securities Act. The Company made no general solicitation or general advertising (as those terms are used Regulation D under the Securities Act). Additionally, as part of this financing, we granted certain registration rights, under which we agreed to file a registration statement covering the resale of the shares of common stock issued in this financing.

On January 25, 2013, we issued a warrant to purchase 375,000 shares of our common stock at an exercise price of $0.83 per share to Morrison and Foerster LLP, or Morrison, as partial consideration for Morrison’s agreement to waive amounts due and payable to Morrison for legal services rendered. The warrant is exercisable immediately and expires on January 24, 2018. The warrant may be exercised by Morrison with a cash payment or, in lieu thereof, at its election, through a net exercise, as set forth in the warrant. Neither the warrant nor the shares to be issued upon exercise thereof are registered for sale or resale under the Securities Act and have been or will be issued in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance.

On January 18, 2013, we granted an option to purchase 50,000 shares of the our common stock at an exercise price of $0.87 per share to Peter C. Wulff as an inducement grant in connection with his employment as our Chief Financial Officer in a transaction exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act. The option was granted outside of our 2007 Equity Incentive Plan and without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4). These options expired in connection with Mr. Wulff’s separation from the Company in May 2013.

On June 29, 2012, we issued an aggregate of 325,125 shares of its common stock to fifteen separate investors pursuant to separate agreements entered with each such investor, and also issued warrants (the “Warrants”) to purchase an aggregate of 81,280 shares of the Company’s common stock at the closing under the agreement. The shares were sold to the investors at a per share purchase price of $2.00, resulting in approximately $650,250 in aggregate proceeds to the Company. The Warrants have a five-year term, become exercisable six months after the date of their issuance, and will have an exercise price equal to the product of (i) the closing price of our common stock on the date of the closing, multiplied by (ii) 1.25 (subject to adjustment as set forth in the Warrants). None of the Securities have been registered under the Securities Act or any state securities laws and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Regulation D promulgated thereunder, based on the lack of any general solicitation or advertising in connection with the sale of the Securities; the representation of each investor to us that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it is purchasing the Securities for its own account and without a view to distribute them; and the Company’s issuance of the Securities as restricted securities.

Pursuant to a securities purchase agreement entered into on June 26, 2012, on July 10, 2012 we received an aggregate of $1,200,000 in cash consideration from nine lenders in exchange for our issuance to such lenders of secured convertible promissory notes, or the Notes, in an aggregate principal amount of $1,333,000. We refer to such transaction herein as the “Bridge Loan”. Pursuant to the terms of the Notes and the other agreements (as amended) entered in connection with the Bridge Loan, or the Loan Agreements, all amounts owed thereunder became due and payable upon our closing of our underwritten public offering on September 17, 2012, and accordingly such amounts have been repaid in accordance with such terms. The Notes were secured by 575,000 shares of our common stock (later reduced to 500,000 shares pursuant to an amendment effective September 6, 2012), which shares were issued in the name of an escrow agent as additional collateral for the timely repayment of the Notes and have been cancelled pursuant to our full repayment of the Bridge Loan. The Notes were convertible into shares of our common stock at the option of the lenders if all amounts owed thereunder were not paid in accordance with the terms of the Notes and the other Loan Agreements. As further consideration to the lenders for the Bridge Loan in addition to our issuance of the Notes, we issued to each such lenders: (i) an aggregate amount of 54,878 shares of our common stock and (ii) warrants to acquire up to an aggregate amount of 128,046 shares of our common stock, which warrants have a four-year term, become exercisable six months after the date of their issuance, and currently have an as-adjusted exercise price equal to $1.023 per share (subject to certain additional adjustments as set forth in such warrants). Additionally, for services provided in conjunction with Bridge Loan, we issued to the placement agent for the Bridge Loan: (i) an aggregate amount of 625 shares of our common stock and (ii) warrants to acquire up to an aggregate amount of 4,374 shares of our common stock, which warrants have a four-year term, become exercisable six months after the date of their issuance, and currently have an as-adjusted exercise price equal to $1.023 per share (subject to certain additional adjustments as set forth in such warrants). The shares have not been, nor will they be, registered under the Securities Act or any state securities laws and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the representation of each investor that it was an accredited investor; the absence of general solicitations or advertising to market the securities; the sale and issuance of securities in each case to only one investor; and the issuance of the securities as restricted securities.

On June 4, 2012, we issued an aggregate of 250,000 shares of our common stock to three separate investors pursuant to separate agreements entered with each such investor on May 16, 2012, May 17, 2012 and May 23, 2012. The shares were sold at a price of $2.00 per share, resulting in approximately $500,000 in aggregate proceeds to the Company. The shares have not been, nor will they be, registered under the Securities Act or any state securities laws and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof based on the representation of each investor that it was an accredited investor; the absence of general solicitations or advertising to market the securities; the sale and issuance of securities in each case to only one investor; and the issuance of the securities as restricted securities.

On April 10, 2012, we entered into a four-month agreement with a consultant for investor relations services. We issued 20,000 shares of our common stock, with a value of $45,000, for these services. Such shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, based on the offering of such shares to only one investor and the lack of any general solicitation or advertising in connection with the sale of such shares; the representation of the investor to us that it was an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the shares for its own account and without a view to distribute them; and our issuance of such shares as restricted securities.

On February 3, 2012, we issued a warrant, or the Warrant, to purchase 25,000 shares of its common stock at an exercise price of $3.608 per share to Wharton Capital Markets LLC, or Wharton, as partial consideration for Wharton’s assistance in arranging our agreements with Lincoln Park. The Warrant is exercisable no earlier than six months after the date of its issuance and expires on December 14, 2016, and may be exercised by Wharton with a cash payment or, in lieu thereof, by Wharton’s election to net exercise the Warrant under certain circumstances, as set forth in the Warrant. Neither the Warrant nor the shares to be issued upon exercise thereof are registered for sale or resale under the Securities Act and have been or will be issued in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) thereof based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance and our issuance of such securities as restricted securities.

On October 24, 2011, we entered into a one-year agreement with a consultant for investor relations services and, on October 27, 2011 and pursuant to such agreement, issued to the consultant 18,750 shares of its common stock, with a value of $97,000, in exchange for such services. The shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act, based on the offering of such shares to only one investor and the lack of any general solicitation or advertising in connection with the issuance; the representation of the investor to the Company that it was an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing such shares for its own account and without a view to distribute them; and the issuance of such shares as restricted securities.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index of this Registration Statement, which follows the signature pages hereof and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Cajon, State of California, on October 9, 2014.

PURE BIOSCIENCE, INC.

By:	/s/ HENRY R. LAMBERT
Name:	Henry R. Lambert
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry R. Lambert and Peter C. Wulff, and each or any one of them, his or her true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments and post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ HENRY R. LAMBERT Henry R. Lambert	CEO, Director	October 9, 2014

/s/ DAVE PFANZELTER Dave Pfanzelter	Chairman, Director	October 9, 2014

/s/ GARY COHEE Gary Cohee	Director	October 9, 2014

/s/ DR. DAVID THENO, JR. Dr. David Theno, Jr.	Director	October 9, 2014

/s/ WILLIAM OTIS William Otis	Director	October 9, 2014

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of March 24, 2011, by and between Pure Bioscience and Pure Bioscience, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on March 25, 2011)

3.1	Certificate of Incorporation of Pure Bioscience, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K, filed with the SEC on October 29, 2012)

3.1.1	Certificate of Amendment to Certificate of Incorporation of Pure Bioscience, Inc. (incorporated by reference to Exhibit 3.1.1 to the Annual Report on Form 10-K, filed with the SEC on October 29, 2012)

3.2	Bylaws of Pure Bioscience, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K, filed with the SEC on October 29, 2012)

3.2.1	Amendment to the Bylaws of Pure Bioscience, Inc. (incorporated by reference to Exhibit 3.2.1 to the Annual Report on Form 10-K, filed with the SEC on October 29, 2012)

4.1	Form of Investor Warrant (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K, filed with the SEC on May 22, 2009)

4.2	Form of Investor Warrant (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K, filed with the SEC on September 2, 2009)

4.3	Wharton Capital Markets LLC Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on March 16, 2012)

4.4	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on September 13, 2012)

4.5	Morrison & Foerster LLP Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on January 31, 2013)

4.6	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC April 23, 2013)

4.7	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC August 27, 2014)

5.1*	Opinion of DLA Piper LLP (US)

10.1	PURE Bioscience 2007 Equity Incentive Plan (incorporated by reference from Exhibit 10.15.8 to the Annual Report on Form 10-K, filed with the SEC on October 14, 2008)

10.2 #	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.3	Purchase Agreement, dated December 14, 2011, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on December 15, 2011)

10.4	Purchase Agreement, dated December 15, 2011, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on December 15, 2011)

10.5	Registration Rights Agreement, dated December 15, 2011, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the SEC on December 15, 2011)

10.6	Warrant, dated February 3, 2012, issued by Pure Bioscience, Inc. to Wharton Capital Markets LLC (incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q filed with the SEC on March 16, 2012)

10.7	First Amendment to Purchase Agreement, dated April 5, 2012, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.15 of the Registration Statement on Form S-1 filed with the SEC on April 10, 2012)

10.8	Securities Purchase Agreement, dated June 26, 2012, by and between Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on June 29, 2012)

10.9	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed with the SEC on June 29, 2012)

10.10	Securities Purchase Agreement, dated June 29, 2012, among Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on July 6, 2012)

10.11	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on July 6, 2012)

10.12	Addendum to Transaction Documents, dated July 5, 2012, by and among Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K/A filed with the SEC on July 13, 2012)

10.13	Settlement Agreement, effective July 9, 2012, among Pure Bioscience, Inc. Richmont Sciences, LLC, Richmont Holdings, Inc., Richmont Corporation, IV-7 Direct, LLC, and The Coalition to Save Pure (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on July 12, 2012)

10.14	Second Addendum to Transaction Documents, dated August 20, 2012, by and between Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on September 14, 2012)

10.15	Third Addendum to Transaction Documents, dated August 20, 2012, by and between Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on September 14, 2012)

10.16	Underwriting Agreement, dated September 11, 2012, by and between Pure Bioscience, Inc. and Aegis Capital Corp. (incorporated by reference to Exhibit 1.1 of the Current Report on Form 8-K filed with the SEC on September 13, 2012)

10.17	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on September 13, 2012)

10.18	Letter Agreement, dated as of January 25, 2013, between Pure Bioscience, Inc., and Morrison & Foerster LLP (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on January 31, 2013)

10.19	Promissory Note, dated as of January 25, 2013, in favor of Morrison & Foerster LLP (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on January 31, 2013)

10.20	Securities Purchase Agreement, dated as of April 16, 2013, between Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on April 23, 2013)

10.21	Registration Rights Side Letter Agreement, dated as of April 16, 2013, between Pure Bioscience, Inc. and Harmony Bioscience, Inc. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on April 23, 2013)

10.22	Securities Purchase Agreement, dated as of April 24, 2013, between Pure Bioscience, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on April 29, 2013)

10.23	Registration Rights Side Letter Agreement, dated as of April 23, 2013, between Pure Bioscience, Inc. and Sentinel Capital Solutions, Inc. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on April 29, 2013)

10.24	Form of Common Stock Purchase Agreement dated as of August 13, 2013 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.25	Services Agreement dated as of August 13, 2013, between Pure Bioscience, Inc. and Pillar Marketing Group, Inc. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.26 #	Purchase, Severance, and Release Agreement dated as of August 13, 2013 between Pure Bioscience, Inc. and Michael L. Krall (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.27	Voting Support Agreement and Irrevocable Proxy dated as of August 13, 2013 between Pure Bioscience, Inc. and Michael L. Krall (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.28 #	Purchase, Severance, and Release Agreement dated as of August 13, 2013 between Pure Bioscience, Inc. and Donna Singer (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.29	Voting Support Agreement and Irrevocable Proxy dated as of August 13, 2013 between Pure Bioscience, Inc. and Donna Singer (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.30 #	Settlement and Release Agreement dated as of August 13, 2013 between Pure Bioscience, Inc. and Dennis Brovarone (incorporated by reference to Exhibit 10.7 of the Current Report on Form 8-K filed with the SEC on August 20, 2013)

10.31	Subscription Agreement dated as of October 14, 2013 between Pure Bioscience, Inc. and purchaser identified on Exhibit A attached thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on October 15, 2013)

10.32 #	Director Agreement dated as of September 17, 2013 between Pure Bioscience, Inc. and Gary Cohee (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.33 #	Employment Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Henry R. Lambert (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.34 #	Employment Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Peter Wulff (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.35 #	Chairman Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Dave Pfanzelter (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.36 #	Form of RSU Agreement between Pure Bioscience, Inc. and Non-employee directors (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.37 #	RSU Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Henry R. Lambert (incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.38 #	RSU Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Peter Wulff (incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.39 #	RSU Agreement dated as of October 23, 2013 between Pure Bioscience, Inc. and Dave Pfanzelter (incorporated by reference to Exhibit 10.39 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.40	Form of Subscription Agreement, dated November 18, 2013 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on November 18, 2013

10.41	Form of Officer and Director Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Annual Report on Form 10-K filed with the SEC on October 24, 2013)

10.42	Payoff Agreement, dated as of December 18, 2013, by and between Pure Bioscience, Inc. and Morrison & Foerster LLP (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q filed with the SEC on March 13, 2014)

10.43	Strategic Collaboration Agreement, dated December 11, 2013, by and between Pure Bioscience, Inc. and Intercon Chemical Company (incorporated by reference to Exhibit 10.3 of the Quarterly Report on Form 10-Q filed with the SEC on March 13, 2014)

10.44	Form of Subscription Agreement, (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on April 29, 2014

10.45	Amendment to Director Agreement dated as of April 24, 2014, between Pure Bioscience, Inc. and Gary Cohee (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q filed with the SEC on June 10, 2014)

10.46	Securities Purchase Agreement, dated August 22, 2014 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 10-K filed with the SEC on August 27, 2014)

10.47	Registration Rights Agreement, dated August 22, 2014 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on August 27, 2014)

10.48 *	Amendment to Services Agreement, dated October 2, 2014, between Pure Bioscience, Inc. and Pillar Marketing Group, Inc.

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K, filed with the SEC on October 13, 2009)

23.1 *	Consent of Mayer Hoffman McCann P.C.

23.2 *	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

24.1 *	Power of Attorney (contained on the signature page)

101 *	The following materials from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2014, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets at April 30, 2014 and July 31, 2013; (ii) Consolidated Statements of Operations for the three and nine months ended April 30, 2014 and 2013; (iii) Consolidated Statements of Cash Flows for the nine months ended April 30, 2014 and 2013; and (iv) Notes to Consolidated Financial Statements. The following materials for the annual period ended July 31, 2013, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as at July 31, 2013 and 2012; (ii) Consolidated Statements of Operations for the years ended July 31, 2013 and 2012; (iii) Consolidated Statements of Stockholders’ Equity for the years ended July 31, 2013 and 2012, (iv) Consolidated Statements of Cash Flows for the years ended July 31, 2013 and 2012; and (iv) Notes to Consolidated Financial Statements.

*	Filed herewith
#	Management contract or compensatory plan or arrangement